Exhibit 2.1

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities and Exchange Act of 1934.

ASSET PURCHASE AND CONTRIBUTION AGREEMENT

DATED AS OF JUNE 4, 2012

BY AND AMONG

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.,

ACS WIRELESS, INC.,

GENERAL COMMUNICATION, INC.,

GCI WIRELESS HOLDINGS, LLC

AND

THE ALASKA WIRELESS NETWORK, LLC

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SECTION 1.	DEFINED TERMS	1

1.1	Terms Defined in this Section	1
1.2	Clarifications	13

SECTION 2.	CONTRIBUTION OF ASSETS BY THE MEMBERS	13

2.1	Agreement to Purchase and Sell	13
2.2	ACS Agreement to Contribute	14
2.3	GCI Agreement to Contribute	15
2.4	Excluded Assets	15
2.5	Assumed Liabilities	16
2.6	Excluded Liabilities	17
2.7	Issuance of Membership Interests	18
2.8	Working Capital Loan	18
2.9	Business Process Licenses	18
2.10	Prepaid Costs and Expenses	18
2.11	Effectiveness of Transactions	18

SECTION 3.	REPRESENTATIONS AND WARRANTIES REGARDING THE PARTIES	18

3.1	Organization, Standing and Authority	19
3.2	Authorization and Binding Obligation	19
3.3	Absence of Conflicting Agreements	19
3.4	Claims and Legal Actions	19
3.5	Compliance with Laws	20
3.6	Solvency	20

SECTION 4.	REPRESENTATIONS AND WARRANTIES REGARDING THE ASSETS	20

4.1	Sufficiency of Assets	21
4.2	Licenses and Contracts	21
4.3	Title to and Condition of Real and Personal Property	21
4.4	Intellectual Property	22
4.5	Consents	22
4.6	Licenses and FCC Matters	22
4.7	Insurance and Bonds	23
4.8	Environmental Law	23
4.9	Taxes and Tax Returns	23
4.10	Conduct of Activities in Ordinary Course	23
4.11	Unions	24
4.12	Financial Information	24
4.13	Software and Hardware	24

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(Continued)

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4.14	Assets and Liabilities of the Company	24
4.15	Full Disclosure	24

SECTION 5.	COVENANTS OF EACH PARTY	24

5.1	Pre-Closing Covenants	24
5.2	No Unauthorized Transfer of Control or Assignment of Licenses	28
5.3	Rationalization Plans	28
5.4	Further Assurances	28
5.5	Form 8-K Filing	28
5.6	Legacy GCI and ACS Wireless Plans	28
5.7	Asset List	29

SECTION 6.	SPECIAL COVENANTS AND AGREEMENTS	29

6.1	Consents	29
6.2	Cooperation	30
6.3	Taxes, Fees and Expenses	31
6.4	Brokers	31
6.5	Employee Matters	31
6.6	Title Policies	32
6.7	Risk of Loss	32
6.8	Post-Closing Access to Information	32
6.9	Post-Closing Consents and Subsequent Transfers	32
6.10	Confidentiality/Press Releases	33
6.11	Assignments to Members	34
6.12	Bulk Sales Law	34
6.13	HSR Act	34
6.14	Network Capacity and Maintenance	35
6.15	Payment of CETC Amounts	35
6.16	Agreed Tax Treatment; Allocation	36
6.17	Forwarding Inquiries and Payments; Collection of Accounts Receivable	36
6.18	ICA Order	37
6.19	Transaction Opinion	37

SECTION 7.	CONDITIONS TO THE OBLIGATIONS TO CLOSE	37

7.1	Conditions to Obligations of ACS Contributing Group	37
7.2	Conditions to Obligations of GCI Contributing Group	39

SECTION 8.	CLOSING AND CLOSING DELIVERIES	41

8.1	Time and Place of Closing	41
8.2	Deliveries by the Members	42
8.3	Deliveries by the Company	43

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(Continued)

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SECTION 9.	RIGHTS OF THE COMPANY AND THE MEMBERS ON TERMINATION OR BREACH	43

9.1	Termination Rights	43
9.2	Termination Fee	44
9.3	Specific Performance	45

SECTION 10.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES, AND INDEMNIFICATION	45

10.1	Affiliates	45
10.2	Representations and Warranties	45
10.3	Indemnification by Each Parent	45
10.4	Indemnification by the Company	47
10.5	Procedure for Indemnification	47
10.6	Limitations	49
10.7	Recoupment and Deduction	50
10.8	Taxes	50
10.9	Treatment of Indemnification Payments	50
10.10	Exclusive Remedy	50

SECTION 11.	MISCELLANEOUS	51

11.1	Notices	51
11.2	Benefit and Binding Effect	52
11.3	Entire Agreement	52
11.4	Waiver of Compliance; Consents	52
11.5	Severability	52
11.6	Dispute Resolution	53
11.7	Prevailing Party	53
11.8	No Consequential or Indirect Damages	53
11.9	Governing Law	53
11.10	Selection of Forum; Venue; Service of Process	53
11.11	WAIVER OF JURY TRIAL	53
11.12	Counterparts	54

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LIST OF EXHIBITS

Exhibit A	–	Operating Agreement
Exhibit B	–	Loan Agreement
Exhibit C	–	Instrument of Assignment
Exhibit D	–	Instrument of Assumption
Exhibit E	–	ACS Knowledge Group
Exhibit F	–	GCI Knowledge Group
Exhibit G	–	IRU Contribution Agreement
Exhibit H	–	Arbitration Agreement
Exhibit I	–	Joint Maintenance Agreement
Exhibit J	–	Transmission Service Agreement
Exhibit K	–	Additional Capacity Purchase Agreement

LIST OF SCHEDULES

Schedule 2.1	–	Purchased Assets
Schedule 2.4	–	Excluded Assets
Schedule 2.5	–	Assumed Liabilities
Schedule 3.4	–	Claims and Legal Actions
Schedule 3.5	–	Compliance with Laws
Schedule 4.1	–	Sufficiency of Assets
Schedule 4.2	–	Licenses and Contracts
Schedule 4.3	–	Real and Personal Property
Schedule 4.5	–	Consents
Schedule 4.6	–	FCC Licenses
Schedule 4.7	–	Insurance and Bonds
Schedule 4.8	–	Environmental Laws
Schedule 4.11	–	Collective Bargaining Agreements
Schedule 4.12	–	Financial Information
Schedule 5.1	–	Capital Budgets
Schedule 5.7	–	Assets
Schedule 6.4	–	Brokers

Note:  With respect to Schedules 4.1 through 4.12, ACS and ACS Member and GCI and GCI Member are delivering separate disclosure schedules with Schedule “4A” referring to ACS’s schedules, and Schedule “4B” referring to GCI’s schedules.

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ASSET PURCHASE AND CONTRIBUTION AGREEMENT

This ASSET PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”) is dated as of June 4, 2012, by and among Alaska Communications Systems Group, Inc., a Delaware corporation (“ACS”), ACS Wireless, Inc., an Alaska corporation (“ACS Member”), General Communication, Inc., an Alaska corporation (“GCI”), GCI Wireless Holdings, LLC, an Alaska limited liability company (the “GCI Member”) and The Alaska Wireless Network, LLC, a Delaware limited liability company (the “Company”).  Capitalized terms used and not otherwise defined in this Agreement have the meanings given such terms in Section 1.

R E C I T A L S:

A.           ACS and its Affiliates are engaged in the ACS Wireless Activities.

B.           GCI and its Affiliates are engaged in the GCI Wireless Activities.

C.           The ACS Contributing Group desires to sell to GCI Member, and GCI Member desires to purchase from the ACS Contributing Group, certain of the ACS Assets, on the terms and conditions hereinafter set forth.

D.           ACS desires to contribute the remainder of the ACS Assets (other than the Purchased Assets) to the Company, and GCI Member and its Affiliates desire to contribute the GCI Assets and the Purchased Assets to the Company, on the terms and conditions hereinafter set forth.

E.           Concurrently with the execution of this Agreement, certain of the Parties are entering into the Pre-Closing Agreements.

A G R E E M E N T S:

In consideration of the representations, warranties, covenants and agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, each of ACS, ACS Member, GCI and GCI Member intending to be legally bound do hereby agree as follows:

SECTION 1.	DEFINED TERMS

1.1           Terms Defined in this Section.  The following terms shall have the following meanings in this Agreement:

“120 Day Consents” means with respect to ACS, the Consents designated in Schedule 4.5A as “120 Day Consents” and, with respect to GCI, the Consents designated in Schedule 4.5B as “120 Day Consents”.

“Accounts Receivable” means all rights of any member of a Contributing Group to payment for goods or services provided by such Person in connection with its Activities, including amounts due from customers for services provided by such Person prior to Closing.

“ACS” has the meaning given such term in the Preamble.

“ACS Assets” means the tangible and intangible assets owned, leased or held by ACS or any of its Affiliates (including the Purchased Assets) and used primarily in connection with the conduct of the ACS Wireless Activities, including the assets described in Section 2.2(a) through (k) but excluding the Excluded Assets described in Section 2.4.

“ACS Board” means the board of directors of ACS.

“ACS Contributing Group” means ACS and its Affiliates.

“ACS Member” has the meaning given such term in the Preamble.

“ACS Services Agreement” has the meaning given such term in the Operating Agreement.

“ACS Wireless Activities” means the wireless voice and data services conducted by ACS and its Affiliates, including Wireless Backhaul and Transport, spectrum and Public WiFi related thereto.

“Activities” means with respect to ACS, ACS Contributing Group or ACS Member, the ACS Wireless Activities and with respect to GCI, GCI Contributing Group or GCI Member, the GCI Wireless Activities.

“Additional Capacity Purchase Agreement” means the Additional Capacity Purchase and Contributed Pool Construction Agreement by and among the Company, GCI Communication Corp. and the ACS Member substantially in the form attached hereto as Exhibit K.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, except that the Company shall not be deemed to be an Affiliate of either Member.  For purposes of this definition, “control” (including the terms “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise.

“Affiliate Contract” means any Contract between a Party, on one hand, and one or more of such Party’s Affiliate(s), on the other hand.

“Agreement” has the meaning given such term in the Preamble.

“Allocation Schedule” has the meaning given such term in Section 6.16(b).

“Ancillary Agreements” means the Arbitration Agreement, the Operating Agreement, the Loan Agreement, the Instruments of Assignment, the Instruments of Assumption, the Facilities and Network Use Agreement, the GCI Services Agreement, the IRU Contribution Agreement, the ACS Services Agreement, the Joint Maintenance Agreement, the Additional

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Capacity Purchase Agreement, the Transmission Service Agreement and the other agreements and instruments executed and delivered in connection with this Agreement and the Operating Agreement.

“Antitrust Division” has the meaning given such term in Section 6.13(a).

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Arbitration Agreement” means that certain Arbitration Agreement among ACS, GCI, the Company and the Members substantially in the form attached hereto as Exhibit H.

“Assets” means with respect to any member of ACS Contributing Group or ACS Member, the ACS Assets and with respect to any member of GCI Contributing Group or GCI Member, the GCI Assets.

“Assumed Contracts” means, with respect to the applicable Contributing Group, (a) all Contracts listed in Schedule 4.2A or Schedule 4.2B hereto and (b) all Contracts in existence on the Closing Date that have been entered into in accordance with Section 5.1(a)(1)(ii) hereof.

“Assumed Liabilities” has the meaning given such term in Section 2.5.

“Bankruptcy Event” means, with respect to any Person, the commencement or occurrence of any of the following:  (a) a voluntary or involuntary case under Title 11 of the U.S. Code (the “Bankruptcy Code”), as now constituted or hereafter amended, or under any other applicable federal, state or foreign bankruptcy or insolvency law or other similar law, in which such Person is a debtor; (b) the appointment of (or a proceeding to appoint) a trustee or receiver for a substantial portion of such Person’s property interest, or a custodian (as such term is defined in section 101 of the Bankruptcy Code); (c) an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest of such Person; (d) a general assignment for the benefit of creditors; (e) the taking of, failure to take, or submission to any action indicating (after reasonable investigation) an inability to meet its obligations as they accrue; or (f) the general failure to pay debts as such debts become due.

“Basket Exclusions” has the meaning given such term in Section 10.6(c).

“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks are not required or authorized to close in New York City, New York or Anchorage, Alaska.

“Cell Sites” means with respect to the ACS Contributing Group or the GCI Contributing Group, as applicable, the assets located at a location that radiates radio frequency signals within one or more of the FCC granted Spectrum licenses held by such Contributing Group or in a band designated for unlicensed use and intended to connect to voice or data bearing devices; for this

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purpose the assets located at such a  location generally consist of antennas, coax, distributed antenna systems, radio access node electronics, batteries and associated power equipment, power connections and telecommunications network connections and where present a tower or a shelter and used for the Company’s Wireless Business.

“CETC Cash Flow” means all revenues from the Universal Service Fund for high cost support (including all support disbursed pursuant to 47 C.F.R. § 54.307 for Wireless services, 47 C.F.R. Subpart L, the FCC’s Mobility Fund or Tribal Mobility Fund, or any successor or other provisions created hereafter to provide universal service support for Wireless services in rural, insular or high cost areas, as defined by the FCC) received by a Contributing Group after the Closing with respect to Wireless services provided prior to the Closing, regardless of whether line counts were submitted prior to or after the Closing or were associated with Wireless service provided to end users prior to Closing.

“CETC Claim Deductible” has the meaning given such term in Section 10.6(e).

“CETC Designations” has the meaning given such term in the Facilities and Network Use Agreement.

“Claimant” has the meaning given such term in Section 10.2.

“Clayton Act” means title 15 of the United States Code §§ 12-27 and title 29 of the United States Code §§ 52-53.

“Closing” has the meaning given such term in Section 8.1.

“Closing Date” has the meaning given such term in Section 8.1.

“COBRA” means Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (including corresponding provisions of subsequent revenue laws).

“Company” has the meaning given such term in the Preamble.

“Communications Act” means the Communications Act of 1934, as amended.

“Compensation Arrangement” means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors or independent contractors of a Contributing Group, any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

“Consents” means all of the consents, permits or approvals of Governmental Authorities and other Third Parties (including shareholders or members of any Party) necessary to transfer a

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Contributing Group’s or a Member’s Assets to the Company or otherwise to consummate the Transactions.

“Contracts” means all contracts, leases, deeds, mortgages, license agreements, instruments, notes, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral, relating to a Contributing Group’s Activities or Assets and to which a member of such Contributing Group is a party or which are binding upon a member of such Contributing Group or affect such Contributing Group’s Activities or Assets.

“Contributed Assets” means certain assets of the Members and their Affiliates that are being sold, transferred, or otherwise conveyed to the Company hereunder, as specified in Sections 2.2 and 2.3, as applicable.

“Contributing Group” means ACS Contributing Group or GCI Contributing Group, as the context requires.

“Damages” has the meaning given such term in Section 10.3(a).

“Deductible” has the meaning given such term in Section 10.6(c).

“Effective Time” means 11:59 p.m., Alaska time, on the Closing Date.

“Employee Plan” means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which a member of the Contributing Group or an ERISA Affiliate contributes, or which such Member or any of its ERISA Affiliates sponsor or maintain, or by which such member of the Contributing Group or any of its ERISA Affiliates is otherwise bound.

“Enforceability Exceptions” means the exceptions or limitations to the enforcement of contract terms arising in the instance of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and the application of general principles of equity.

“Environmental Claim” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority, or any lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from:  (a) the presence, release of, or exposure to, any Hazardous Substance; or (b) any actual or alleged non-compliance with any Environmental Law.

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“Environmental Law” means any statute, code or law (including common law) pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), the use, handling, storage, disposal or exposure to any Hazardous Substance, or any other environmental matter, including the following statutes as the same may be amended from time to time:  (a) Clean Air Act (42 U.S.C. § 7401, et seq.); (b) Clean Water Act (33 U.S.C. § 1251, et seq.); (c) Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.); (d) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.); (e) Safe Drinking Water Act (42 U.S.C. 300f, et seq.); (f) Toxic Substance Control Act (15 U.S.C. § 2601, et seq.); and (g) Occupational Safety and Health Act (29 U.S.C. § 651, et seq.) and including any rule, regulation, order, permit or other standard request or procedure enacted, adopted, promulgated or applied by any Governmental Authority with respect to such matters.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, as in effect from time to time.

“ERISA Affiliate” means a trade or business affiliated within the meaning of Sections 414(b), (c) or (m) of the Code.

“ETC Designation” means the designation by RCA as an Eligible Telecommunications Carrier for Wireless services within the State of Alaska.

“Exchange Act” means the Securities Exchange Act of 1934, and the regulations thereunder, as in effect from time to time.

“Excluded Assets” means certain assets of the Members and their Affiliates that are not being sold, transferred, or otherwise conveyed to the Company hereunder, as specified in Section 2.4 and includes, whether so specified or not, any assets used by any member of either Contributing Group primarily to provide local exchange services under the Communications Act.

“Excluded Liabilities” has the meaning given such term in Section 2.6.

“Existing NDA” means that certain Mutual Nondisclosure Agreement dated July 27, 2011, by and between ACS and GCI Communication Corp., as amended.

“FAA” means the Federal Aviation Administration.

“Facilities and Network Use Agreement” has the meaning given such term in the Operating Agreement.

“FCC” means the Federal Communications Commission.

“Federal Trade Commission Act” means title 15 of the United States Code §§ 41-58.

“Fine” has the meaning given such term in Section 10.3(d).

“First Year Budgets” has the meaning given such term in the Operating Agreement.

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“FTC” has the meaning given such term in Section 6.13(a).

“GCI” has the meaning given such term in the Preamble.

“GCI Assets” means all the tangible and intangible assets owned, leased or held by GCI or any of its Affiliates and used primarily in connection with the GCI Wireless Activities, including the assets described in Section 2.3(a) through (k) but excluding the Purchased Assets and the Excluded Assets described in Section 2.4.

“GCI Contributing Group” means GCI and its Affiliates.

“GCI Member” has the meaning given such term in the Preamble.

“GCI Services Agreement” has the meaning given such term in the Operating Agreement.

“GCI Wireless Activities” means the wireless voice and data services conducted by GCI and its Affiliates, including Wireless Backhaul and Transport spectrum and Public WiFi related thereto.

“Governmental Authority” any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency, board, department or commission, legislative body or other governmental authority or instrumentality (in each case whether Federal, state, local, foreign, international or multinational) or entity which lawfully assumes the powers and functions of the same (including any taxing or other revenue collecting authority or other body).

“Governmental Consents” means all Consents of the FCC and any other Material Consents of Governmental Authorities required for the Transactions, as well as the declaratory ruling, or its functional equivalent, of the Federal Communications Commission specified in Section 6.1(e).

“Hazardous Substance” means any pollutant, contaminant, hazardous or toxic substance, material, constituent or waste that is defined, labeled or regulated as such by any Governmental Authority, or for which liability or standards of care are imposed, pursuant to an Environmental Law and includes asbestos and asbestos-containing materials and any material or substance that is:  (a) designated as a “hazardous substance” pursuant to 33 U.S.C. § 1317; (b) defined as a “hazardous waste” pursuant to 42 U.S.C. § 6903; (c) defined as a “hazardous substance” pursuant to Section 101 of CERCLA; or (d) is so designated or defined under any other applicable Legal Requirements.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“ICA Order” means an order issued by the SEC either (i) pursuant to Section 3(b)(2) of the Investment Company Act of 1940, as amended, (the “Investment Company Act”), declaring that as a result of and after giving effect to the Transactions, ACS is primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities, or,

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alternatively, (ii) pursuant to Section 6(c) of the Investment Company Act granting ACS an exemption from all provisions of the Investment Company Act.

“Indemnifier” has the meaning given such term in Section 10.2.

“Information” has the meaning given such term in Section 6.10.

“Initial Four Year Plan” has the meaning given such term in the Operating Agreement.

“Instrument of Assignment” means the Instrument of Assignment substantially in the form of Exhibit C.

“Instrument of Assumption” means the Instrument of Assumption substantially in the form of Exhibit D.

“Intellectual Property” means all rights and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, patent applications, proprietary information, know-how and processes of a member of the applicable Contributing Group and primarily used in the conduct of such Contributing Group’s Activities.

“IRU” means an indefeasible right of use.

“IRU Contribution Agreement” means the Fiber, Facilities, and Capacity Contribution IRU Agreement by and among ACS, the Company and GCI Communication Corp. substantially in the form attached hereto as Exhibit G.

“Joint Maintenance Agreement” means the Joint Maintenance Agreement by and among ACS, the Company and GCI Communication Corp. substantially in the form attached hereto as Exhibit I.

“Knowledge” when used with respect to (i) ACS, means the actual knowledge of any fact, circumstance or condition of those officers of ACS set forth on Exhibit E and (ii) GCI, means the actual knowledge of any fact, circumstance or condition of those officers of GCI set forth on Exhibit F, and, in each case, the knowledge that such officers would have had if such officers had conducted a reasonable inquiry.

“Legal Requirements” means applicable common law and any applicable statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority, including any applicable order, decree or judgment which may have been handed down, adopted or imposed by any Governmental Authority.

“Licenses” means all domestic wireless, business radio and other FCC licenses, and any pending applications therefor granted to a member of the applicable Contributing Group by the FCC in connection with such Contributing Group’s Activities, and all other licenses, authorizations and permits and any pending applications therefor, issued to such Person or any of its Affiliates by any Governmental Authority that are primarily used in the conduct of such

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Contributing Group’s Activities, other than FCC licenses and other licenses, authorizations and permits and any pending applications therefor related to IRU or capacity purchases.

“Liens” means all claims, charges, restrictions, mortgages, pledges, security interests, liens or other encumbrances of any nature whatsoever (whether absolute, accrued, contingent or otherwise).

“Loan Agreement” means the Loan Agreement to be entered into between the Company and GCI Holdings, Inc. in the form attached hereto as Exhibit B.

“Material Consents” means, with respect to ACS, the Consents designated in Schedule 4.5A as “Material Consents,” and, with respect to GCI, the Consents designated in Schedule 4.5B as “Material Consents.”

“Member” means either the ACS Member or the GCI Member or the ACS Member and the GCI Member, as the context requires.

“Network Assets” means with respect to the ACS Contributing Group or the GCI Contributing Group, as applicable, the assets to be contributed by such Contributing Group to the Company pursuant to the IRU Contribution Agreement.

“Network Capacity” means dark fiber capacity and IRU capacity.

“Operating Agreement” means the First Amended and Restated Operating Agreement of the Company to be entered into by ACS, the ACS Member, GCI, the GCI Member and the Company in the form attached hereto as Exhibit A.

“Outside Date” has the meaning given such term in Section 9.1(g).

“Parent” means either ACS or GCI as the context requires and references to the other Parent mean, with respect to ACS, ACS Member or ACS Contributing Group, GCI, and with respect to GCI, GCI Member or GCI Contributing Group, ACS.

“Parties” means ACS, ACS Member, GCI, GCI Member and the Company and a “Party” means any such Person.

“Permitted Liens” means:

(a)           Liens for Taxes not yet due and payable;

(b)           Mechanics’, carriers’, workmen’s, warehousemen’s, landlord’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business consistent with past practice that secure obligations not yet due;

(c)           (A) easements, rights of way, zoning ordinances, building and other similar restrictions of record and Liens affecting Real Property and any conditions that may be shown by a current, accurate survey or physical inspection made before the Closing, (B) Liens that have been placed by any developer, landlord or other Third Party on property over which

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easement rights have been granted or on any leased property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, in each case that are not, individually or in the aggregate, material to the Activities or the Assets, which do not prohibit or interfere with the current operation of any Real Property and which do not render title to any Real Property unmarketable;

(d)           Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business to the extent such deposits constitute Assets contributed to the Company;

(e)           Pledges and deposits made in the ordinary course of business in compliance with any Legal Requirements and Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which such Person is a party or other cash deposits in any such foregoing case that is required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(f)           Purchase money security interests for goods purchased in the ordinary course to the extent that the obligations secured by such security interests constitute Assumed Contracts; and

(g)           imperfections of title or encumbrances that, individually or in the aggregate, do not impair materially, and would not reasonably be expected to impair materially, the continued use and operation of the Assets to which they relate in the conduct of the Activities as presently conducted.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or a Governmental Authority.

“Personal Property” means all of the equipment, leasehold improvements, plant, spare parts inventory that are owned or leased by a member of the applicable Contributing Group and primarily used in the conduct of such Contributing Group’s Activities, other than equipment, leasehold improvements, plant and spare parts inventory related to IRU or capacity purchases.

“Pre-Closing Agreements” means (a) HSPA Services Agreement dated as of June 4, 2012 by and between ACS Member and GCI Communication Corp., (b) Bilateral IRU Agreement made as of June 4, 2012 by and between ACS Cable Systems, Inc. and GCI Communication Corp., (c) Network Access Agreement made as of June 4, 2012 by and between ACS Member and GCI Communication Corp., (d) ACS to GCI Master License Agreement for Wireless Tower Space and Power Agreement dated as of May 18, 2012 by and between GCI Communication Corp. and ACS Member, and (e) GCI to ACS Master License Agreement for

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Wireless Tower Space and Power Agreement dated as of May 18, 2012 by and between GCI Communication Corp. and ACS Member.

“Prepaids” has the meaning given such term in Section 2.10.

“Proceeding” means any suit, action, proceeding, arbitration, audit, hearing, or investigation (in each case, whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Provider” has the meaning given such term in Section 6.10.

“Public WiFi” means any WiFi service established and owned by a Contributing Group that is provided for use by its customers on a Wireless device, and is password protected or has other secure authentication protocols established and managed by such Contributing Group.

“Purchase Price” has the meaning given such term in Section 2.1(b).

“Purchased Assets” has the meaning given such term in Section 2.1(a).

“RCA” means the Regulatory Commission of Alaska.

“Real Property” means all of the fee estates and buildings and other improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way and other real property interests which are owned or leased by a member of the applicable Contributing Group and primarily used in the conduct of such Contributing Group’s Activities.

“Receiver” has the meaning given such term in Section 6.10.

“SEC” means the U.S. Securities and Exchange Commission.

“Sherman Act” means title 15 of the United States Code §§ 1-7.

“Spectrum” means all Wireless spectrum that is owned, leased, licensed or otherwise made available or allocated to a member of the applicable Contributing Group.

“Superior Proposal” means, with respect to a Parent, any offer or proposal by any Person concerning any (i) merger, consolidation, other business combination or similar transaction involving such Parent or its Activities, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets representing a majority of the consolidated assets, revenues or net income of such Parent or its Activities, (iii) issuance, sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of equity interests representing a majority of the voting power of such Parent or an Affiliate of such Parent that owns a significant portion of its Activities, (iv) transaction or series of transactions in which any Person (or the stockholders of such Person) would acquire beneficial ownership or the right to acquire beneficial ownership of equity interests representing a majority of the voting power of such Parent or an Affiliate of such Parent that owns a

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significant portion of its Activities or (v) any combination of the foregoing, in each case that such Parent’s board or directors determines in good faith to be more favorable to the holders of such Parent’s common stock than the transactions contemplated by this Agreement.

“Superior Proposal Fee” has the meaning given such term in Section 9.2(b).

“Tax Benefit” has the meaning given such term in Section 10.6(b).

“Tax Return” means, with respect to a Person, any federal, state, local or foreign tax return, report, declaration of estimated Tax payments, statement, information return or statement, or other similar filing, including any related or supporting information with respect to any of the foregoing and any amendment thereof, filed or to be filed by such Person with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Tax Savings” has the meaning given such term in Section 10.6(b).

“Taxes” means (a) all Federal, state, county, local, municipal, foreign and other taxes, assessments, duties fees, regulatory impositions, price support impositions or similar charges of any kind whatsoever, including all franchise, capital, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture gross receipts, universal service, recovery and other taxes and levies, and including all interest, penalties and additions imposed with respect to such amounts, and (b) any liability for any amounts described in clause (a) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or co-vendor, agent, responsible person, by contract, by operation of law or otherwise.

“Third Party” has the meaning specified in the Operating Agreement.

“Transaction Opinion” means an opinion from a nationally recognized valuation or investment banking firm approved by each Parent in its reasonable discretion, addressed to each Parent opining that (i) the Purchase Price to be received by the selling ACS Affiliates as consideration for the Purchased Assets as set forth in Section 2.1 of this Agreement, as of the date of transfer of the Purchased Assets, represents at least reasonably equivalent value for the Purchased Assets and (ii) as set forth in Section 2.7 of this Agreement, and in accordance with the terms of the Operating Agreement, the membership interest in the Company to be received by ACS Member as consideration for transferring and delivering to the Company all of the ACS Assets (other than the Purchased Assets), as of the date of transfer of such ACS Assets, represents at least reasonably equivalent value for such assets.

“Transmission Service Agreement” means the Transmission Service Agreement by and among the Company, the ACS Member and GCI Communication Corp. substantially in the form attached hereto as Exhibit J.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.

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“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Union” has the meaning given such term in Section 4.11.

“WARN Act” has the meaning given such term in Section 6.5(c).

“Wireless” means (a) Commercial Mobile Radio Services (as defined by the Communications Act and the rules and regulations thereunder), (b) Public WiFi and (c) any additional mobile voice, text messaging and data products and services provided over wireless spectrum licensed or authorized for use by the FCC other than, in the case of clause (c), any such products or services provided by satellite directly to Wireless devices.

“Wireless Backhaul and Transport” has the meaning given such term in the Operating Agreement.

1.2           Clarifications.  Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires.  As used in this Agreement, the word “including” shall be deemed to be followed by the words “without limiting the generality of the foregoing”, and the word “or” has the inclusive meaning of “and/or”.  Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Exhibit or Schedule is a reference to a Section of this Agreement or an Exhibit or Schedule hereto, and the terms “hereof,” “herein,” and other like terms refer to this Agreement as a whole, including the Exhibits and Schedules to this Agreement, and not solely to any particular part of this Agreement.  The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

SECTION 2.	CONTRIBUTION OF ASSETS BY THE MEMBERS

2.1           Agreement to Purchase and Sell.

(a)           Subject to the terms and conditions set forth in this Agreement, at the Closing, ACS shall cause one or more of its Affiliates to sell, assign, transfer, convey and deliver to GCI Member, and GCI Member shall purchase from such ACS Affiliate, the assets identified in Schedule 2.1 hereto (the “Purchased Assets”), free and clear of any Liens (except for Permitted Liens) and without the creation of any successor or derivative liability by operation of law or otherwise, such sale, assignment, transfer conveyance and delivery to be effected by execution and delivery of an Instrument of Assignment.  The final form of Schedule 2.1 will be delivered to GCI Member by ACS Member no later than five months from the date hereof and the assets identified thereon will be identified by the categories set forth on Schedule 2.1 as of the date hereof, such list to be reasonably acceptable to the Parties.  Notwithstanding the provisions of this Section 2.1 or any other provision in this Agreement, GCI Member shall not assume and shall not be responsible to pay, perform or discharge any liabilities, obligations or commitments of such ACS Affiliate of any kind or nature whatsoever, asserted or unasserted,

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known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, provided that the GCI Member shall not take any action or fail to take any action during the period it owns the Purchased Assets that would be a violation of this Agreement if such action was taken or failed to be taken by ACS or the Company from and after the Closing.

(b)           The aggregate purchase price for the Purchased Assets shall be $100 million (the “Purchase Price”).  Each of the selling ACS Affiliates will be paid its portion of the Purchase Price on the Closing Date by wire transfer of immediately available funds to an account of such ACS Affiliate designated no later than three Business Days prior to the Closing Date.

2.2           ACS Agreement to Contribute.  Subject to the terms and conditions set forth in this Agreement, at the Closing (immediately following the transaction set forth in Section 2.1), ACS Member shall transfer and deliver or cause to be transferred and delivered to the Company all of the ACS Assets (other than the Purchased Assets), free and clear of any Liens (except for Permitted Liens) and without the creation of any successor or derivative liability by operation of law or otherwise, such transfer and delivery to be evidenced by execution and delivery of an Instrument of Assignment, including:

(a)           All Personal Property of the ACS Wireless Activities other than the Purchased Assets;

(b)           All Real Property of the ACS Wireless Activities other than the Purchased Assets;

(c)           All Licenses of the ACS Wireless Activities;

(d)           All Assumed Contracts of the ACS Wireless Activities;

(e)           All Spectrum of the ACS Wireless Activities;

(f)           All Intellectual Property of the ACS Wireless Activities;

(g)           All CETC Cash Flow received by or as a result of an Alaska Communications Systems Holding, Inc.’s designation as a Competitive Eligible Telecommunications Carrier within the State of Alaska;

(h)           The Network Assets of the ACS Wireless Activities;

(i)           The Cell Sites of the ACS Wireless Activities;

(j)           All Tax Returns regarding real property, personal property and ad valorem Taxes imposed on the ACS Assets, to the extent each relates solely to the ACS Assets; and

(k)           All books and records relating to the foregoing (except as expressly excluded by Section 2.4(c)), including executed copies of the Licenses and Assumed Contracts, and all filings made with or records required to be kept by the FCC; provided, however that ACS Member may retain copies of any such books, records, Contracts and filings.

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2.3           GCI Agreement to Contribute.  Subject to the terms and conditions set forth in this Agreement, at the Closing (immediately following the transaction set forth in Section 2.1), GCI Member shall transfer and deliver to the Company all of the GCI Assets and all of the Purchased Assets, in each case, free and clear of any Liens (except for Permitted Liens) and without the creation of any successor or derivative liability by operation of law or otherwise, such transfer and delivery to be effected by execution and delivery of an Instrument of Assignment, including:

(a)           All Personal Property of the GCI Wireless Activities;

(b)           All Real Property of the GCI Wireless Activities;

(c)           All Licenses of the GCI Wireless Activities;

(d)           All Assumed Contracts of the GCI Wireless Activities;

(e)           All Spectrum of the GCI Wireless Activities;

(f)           All Intellectual Property of the GCI Wireless Activities;

(g)           All CETC Cash Flow received by or as a result of a GCI Communication Corp.’s designation as a Competitive Eligible Telecommunications Carrier within the State of Alaska;

(h)           The Network Assets of the GCI Wireless Activities;

(i)           The Cell Sites of the GCI Wireless Activities;

(j)           All Tax Returns regarding real property, personal property and ad valorem Taxes imposed on the GCI Assets, to the extent each relates solely to the GCI Assets; and

(k)           All books and records relating to the foregoing (except as expressly excluded by Section 2.4(c)), including executed copies of the Licenses and Assumed Contracts, and all filings made with or records required to be kept by the FCC; provided, however that GCI Member may retain copies of any such books, records, Contracts and filings.

2.4           Excluded Assets.  The Assets being contributed to the Company shall exclude the following assets:

(a)           Each Contributing Group’s cash on hand as of the Closing Date and all other cash and cash equivalents in any member of such Contributing Group’s bank, savings or other depository accounts; any and all letters of credit or other similar items; and any stocks, bonds, certificates of deposit and similar investments;

(b)           Any Contracts other than the Assumed Contracts;

(c)           Any books and records each Member is required by any Legal Requirement to retain (subject to the right of the Company to access and to copy for a period of

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three years after the Closing Date), and such Member’s corporate minute books and other books and records related to internal corporate matters;

(d)           Any claims, rights and interest in and to any refunds of federal, state or local income or other Taxes, fees or assessments for periods (or portions thereof) ending on or prior to the Closing Date or otherwise relating to the other Excluded Assets or Excluded Liabilities;

(e)           All judgments, choses in action or Proceedings of each Contributing Group relating to the ownership or operation of such Contributing Group’s Assets or conduct of such Contributing Group’s Activities prior to the Closing Date;

(f)           All Employee Plans, Compensation Arrangements and employment agreements unless any such Employee Plan, Compensation Arrangement or employment agreement is expressly included in the Assumed Contracts;

(g)           The account books of original entry, general ledgers, and financial records;

(h)           Medical records and personnel records to the extent required by Legal Requirements;

(i)            Insurance policies and rights and claims thereunder;

(j)            Contracts for the provision of wireless services to subscribers, Lifeline subscriber agreements and agreements with Lifeline agents;

(k)           Accounts Receivable;

(l)            All Tax Returns and all supporting documentation for such Tax Returns, except to the extent specifically identified in Section 2.2(h) and Section 2.3(h); and

(m)          The assets set forth in Schedule 2.4A and 2.4B (which Schedules may be amended prior to Closing; provided that any such amendment does not materially reduce the aggregate value of the Assets being contributed by the applicable Contributing Group and provided further that the other Contributing Group agrees in its reasonable discretion to such amendment).

2.5           Assumed Liabilities.  Upon the terms and subject to the conditions of this Agreement, the Company shall assume, effective as of the Closing, and from and after the Closing the Company shall pay, perform and discharge when due, all the following liabilities, obligations and commitments of the ACS Contributing Group and the ACS Member, or the GCI Contributing Group and the GCI Member, as applicable (the “Assumed Liabilities”), such assumption to be evidenced where appropriate by execution and delivery of an Instrument of Assumption, other than any Excluded Liabilities:

(a)           All post-closing liabilities, obligations and commitments under the Assumed Contracts; and

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(b)           All other liabilities, obligations and commitments of any member of the GCI Contributing Group or the ACS Contributing Group set forth on Schedule 2.5.

2.6           Excluded Liabilities.  The Company shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of the ACS Contributing Group or the ACS Member, or the GCI Contributing Group or the GCI Member, whether direct or indirect, known or unknown, absolute or contingent, not expressly assumed by the Company pursuant to Section 2.5 (all such liabilities and obligations not being assumed being herein called the “Excluded Liabilities”) and, notwithstanding anything to the contrary in Section 2.5 or by operation of law or otherwise, none of the following shall be Assumed Liabilities for purposes of this Agreement:

(a)           Any liabilities in respect of Taxes for which the ACS Member, the GCI Member or any of their respective Affiliates is liable for periods ending as of the effectiveness of the transactions contemplated by Section 2.1, 2.2, or 2.3 hereof or otherwise, except to the extent provided in Section 6.3;

(b)           Any accounts payable owed by or to the ACS Member or the GCI Member (as applicable) or any of their respective Affiliates other than those accounts payable that are expressly assumed by the Company pursuant to Section 2.5;

(c)           Any other liabilities, obligations or commitments owed by or to the ACS Member or the GCI Member (as applicable) or any of their respective Affiliates other than those expressly assumed by the Company pursuant to Section 2.5;

(d)           Any costs and expenses incurred by the ACS Contributing Group or the ACS Member, or the GCI Contributing Group or the GCI Member, in connection with its negotiation and preparation of this Agreement, the Ancillary Agreements and the Pre-Closing Agreements and its performance and compliance with the agreements and conditions contained herein and therein;

(e)           Any liabilities, obligations or commitments in respect of any Excluded Assets;

(f)           Any liabilities, obligations or commitments in respect of any Proceedings to which the ACS Contributing Group or the ACS Member, or the GCI Contributing Group or the GCI Member, is a party prior to the Closing;

(g)           Any liabilities, obligations or commitments in respect of employees of the GCI Wireless Activities or the ACS Wireless Activities;

(h)           Any liabilities, obligations or commitments resulting from any Environmental Claims (regardless of whether any representation or warranty contained in Section 4.8 is incorrect) related to the ownership or operation of Real Property prior to the Effective Time; and

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(i)           Any liabilities, obligations or commitments with respect to any universal service support received from the federal or Alaska Universal Service Funds received prior to the Closing.

2.7           Issuance of Membership Interests.  In consideration for the contributions to the Company by the ACS Contributing Group, the ACS Member shall receive at Closing a membership interest in the Company as set forth in, and in accordance with the terms of, the Operating Agreement.  In consideration for the contributions to the Company by the GCI Contributing Group, the GCI Member shall receive at Closing a membership interest in the Company as set forth in, and in accordance with the terms of, the Operating Agreement.

2.8           Working Capital Loan.  In accordance with the terms of the Operating Agreement, GCI Holdings, Inc. and the Company will enter into the Loan Agreement.

2.9           Business Process Licenses.  Subject to the terms and conditions set forth in this Agreement, from and after the Closing, the members of each Contributing Group hereby grant to the Company a perpetual, royalty-free, non-exclusive license to use the business processes used by such member in connection with the Contributed Assets.  The business processes and any information provided to the Company in connection therewith shall be subject to the confidentiality restrictions set forth in Section 16.20 of the Operating Agreement.  The Company may not sub-license any license granted to it pursuant to this Section 2.9 without the prior written consent of the Parent of the applicable Contributing Group, other than to a wholly-owned subsidiary of the Company.

2.10           Prepaid Costs and Expenses.  Any deposits or prepayments made by either Contributing Group under the Assumed Contracts or otherwise relating to the Assets or Assumed Liabilities that inure to the benefit of the Company (the “Prepaids”) shall be prorated as of the Closing Date.  As promptly as practicable, but in any event within 90 days following the Closing Date, each Parent shall deliver to the Company a statement, reasonably acceptable to the other Parent, setting forth the amount of its Contributing Group’s Prepaids to the extent related to the post-Closing period and upon receipt thereof the Company shall, within 30 days reimburse the applicable Parent for the amount of its Prepaids.

2.11           Effectiveness of Transactions.  All of the transactions in Sections 2.1 through 2.9 shall be effected at Closing in the order set forth in this Section 2, except that those transactions in Sections 2.2 and 2.3 shall occur simultaneously, and none of such transactions shall be effective unless all such transactions are effected.

SECTION 3.	REPRESENTATIONS AND WARRANTIES REGARDING THE PARTIES

In this Section 3, any particular reference to a “Schedule 3” shall be understood (i) in the case of ACS, to refer to the corresponding “Schedule 3A”, and (ii) in the case of GCI, to refer to the corresponding “Schedule 3B.”  Each of ACS and ACS Member, jointly and severally, represents and warrants to GCI and GCI Member, and each of GCI and GCI Member, jointly and severally, represents and warrants to ACS and ACS Member, as of the date hereof and as of the

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Closing Date except insofar as such representations and warranties are made as of the date hereof or any other specified date (in which case as of such date), as follows:

3.1           Organization, Standing and Authority.  Such Person is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and such Person is duly qualified to conduct business in all such foreign jurisdictions in which such qualification is necessary for its conduct of its Activities.  Such Person and its Affiliates have all requisite power (i) to own, lease, and use its Assets as presently owned, leased, and used, (ii) to conduct its Activities as presently conducted, and (iii) to execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms.  Neither such Person nor any of its Affiliates is a participant in any joint venture or partnership with any other Person with respect to any part of its Activities or its Assets.

3.2           Authorization and Binding Obligation.  The execution, delivery and performance of this Agreement and the Ancillary Agreements by such Person have been duly authorized by all necessary corporate or limited liability company action on the part of such Person.  No approval or consent from any of its shareholders or members is required for such Person to execute, deliver or perform this Agreement or the Ancillary Agreements or to consummate the Transactions.  This Agreement has been duly executed and delivered by such Person and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the Enforceability Exceptions.

3.3           Absence of Conflicting Agreements.  Subject to obtaining the Consents, the execution, delivery and performance of this Agreement and the Ancillary Agreements (with or without the giving of notice, the lapse of time, or both):  (i) does not require the consent of any Third Party; (ii) will not conflict with any provision of the organizational documents of such Person; (iii) will not conflict with, result in a breach of, or constitute a default under, any Legal Requirements, (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which such Member is a party or by which such Member may be bound; and (v) will not create any Lien upon such Member’s Assets.

3.4           Claims and Legal Actions.  Except as set forth in Schedule 3.4, there is no material claim, legal action, arbitration, governmental investigation or other legal, administrative or Tax proceeding, nor any order, decree or judgment, in progress or pending, or to the Knowledge of such Person, threatened, against or relating to such Person or any of its Affiliates relating to its Assets or Activities, or to such Person’s performance of its obligations under this Agreement or the consummation of the Transactions.  To the best of such Person’s Knowledge there are no pending written complaints by customers or other users of such Person’s or any of its Affiliates’ services that, individually or in the aggregate, would reasonably be expected to materially and adversely affect the Assets of such Person’s Contributing Group or the financial condition of its Activities.  Other than requests described in Schedule 3.4, no written requests have been received by such Person or any of its Affiliates during the preceding two year period from the FCC, any state regulatory authority or other Governmental Authority or any other

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Person challenging or questioning the right of such Person or its Affiliates to conduct its Activities and any FCC-licensed or registered facility used in conjunction with such Activities.

3.5           Compliance with Laws.  Except as set forth in Schedule 3.5, such Person and its Affiliates have complied with, and to such Person’s Knowledge, the Activities and Assets of such Person or its Contributing Group are in compliance with, in all material respects, all applicable Legal Requirements and such Person and its Affiliates have not received any notice of any claim that such Person or any of its Affiliates is not in compliance with any applicable Legal Requirements, except where such non-compliance would not reasonably be expected to have a material impact, including the following Legal Requirements:

(a)           Personnel Matters.  The Code, ERISA and the National Labor Relations Act, as amended, or regarding employment conditions and practices (including hours, payment of wages or salaries and overtime pay as well as withholding requirements from wages or salaries), prohibitions upon employment discrimination, occupational safety and unfair labor practices;

(b)           Communications Act.  The Communications Act, including FCC filing requirements, notices to subscribers and FCC equal opportunity rules; and

(c)           FAA and RCA Rules and Regulations.  Rules and regulations of the FAA and RCA.

3.6           Solvency.  After giving effect to the Transactions, such Person and each of its Affiliates that contributes Assets pursuant to this Agreement is solvent and each shall:  (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business.  No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of any such Person or any of its Affiliates.  In connection with the Transactions, neither such Person nor any of its Affiliates has incurred, or plans to incur, debts beyond its ability to pay as they become absolute and matured.

SECTION 4.	REPRESENTATIONS AND WARRANTIES REGARDING THE ASSETS

In this Section 4, any particular reference to a “Schedule 4” shall be understood (i) in the case of ACS, to refer to the corresponding “Schedule 4A”, and (ii) in the case of GCI, to refer to the corresponding “Schedule 4B.”  Each of ACS and ACS Member, jointly and severally, represents and warrants to GCI and GCI Member with respect to the ACS Wireless Activities and the ACS Assets (including the Purchased Assets), and each of GCI and GCI Member, jointly and severally, represents and warrants to ACS and ACS Member with respect to the GCI Wireless Activities and the GCI Assets (but not the Purchased Assets), as of the date hereof and as of the Closing Date except insofar as such representations and warranties are made as of the date hereof or any other specified date (in which case as of such date), as follows:

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4.1           Sufficiency of Assets.  Except as set forth in Schedule 4.1 and except for the Excluded Assets and the assets and services to be made available to the Company pursuant to the Ancillary Agreements and (solely for the purposes of making this representation as of the date hereof) the Pre-Closing Agreements, the Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to conduct such Person’s Activities in substantially the manner presently operated by such Person’s Contributing Group and (ii) include all of the assets of such Person and its Affiliates which are used in such Contributing Group’s Activities.

4.2           Licenses and Contracts.

(a)           Schedule 4.2(a) sets forth a list organized by category, of all of the Contracts in effect on the date hereof, except for:  (i) subscription agreements with subscribers for wireless services provided by such Activities in the ordinary course of business, (ii) employment contracts and miscellaneous service contracts terminable on not more than 90 days’ notice, and (iii) any Contracts included in the Excluded Assets or provided for in the Ancillary Agreements.  True and complete copies of all Assumed Contracts (together with all amendments thereto) of such Person’s Activities have been delivered to the other Parent.  Other than the Licenses and Contracts listed in Schedule 4.2(a) or not required to be listed thereon pursuant to the first sentence of this Section 4.2(a), such Person’s Activities require no contract or agreement to enable it to carry on its Activities in all material respects as presently conducted.  All Licenses and Assumed Contracts are in full force and effect, and are in all material respects valid, binding and enforceable in accordance with their respective terms.  None of the Licenses or Assumed Contracts would be materially breached by virtue of the Transactions or by virtue of the assignments thereof to the Company or as otherwise contemplated by this Agreement, provided that the Consents are obtained.  Except as set forth in Schedule 4.2(a), there is not under any License or Assumed Contract any default by such Person or any of its Affiliates or, to its Knowledge, any other party thereto, or any event which, after notice or lapse of time, or both, would constitute a material default which would give any party the right to terminate such License or Assumed Contract.  Except as expressly set forth in Schedule 4.2(a), such Person has not received any written notice of any intention by any party to any material License or material Assumed Contract (i) to amend the terms thereof in a manner that would materially and adversely affect such Person’s rights thereunder, or to terminate such contract, (ii) to refuse to renew the same upon expiration of its term, or (iii) to renew the same upon expiration only on terms and conditions which materially and adversely affect such Person’s rights thereunder.

(b)           Except as set forth in Schedule 4.2(b), there are no Assumed Contracts in effect on the date hereof between such Person or any of its Affiliates and (i) any of its Affiliates, (ii) any of its or its Affiliates’ officers, directors, shareholders, members, managers or “associates” (as defined in the Exchange Act), or (iii) any Affiliate or “associate” (as defined in the Exchange Act) of any of the Persons listed in clause (ii).

4.3           Title to and Condition of Real and Personal Property.

(a)           Except for any Real Property and Personal Property expressly included in the Excluded Assets, Schedule 4.3 contains descriptions of all the Real Property (excluding unrecorded easements, rights-of-way or rights-to-access which are not material to the operation

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of such Person’s Activities) and categorical descriptions of all material items of Personal Property which, together with the Excluded Assets, comprise all real property interests and personal property reasonably necessary to conduct such Person’s Activities in all material respects as now conducted.

(b)           Such Person and its Affiliates have marketable title or leasehold interests, as the case may be, to all Real Property and Personal Property listed on Schedule 4.3 free and clear of all Liens except for Liens set forth on Schedule 4.3 and Permitted Liens.

(c)           All towers, guy anchors, buildings and other improvements included in such Real Property and Personal Property are located entirely on the Real Property listed in Schedule 4.3.  Such Person has delivered to the other Parent true and complete copies of all deeds, leases and material Contracts pertaining to such Real Property.  All of such Person’s Real Property and Personal Property (i) is in good condition and repair (ordinary wear and tear excepted), and (ii) subject to receipt of the Consents and in the case of leased Real Property or Personal Property payment of any rent obligations in respect thereto that are not overdue, is available for immediate use in the Activities as is contemplated to be conducted by the Company subsequent to Closing.  Such Person or its Affiliates have access to its Real Property to the extent necessary to conduct such Person’s Activities and to permit the Company to continue to use such Real Property following the Closing substantially as it is currently being used by such Person or any of its Affiliates.  All items of plant and equipment included in such Personal Property (i) have been maintained in a manner consistent with generally accepted industry standards, and (ii) will permit such Person’s Activities in all material respects to operate in accordance with the terms of the Licenses and the Legal Requirements of the FCC or other Governmental Authority as currently in effect.

4.4           Intellectual Property.  To the Knowledge of such Person neither it nor any of its Affiliates is infringing upon any patent, trademark, trade name, service mark, service name, copyright or similar intellectual property right owned by any other Person in the conduct of the Activities.

4.5           Consents.  Except for the Consents described in Schedule 4.5, no Consent of, or filing with, any Governmental Authority is required to permit such Person or any member of its Contributing Group (i) to consummate this Agreement and the Transactions or (ii) to permit such Person to assign or transfer the Assets as contemplated hereby.  Except for the Consents described in Schedule 4.5, no Consent with respect to a material Contract is required to be obtained by such Person or any member of its Contributing Group (i) to consummate this Agreement and the Transactions or (ii) to permit such Person to assign or transfer the Assets as contemplated hereby.  All Consents required to operate the Assets of such Person’s Contributing Group have been transferred to the Company as of the Closing Date, other than Consents that are ministerial in nature and must be obtained by the Party owning such Assets.

4.6           Licenses and FCC Matters.  Schedule 4.6 lists all of the material franchises, licenses, designations and permits required from the FCC or the RCA to enable such Person or its Affiliates to carry on its Activities as presently conducted.  All required reports of such Person and its Affiliates to the FCC, including those relating to Taxes administered by the FCC, are true and correct in all material respects and have been duly filed.  Such Person or its Affiliate

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has all of the material licenses, designations and permits required under all applicable FCC rules, regulations and orders to utilize all carrier frequencies generated by the operations of its Activities and to receive High Cost Universal Service Support, and is licensed in all material respects to operate all the facilities required by Legal Requirements to be licensed.

4.7           Insurance and Bonds.  Such Person’s Activities and its Assets are insured against claims, loss or damage in amounts set forth in Schedule 4.7.  Schedule 4.7 provides a true and complete list of all surety and performance bonds or letters of credit maintained in connection with such Person’s Activities.

4.8           Environmental Law.  Except as disclosed in Schedule 4.8 hereto, to such Person’s Knowledge (i) such Person’s and its Affiliates’ operations with respect to its Activities and the use of its Real Property comply in all material respects with all applicable Environmental Laws; (ii) such Person and its Affiliates have not used such Real Property for, and have no Knowledge that such Real Property has previously been used for, the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for such use of Hazardous Substances (for backup power and ordinary maintenance) customary in the construction, maintenance and operation of such Person’s Assets and its Activities and in amounts or under circumstances that would not reasonably be expected to give rise to any material liability for remediation; and (iii) such Person’s Real Property complies in all material respects with all applicable Environmental Laws.  Except as described in Schedule 4.8 hereto, to such Person’s Knowledge, no underground storage tanks have been installed by or are used by such Person at any of its Real Property.  Such Person has delivered to the other Person true and complete copies of all environmental reports and studies in the possession of or reasonably available to such Person with respect to the Real Property.  Such Person and its Affiliates are not, to its Knowledge, the subject of (x) any “Superfund” evaluation or investigation or proceeding in connection with its Real Property, (y) any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with its Real Property, or (z) any Environmental Claim.

4.9           Taxes and Tax Returns.  All Tax Returns relating to its Assets or its Activities required to have been filed have been duly and timely filed with the appropriate Governmental Authorities.  All such Tax Returns are true, correct and complete and properly reflect the liabilities for Taxes for the periods, property or events covered thereby.  All material Taxes due and payable with respect to its Assets or its Activities have been timely and duly paid to the appropriate Governmental Authority.

4.10           Conduct of Activities in Ordinary Course.  Since June 30, 2011, through the date of this Agreement, such Person and its Affiliates have conducted their Activities and owned and maintained their Assets only in the ordinary course and have not:

(a)           Suffered any material adverse change in its Activities, Assets or condition (financial or otherwise), including any damage, destruction or loss affecting such Assets, other than any material adverse change resulting from general economic conditions, governmental regulations or otherwise affecting the wireless services industry generally;

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(b)           Made any material increase in compensation payable or to become payable to any employee or independent contractor of such Person’s Activities, or any bonus payment made or promised to any employee or independent contractor of such Person’s Activities except any bonus or similar payments that will be made by such Person prior to Closing, or any material change in personnel policies, insurance benefits, Compensation Arrangements or Employee Plans affecting the employees or independent contractors of such Person’s Activities except to the extent that the Company will not have any liabilities or obligations after Closing with respect to any such changes; or

(c)           Made any sale, assignment, lease or other transfer of any properties used in its Activities other than in the normal and usual course of business with suitable replacements being obtained therefor.

4.11           Unions.  Subject to obtaining the applicable Consent on Schedule 4.5A, none of such Person and its Affiliates are party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization (collectively, “Union”) that would be binding upon the Company, that would impose on the Company any duty to bargain with any Union or that would impose any successor liability or obligation on the Company or its property.

4.12           Financial Information.  The revenues and expenses of the ACS Wireless Activities or the GCI Wireless Activities, as applicable, for the year ended December 31, 2011, set forth on Schedule 4.12 fairly present the revenues and expenses of the ACS Wireless Activities or the GCI Wireless Activities, as applicable, for such period.

4.13           Software and Hardware.  All software and hardware used in the ACS Wireless Activities or the GCI Wireless Activities, as applicable, and included in the Contributed Assets is currently supported by the vendor of such software or hardware.

4.14           Assets and Liabilities of the Company.  GCI represents and warrants that the Company (i) has been formed as a Delaware limited liability company solely for purposes of this Agreement and the transactions contemplated hereby and (ii) has conducted no business, and has no assets, liabilities, obligations or commitments other than its activities undertaken to comply with this Agreement and the Ancillary Agreements.

4.15           Full Disclosure.  No representation or warranty made by such Person herein or in any certificate, document or other instrument furnished or to be furnished by such Person pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact known to such Person and required to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.	COVENANTS OF EACH PARTY

5.1           Pre-Closing Covenants.  Unless a Party shall have obtained the prior written consent of the other Parent, between the date hereof and the Closing Date, such Party shall conduct, and shall cause its Affiliates to conduct, its Activities in the ordinary course of business in accordance with its past practices (except where such conduct would conflict with the

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following covenants or with such Party’s other obligations hereunder) and shall abide by the following negative and affirmative covenants:

(a)           Negative Covenants.  Such Person shall not, and shall cause its Affiliates to not, do any of the following:

(1)           Contracts.  (i) Modify, amend in any material respect or enter into any new Affiliate Contracts affecting the Activities other than the Ancillary Agreements; or modify or amend in any material respect any Assumed Contract except (other than with respect to Affiliate Contracts) modifications or amendments in the ordinary course of business that are not materially inconsistent with the Initial Four Year Plan and First Year Budgets; (ii) enter into any new Contracts that will be binding on the Company except Contracts (other than Affiliate Contracts) entered into in the ordinary course of business that are not materially inconsistent with the Initial Four Year Plan and First Year Budgets; or (iii) enter into any modification or amendment to any Assumed Contract, or enter into any new Contract, that would require a new or additional material Consent;

(2)           Disposition of Assets.  Sell, assign, lease, or otherwise transfer or dispose of any of such Contributing Group’s Assets, except for assets consumed or disposed of in the ordinary course of business that are obsolete and no longer usable in such Contributing Group’s Activities or are replaced by property of equivalent kind and value and except transfers to Affiliates of such Person in order to facilitate the Transactions;

(3)           Liens.  Create, assume or permit to exist any Liens upon its Assets, except for Permitted Liens and except any Liens that will be removed prior to Closing;

(4)           Licenses.  Do any act or fail to do any act which could reasonably be expected to result in the expiration, revocation, suspension, non-renewal or materially adverse modification of any of such Person’s Licenses or CETC Designation, or fail to prosecute with due diligence any material applications to any Governmental Authority in connection with such Person’s Activities;

(5)           No Inconsistent Action.  Take any action which is inconsistent in any material respect with such Person’s obligations hereunder or which would reasonably be expected to materially hinder or delay the consummation of the Transactions;

(6)           Offers.  Sell, dispose of or offer to sell or dispose (including by way of merger or equity sale or issuance) of any of such Person’s Assets or Activities, or participate in any discussions pertaining to, or entertain offers for any such Assets or Activities or otherwise negotiate for the sale of such Assets or Activities or make information about such Assets or Activities available to any Third Party in connection with the possible sale of any such Assets or Activities provided, however, that each Party shall be permitted, in response to an unsolicited request, offer or proposal by any Person, to participate in discussions pertaining to, and entertain such offer or proposal and otherwise negotiate for such sale and make information available in connection with, such possible sale for a period of 60 days following the initiation of any such discussions, negotiations or proposal; or

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(7)           Waivers.  Waive any material right relating to its Activities or its Assets.

(b)           Affirmative Covenants.  Such Person shall do, and shall cause its Affiliates to do, the following:

(1)           Access to Information.  Subject to the requirements set forth in Section 6.10, allow the other Parent and its authorized representatives reasonable access upon reasonable notice at the other Parent’s expense during normal business hours to such Person’s Assets and to all other properties, equipment, books, records, Contracts and documents relating to such Person’s Assets and Activities for the purpose of audit and inspection and shall provide the other Parent with such information as it may reasonably request for the purpose of allowing the review necessary to issue the Transaction Opinion and to obtain the ICA Order (as applicable), and furnish or cause to be furnished to the other Parent or its authorized representatives all information which directly related to the Activities, of such Person as the other Parent may reasonably request.  Any such audit, investigation or request for information shall be conducted in such a manner as not to interfere unreasonably with such Person’s Activities, provided, however, that (i) neither the furnishing of such information to the other Parent or its representatives nor any investigation made heretofore or hereafter by the other Parent shall affect the other Parent’s or its Affiliates right to rely on any representation or warranty made by such Party or its Affiliates in this Agreement or such Person’s or its Affiliates’ covenants set forth herein, each of which representations, warranties and covenants shall survive any furnishing of information to, or any investigation by or Knowledge of the other Party in accordance with Section 10.2 and (ii) all such information shall be subject to the confidentiality requirements set forth in Section 6.10;

(2)           Maintenance of Assets.  Use its commercially reasonable efforts to maintain all of its Personal Property or replacements thereof and all buildings or other improvements located on such Person’s Real Property in good condition (ordinary wear and tear excepted) in a manner consistent with generally accepted industry standards, and use all of such Person’s Personal Property and all buildings or other improvements located on such Real Property in a reasonable manner, with inventories of spare parts and expendable supplies being maintained at levels consistent with generally accepted industry standards;

(3)           Maintenance of Personnel.  Use its commercially reasonable efforts to maintain appropriate staff and management personnel for such Person’s Activities consistent with past and generally accepted industry practices;

(4)           Insurance.  Use its commercially reasonable efforts to maintain insurance policies covering its Activities and its Assets in such amounts and with such coverages as are customarily maintained by similarly situated Persons consistent with past practices;

(5)           Consents.  Use its commercially reasonable efforts to obtain the Consents required for each member of its Contributing Group to consummate the Transactions;

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(6)           Books and Records.  Maintain the books and records of its Contributing Group in accordance with past practices and generally accepted accounting principles;

(7)           Notification.  Promptly notify the other Parent of any fact or condition known to such Person that causes or constitutes a material breach of any representation, warranty, covenant or commitment made by such Person in this Agreement or any material change in any of the information contained in such Person’s and its Affiliates’ representations and warranties contained herein or in the Schedules hereto;

(8)           Compliance with Laws.  Comply in all material respects with all Legal Requirements applicable to the operation of its Activities and the ownership of its Assets;

(9)           Keep Organization Intact.  Use such Person’s commercially reasonable efforts to preserve intact its business and organization relating to its Activities and preserve for the Company the goodwill of its suppliers, customers and others having business relations with it;

(10)         Contracts.  Prior to the Closing Date, promptly notify the other Parties regarding any Contracts entered into or modified between the date hereof and the Closing Date of the type required to be listed in Schedule 4.2, and promptly provide copies of such Contracts and any amendments;

(11)         CETC.  Take all commercially reasonable actions necessary to assure continued receipt of CETC Cash Flow, including the filing for time periods that occur prior to Closing for which payment is to be received after Closing, and the continued filing of high cost line counts;

(12)         Transition Planning.  Reasonably cooperate with one another in creating joint plans for the transition of the Activities and the Assets from each Contributing Group to the Company at the Closing;

(13)         Offers.  Promptly notify the other Parties of any offer or proposal by any Person concerning any (i) merger, consolidation, other business combination or similar transaction involving it or its Activities, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets representing a majority of the consolidated assets, revenues or net income of it or its Activities, (iii) issuance, sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of equity interests representing a majority of its voting power, (iv) transaction or series of transactions in which any Person (or the stockholders of such Person) would acquire beneficial ownership or the right to acquire beneficial ownership of equity interests representing a majority of its voting power or (v) any combination of the foregoing;

(14)         Systems and Software.  Use its commercially reasonable efforts to maintain its systems and software used in its Activities in a manner consistent with generally accepted industry standards; and

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(15)         Construction Work in Process.  Continue its construction and development of its Assets in the ordinary course of business consistent with its capital budget attached as Schedule 5.1.

5.2           No Unauthorized Transfer of Control or Assignment of Licenses.  Prior to receiving the FCC Consents, each Party will retain control of its licensee Affiliates, and neither Party will act or fail to act in a manner that would constitute an unauthorized assignment of one or more Licenses or an unauthorized change in control of any of a Party’s Affiliates.

5.3           Rationalization Plans.  GCI shall develop and deliver to the Company a plan that identifies (or sets forth the terms and conditions for identifying after the Closing Date) redundant cell site locations contributed or to be contributed to the Company.  ACS shall develop and deliver to the Company a plan that identifies (or sets forth the terms and conditions for identifying after the Closing Date) redundant CDMA assets contributed or to be contributed to the Company.  Such plans will be completed by the Closing Date or as soon as reasonably practicable thereafter and each Party shall reasonably cooperate with the other Parties in the development of such plans.

5.4           Further Assurances.  Each Party shall use its reasonable best efforts and negotiate in good faith to complete prior to Closing all exhibits to this Agreement and the Ancillary Agreements that were not completed at the execution of this Agreement to the reasonable satisfaction of the other Parties.  Each Party shall take, and cause its Affiliates to take, such actions, and execute and deliver to the Company such further deeds, bills of sale, assignments or other transfer documents as, in the opinion of the Company, may be reasonably necessary to ensure the full and effective transfer of the Assets to the Company pursuant to this Agreement; provided that the Company shall be responsible for all fees, taxes and other costs (other than such Party’s attorneys’ fees and expenses) payable with respect to the filing or recording of any such further deeds, bills of sale, assignments or other transfer documents.  For a reasonable period of time after the Closing, each Party shall continue to reasonably cooperate with the other Parties in transitioning the Activities from each Contributing Group to the Company.

5.5           Form 8-K Filing.  Not less than 5 Business days prior to the Closing Date, each of ACS and GCI shall provide the other Parent with the financial statements (which shall be audited to the extent required), or other financial information, required under Item 9.01 of SEC Form 8-K for such other Parent and its Affiliates to file such report.  Each of ACS and GCI shall cooperate with the other Parent and provide such information or documentation as may be necessary for it to complete the filing of SEC Form 8-K as may be required pursuant to Item 2.01 thereto to be filed in connection with the Transactions.  GCI will cooperate with ACS to seek from the SEC an exemption from any applicable audited financial statement requirement under Item 9.01 of SEC Form 8-K.  Notwithstanding anything else set forth herein, the Closing shall not occur until such time as (i) if required, the audited financial statements required for the filing of SEC Form 8-K have been completed or (ii) an exemption from any applicable audited financial statement requirement has been obtained.  Each Parent will bear its own costs and expenses with respect to this Section 5.5.

5.6           Legacy GCI and ACS Wireless Plans.  Prior to Closing (but following the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the

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Transactions), the Company shall, to the extent commercially reasonable, prepare to implement and integrate the billing plans used in the GCI Wireless Activities and ACS Wireless Activities prior to the Closing into the billing system that will be used by the Company following the Closing.

5.7           Asset List.  Prior to Closing, each Parent will, and will cause its Affiliates to, cooperate in producing a comprehensive list of its Assets.  Such Asset lists will include the categories set forth on Schedule 5.7 and will be provided to the other Parent no later than five months after the date hereof.

SECTION 6.	SPECIAL COVENANTS AND AGREEMENTS

6.1           Consents.

(a)           As promptly as practicable after the date hereof, the appropriate Party shall request the Consent of such Third Parties whose Consents are required.  Each Party shall thereafter use its commercially reasonable efforts to obtain those Consents that it requires as expeditiously as possible, subject to the other provisions of this Section 6.1.  No Consent shall include any material adverse change to the terms of any Assumed Contract unless otherwise agreed to in writing by the other Parent.  If notwithstanding its commercially reasonable efforts, any Party is unable to obtain any Consent for which it shall be responsible (or is unable to cause its Affiliates to obtain any such Consent), such Party shall not be liable for any breach of covenant (but such members of the other Contributing Group shall have no obligation to effect the Closing unless the condition set forth in, as the case may be, Section 7.1(c) or Section 7.2(c) hereof shall have been satisfied) except as set forth in Sections 6.9 and 9.2.  Nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual filing fees and such Party’s attorneys fees, other normal costs of doing business or costs described in Section 6.1(c)) or the giving of any other consideration by such Party in order to obtain any Consent.

(b)           To the extent requested by the Parent of the other Contributing Group, each Party agrees to cooperate fully with the members of the other Contributing Group in obtaining any necessary Consents, but such cooperating Party will not be required (i) to make any payment to any Person from whom such Consent is sought or (ii) to accept any material adverse changes in, or the imposition of any material adverse condition to, any License or any Assumed Contract as a condition to obtaining any Consent.  To the extent requested by the Parent of the Contributing Group responsible for obtaining any Consent, the Parties shall jointly participate in negotiations with Third Parties with respect to the Consents.  Each Party shall not, and shall cause its Affiliates not to, without the prior written consent of the other Parent (which may be withheld at such Parent’s sole discretion), seek amendments or modifications to the Licenses or other Assumed Contracts which would reasonably be expected to delay or prevent obtaining any Consents necessary for the Closing.

(c)           Each Party shall bear any costs required to remedy any item of noncompliance by such Person or any member of its Contributing Group with the terms of its Contracts and Licenses.  The Company shall bear any costs arising with respect to the performance of the Contracts and Licenses post-Closing (other than any costs arising as a result

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of noncompliance by any other Party or a member of its Contributing Group) in accordance with the terms of any such Contracts or Licenses (including any amendments or modifications) executed or assumed by the Company.

(d)           Each Party shall promptly furnish to any Third Party such accurate and complete information regarding the Company and such Party, including financial information concerning such Party and other information relating to the wireless and other operations of such Party (other than information which such Party reasonably deems to be proprietary), as such Third Party may reasonably require in connection with obtaining any Consent, and each Party shall promptly furnish to the other Party needing such Consent, a copy of any such information provided to such Third Party.  Each Party shall ensure that its appropriate officers and employees shall be available to attend any scheduled hearings or meetings in connection with obtaining such Consent.

(e)           The Parties shall cooperate in seeking, and use commercially reasonable efforts to obtain, a declaratory ruling, or its functional equivalent, from the FCC or other Governmental Authority as the FCC may direct, confirming that:

(1)           The Company’s assets constitute the “own facilities” of Alaska Communications Systems Holdings, Inc. or one or more of its wholly-owned subsidiaries, and GCI Communication Corp., respectively, for the purposes of 47 U.S.C. § 214(e)(1)(A), and 47 C.F.R. § 54.201(d)(1);

(2)           Alaska Communications Systems Holdings, Inc. and GCI Communication Corp. may remit all CETC Cash Flow to the Company in order to comply with 47 U.S.C. § 254(e)’s requirement that “a carrier that receives such support shall use that support only for the provision, maintenance, and upgrading of facilities and services for which the support is intended;” and

(3)           Access by Alaska Communications Systems Holdings, Inc. or one or more of its wholly-owned subsidiaries, and GCI Communication Corp., respectively, to the Company’s facilities and services under the Facilities and Network Use Agreement constitutes “access to spectrum” in areas in which the Company holds Licenses for the purpose of 47 C.F.R. §54.1003(b).

6.2           Cooperation.  The Parties shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and each Party shall execute such other documents as may be reasonably necessary to the implementation and consummation of this Agreement, and otherwise shall use its commercially reasonable efforts in good faith to do all things necessary, proper or advisable in order to consummate the Transactions in the most expeditious manner practicable (including using commercially reasonable efforts to cause the conditions to Closing set forth in Section 7 for which such Party is responsible to be satisfied as soon as reasonably practicable) and to fulfill its obligations hereunder.  Without limiting the foregoing, if a Governmental Authority requires an arrangement to be addressed through another form of agreement that requires Governmental Consent, or asserts that an arrangement requires a

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Governmental Consent the Parties did not believe was required, the Parties agree to work in good faith to obtain that Consent.

6.3           Taxes, Fees and Expenses.

(a)           Each Parent shall hold the Company harmless from any liability for payment or otherwise of any Taxes, without duplication, (i) of such Parent or its Affiliates or (ii) relating to the operation of such Parent’s or Affiliates’ Activities or the ownership of its Assets for any Tax period (or portion thereof) ending on or prior to the Closing Date (for purposes of this clause (ii), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Assets for a Tax period that includes (but does not end on) the Closing Date shall be apportioned between such Parent and the Company based upon the number of days of such period (which period shall include the Closing Date) included in the pre-Closing Tax period and the number of days of such Tax period after the Closing Date).

(b)           Each Party shall pay, or shall reimburse the Company (to the extent the Company shall have paid) for, all sales, use, transfer, and recordation and documentary Taxes, if any, arising out of the transfer by such Person of its Assets to the Company pursuant to this Agreement.  Each Parent shall pay, or shall reimburse the other Parent (to the extent such other Parent or its Affiliates shall have paid) for, 50 percent of all sales, use, transfer, and recordation and documentary taxes and fees, if any, arising out of the transfer by ACS of the Purchased Assets to GCI Member.

(c)           Upon receipt of any bill for real or personal property Taxes or similar ad valorem Taxes relating to the ACS Assets or the GCI Assets, or upon the filing of any Tax Return with respect to any such ad valorem Taxes, ACS or GCI, as applicable, and the Company shall present a statement to the other setting forth the amount of such Taxes that is attributable to the portion of the applicable Tax period that ended on the Closing Date, with such supporting evidence as is reasonably necessary to calculate such prorated amount.  The prorated amount shall be paid by the party owing it to the other within 30 days after delivery of such statement.  Any payment required under this Section 6.3(c) and not made within 30 days of delivery of the relevant statement shall bear interest at LIBOR plus 2.5% until fully paid.

(d)           Except as otherwise provided in this Agreement, each Member shall pay its own attorney’s fees and other expenses incurred in connection with the negotiation, authorization, preparation, execution, and performance of this Agreement, provided that ACS shall pay 1/3rd and GCI shall pay 2/3rd of any filing fee with respect to the Transactions related to the HSR Act.

6.4           Brokers.  Each Party represents and warrants that, except as set forth in Schedule 6.4, neither it nor any Person acting on its behalf has incurred any liability for any finders’ or brokers’ fees or commissions in connection with the Transactions.

6.5           Employee Matters.

(a)           The Company shall not be obligated to hire any employee of any Party.  Nothing in this Agreement is intended to confer upon any employee of any Party or its Affiliates

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or such employee’s legal representative or heirs any rights as a third-party beneficiary or otherwise or any remedies of any kind whatsoever under or by reason of this Agreement, or the Transactions, including any rights of employment or continued employment.  All rights and obligations created by this Agreement are solely among the Parties.

(b)           Each Member shall retain all liabilities with respect to any employees terminated by such Member at or prior to the Effective Time.

(c)           The Parties shall comply, as necessary, with the provisions of the Worker Adjustment and Retaining Notification Act, as amended, 29 U.S.C. §2101, et seq. (the “WARN Act”), as it relates to the Transactions, including providing all affected employees and other necessary persons with any notice that may be required under the WARN Act, and shall indemnify and hold harmless the Company from and against all losses arising from any noncompliance with the WARN Act.

(d)           Each Parent shall indemnify and hold harmless the Company following the Closing from and against any liability the Company may incur under COBRA as a successor to the Activities of such Parent.

6.6           Title Policies.  With respect to each fee estate in Real Property that is owned by any member of a Contributing Group, such Person shall, at its expense, deliver to the other Parent prior to Closing a commitment for title insurance, in form and substance reasonably satisfactory to the Company and the other Parent, showing no Liens except for Permitted Liens.

6.7           Risk of Loss.  The risk of any loss, damage or impairment, confiscation or condemnation of any Person’s Assets from any cause whatsoever shall be borne by such Person at all times prior to the completion of the Closing as and to the extent provided in Section 10.  In the event of any loss, damage or impairment, confiscation or condemnation, the proceeds of any claim for loss payable under any insurance policy, judgment or award with respect thereto shall be applied by such Person to repair, replace or restore such Assets to their prior condition as soon as reasonably practicable after such loss, impairment, condemnation or confiscation.

6.8           Post-Closing Access to Information.  Following the Closing for a period of 24 months, each Party (i) shall allow the Company and its authorized representatives reasonable access, on reasonable notice and at the Company’s expense during normal business hours, to such Party’s books and records, for the purpose of audit, inspection or investigation relating to the business, tax and financial affairs of the Company as well as to any third-party claims made against the Company, relating to or arising from the acquisition, ownership or conduct of the operations of such Party’s Assets or Activities during the time period prior to Closing, and (ii) shall furnish or cause to be furnished to the Company or its authorized representatives all information with respect to the Assets and Activities of such Person as the Company may reasonably request.  Any such audit, investigation or request for information shall be conducted in such manner as not to interfere unreasonably with such Person’s then-ongoing business.

6.9           Post-Closing Consents and Subsequent Transfers.  In the event that any Party shall be unable to obtain prior to Closing any Consent required by such Party or its Affiliates to assign any of the Licenses or Assumed Contracts to be transferred by such Person to the

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Company, the Company and the Members agree that at the option of the Member not affiliated with such non-performing Party, either (1) such Member shall waive such Consent as a precondition to assignment and such License or Assumed Contract shall be assigned by such Member to the Company, or (2) such License or Assumed Contract to which such Consent relates shall not be assigned and (i) the Person required to obtain such Consent shall cause such License or Assumed Contract to remain in effect and shall use its commercially reasonable efforts to give the Company the benefit of such License or Assumed Contract to the same extent as if it had been assigned, and the Company shall perform such Person’s obligations under such License or Assumed Contract relating to the benefit obtained by the Company, and (ii) the Person that was required to obtain such Consent and the Company shall continue to cooperate to try to obtain such Consent as soon as practicable after Closing, with the provisions of Section 6.1 continuing to apply to such Consent.  Upon the subsequent receipt of any such Consent to transfer any such License or Assumed Contract, or upon the subsequent waiver by the non-affiliated Member of the requirement that such Consent be obtained, such License or Assumed Contract shall be promptly assigned to the Company.

6.10           Confidentiality/Press Releases.  Each Parent will hold, and will cause its Affiliates and its and their officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to hold, in confidence all information (other than such information as may be publicly available) furnished by, or obtained from, the other Parent and its Affiliates (“Provider”) to such Parent and its Affiliates (“Receiver”) in connection with the Transactions, as well as all information concerning Provider, its Affiliates or its assets or Activities contained in any analyses, compilations, studies or other documents prepared by or on behalf of Receiver based on information provided by, or obtained from, Provider (collectively, the “Information”) in the manner set forth in the Existing NDA or, following the Closing, Section 16.20 of the Operating Agreement.

(a)           If the Transactions are not consummated, each Party, as Receiver, agrees that:  (i) the Information, except for that portion thereof which consists of analyses, compilations, studies or other documents prepared by or on behalf of Receiver, will be returned to Provider immediately upon Provider’s request therefor; and (ii) that portion of the Information which consists of analyses, compilations, studies or other documents prepared by or on behalf of Receiver will be destroyed by Receiver.  Notwithstanding the foregoing, the Receiver may retain data or electronic records containing Information (i) for the legal department of the Receiver for compliance, evidentiary or archival purposes and (ii) for the purposes of backup, recovery, contingency planning or business continuity planning so long as such data or records are not accessible in the ordinary course of business and are not accessed except as required for backup, recovery, contingency planning or business continuity purposes.

(b)           Each Parent and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement without the prior written consent of the other Parent, except with respect to (i) any disclosures to any Governmental Authority which it is required to make under any Legal Requirement (including with respect to any such Person’s public reporting obligations under applicable securities laws), or (ii) filing this Agreement with, or disclosing the terms of

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this Agreement to, any institutional lender to such Person or any of its Affiliates or potential investor in such Person or any of its Affiliates.  The Parties shall cooperate to issue a press release publicly announcing this Agreement and the Transactions and shall mutually agree upon the timing and contents of such press release.  Notwithstanding the foregoing, any Party may without consulting with any other Party make additional announcements that are substantially similar in form as the mutually agreed upon press release referenced in the prior sentence.

6.11           Assignments to Members.  ACS shall contribute and cause each of its Affiliates to contribute all of the ACS Assets to the ACS Member prior to the Closing.  GCI shall contribute and cause each of its Affiliates to contribute all of the GCI Assets to GCI Member prior to or at the Closing.

6.12           Bulk Sales Law.  Each Member shall cooperate with the Company and the other Member, be liable for, and hold the Company harmless with respect to, compliance or failed compliance with any bulk sales or other law, including with respect to Taxes, that if not complied with would create successor or derivative liability by operation of law, if applicable, of the states in which its Assets are located and its Activities are conducted.

6.13           HSR Act.

(a)           Each Parent shall as promptly as practicable, but in no event later than five Business Days following the execution and delivery hereof, file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “Antitrust Division”) the notification and report form, if any, required for the Transactions and any supplemental information requested in connection therewith pursuant to the HSR Act.  Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act.  To the extent permissible under applicable Legal Requirements, each Parent shall obtain all requisite approvals, clearances and authorizations for the Transactions under the HSR Act or other Antitrust Laws and use its reasonable best efforts to do each of the following with respect to matters relating to Antitrust Laws:  (i) cooperate reasonably in all respects with the other Parent in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other Parent of any communication received by such Party from, or given by such Party to, the Antitrust Division, the FTC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions, (iii) permit the other Parent, or the other Parent’s legal counsel, to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the Antitrust Division, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, (iv) give the other Parent the opportunity to attend and participate in such meetings and conferences to the extent allowed by applicable Legal Requirements or by the applicable Governmental Authority, (v) in the event one Parent is prohibited by applicable Legal Requirements or by the applicable Governmental Authority from participating in or attending any meetings or conferences, keep the other promptly and reasonably apprised with respect thereto, (vi) cooperate reasonably in the filing of any memoranda, white papers, filings, correspondence, or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or

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responding to requests or objections made by any Governmental Authority and (vii) furnish the other Parent with copies of all correspondence, filings, and written communications between the Parent and any Governmental Authority with respect to this Agreement and the Transactions, except that any materials containing valuation information, internal financial information, or competitively sensitive information may be designated for limited distribution as appropriate.  Either Parent may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parent under this Section 6.13(a) as “outside counsel only.”  Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

(b)           Each Parent will use reasonable best efforts to resolve any objections that may be asserted by any Person with respect to the Transactions under any Antitrust Law.  In connection with the foregoing, if any proceeding is instituted or threatened to be instituted challenging any Transaction as violative of any Antitrust Law, each Parent will cooperate in good faith in all respects with each other and use reasonable best efforts to contest and resist any such proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal, unless by mutual agreement the Members decide that litigation is not in their respective best interests.  Each Parent shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such Transactions as promptly as possible after the execution of this Agreement.  In connection with and without limiting the foregoing, each Parent shall use reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Authority, so as to enable the Parties to close the Transactions as expeditiously as possible.

6.14           Network Capacity and Maintenance.  All network capacity included in the Contributed Assets shall be contributed pursuant to the IRU Contribution Agreement and maintenance shall be provided in accordance with the Joint Maintenance Agreement.  The remedies set forth in such agreements shall be the sole and exclusive remedies for breaches of any representations, warranties and covenants with respect to such network capacity and the maintenance thereof.

6.15           Payment of CETC Amounts.  After the Closing, each Party shall promptly deliver, and cause its Affiliates to promptly deliver, to the Company an amount equal to all CETC Cash Flow as and when received by it and its Affiliates for support and maintenance of the Company’s network.  Each Party shall take all commercially reasonable actions necessary to assure continued receipt of CETC Cash Flow, including the continued filing of high cost line counts and any other reports required by the FCC or USAC as a condition of receipt of the CETC Cash Flow.  In the event that the FCC and/or USAC do not agree to disburse the CETC Cash Flow directly to the Company, each Party shall maintain with USAC separate Service Area Codes for Wireless services and will establish financial accounts, with appropriate instructions,

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such that any payments of CETC Cash Flow received by a Contributing Group will be automatically transferred to the Company.

6.16           Agreed Tax Treatment; Allocation.

(a)           The Parties acknowledge and agree that, for U.S. federal income Tax purposes and for the purpose of any corresponding state, local or foreign Taxes, (x) at the Effective Time (i) ACS will be treated as having sold the Purchased Assets to GCI in a fully taxable transaction prior to the consummation of the transactions described in (ii) and (iii) below, (ii) ACS will be treated as having contributed the ACS Assets (other than the Purchased Assets) to the Company in exchange for (A) a membership interest in the Company as set forth in, and in accordance with the terms of, the Operating Agreement, in a transaction qualifying as a tax-free contribution described in Section 721(a) of the Code, and (B) the assumption by the Company of the Assumed Liabilities relating to the ACS Assets or the ACS Wireless Activities, and (iii) GCI will be treated as having contributed the GCI Assets and the Purchased Assets to the Company in exchange for (A) a membership interest in the Company as set forth in, and in accordance with the terms of, the Operating Agreement, in a transaction qualifying as a tax-free contribution described in Section 721(a) of the Code and (B) the assumption by the Company of the Assumed GCI Liabilities relating to the GCI Assets or the GCI Wireless Activities and (y) the Parties shall report the transactions for U.S. federal and applicable state income Tax purposes in a manner consistent with the above described treatment.

(b)           The Parties agree that the Purchase Price (including the Assumed Liabilities, if any, attributable to the Purchased Assets to the extent properly taken into account for U.S. federal income tax purposes) shall be allocated among the Purchased Assets in accordance with Code Section 1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate) as shown on the allocation schedule (the “Allocation Schedule”).  The Allocation Schedule shall be prepared by the Parties prior to the Closing Date and shall be subject to mutual agreement by ACS and GCI.  ACS, GCI, the Company and their Affiliates shall file all Tax Returns (including Internal Revenue Service Form 8594) in a manner consistent with, and shall take no position in any audit, proceeding or otherwise inconsistent with, the Allocation Schedule.

6.17           Forwarding Inquiries and Payments; Collection of Accounts Receivable.

(a)           For a period of 12 months from the Closing Date, each Contributing Group shall forward to the Company any e-mail, facsimile, postal mail or telephone inquiries that such Contributing Group receives to the extent relating to its Activities and not otherwise addressed pursuant to the GCI Services Agreement or the ACS Services Agreement and shall promptly after the Closing Date file complete and adequate forwarding notices with the postal officials and appropriate telephone utilities provided by the Company for the forwarding to the Company of all mail and telephone calls relating to the Assets or the Activities.

(b)           To the extent (i) either Contributing Group receives any payments in respect of any of their portion of the ACS Assets or GCI Assets that relate to the post-Closing operations of the Activities, such Contributing Group shall promptly forward the same to the Company, or (ii) the Company receives any payments in respect of any of the Excluded Assets,

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the Company shall promptly forward the same to the appropriate Contributing Group, in each case to the extent not otherwise addressed pursuant to this Agreement or the Ancillary Agreements.  The Parties also agree to use commercially reasonable efforts to coordinate the collection of the accounts receivable of the Activities that constitute Excluded Assets and those that arise in connection with the Activities after the Closing Date, including advance notice of any referral of unpaid accounts receivable to a collection agency or the initiation of litigation or other enhanced collection procedures.

6.18           ICA Order.  ACS shall as promptly as practicable, but in no event later than 60 days following the execution and delivery hereof, file with the SEC an application for an order  to be issued by the SEC either (i) pursuant to Section 3(b)(2) of the Investment Company Act, declaring that as a result of and after giving effect to the Transactions, ACS is primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities, or, alternatively, (ii) pursuant to Section 6(c) of the Investment Company Act granting ACS an exemption from all provisions of the Investment Company Act.  ACS will use reasonable best efforts to obtain the ICA Order as soon as reasonably practicable after the date hereof.

6.19           Transaction Opinion.  GCI shall use reasonable best efforts to cause the Transaction Opinion to be issued so as not to delay the Closing.  Such efforts shall include entering into an engagement letter as soon as reasonably practicable with a nationally recognized investment banking or valuation firm, paying any applicable fees, providing all necessary information to such firm and requesting the Transaction Opinion from such firm.

SECTION 7.	CONDITIONS TO THE OBLIGATIONS TO CLOSE

7.1           Conditions to Obligations of ACS Contributing Group.  All obligations of ACS, ACS Member and the Company at the Closing hereunder are subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by ACS for purposes of consummating such transactions, but without prejudice to any other right or remedy which ACS or ACS Member may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of, GCI or GCI Member contained in this Agreement or any other certificate or instrument furnished by GCI or GCI Member hereunder:

(a)           Representations and Warranties.  All representations and warranties of each of GCI and GCI Member in this Agreement shall be true and correct in all respects to the extent qualified by materiality and in all material respects to the extent not so qualified at and as of the Closing Date as though such representations and warranties were made at and as of such time, except insofar as any such representation or warranty is made as of the date of this Agreement or any other specified date (in which case it shall be true and correct in all respects to the extent qualified by materiality and in all material respects to the extent not so qualified as of the date of this Agreement or such other specified date).  ACS and ACS Member shall have received a certificate signed by authorized officers of GCI and GCI Member to the effect of the preceding sentence.

(b)           Covenants and Conditions.  Each of GCI and GCI Member shall have in all material respects performed and complied with all covenants, agreements, and conditions

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required by this Agreement to be performed or complied with by it prior to or on the Closing Date.  ACS and ACS Member shall have received a certificate signed by authorized officers of GCI and GCI Member to the effect of the preceding sentence.

(c)           Consents.  Each of the Material Consents to be obtained by a member of the GCI Contributing Group, in form and substance reasonably acceptable to ACS, shall have been duly obtained and delivered to ACS with, as a result of obtaining such Consent, no material adverse change having been made in the terms of any License or Assumed Contract that is the subject of such Material Consent.

(d)           Licenses.  No FCC Licenses or ETC Designations relating to the GCI Wireless Activities shall have been revoked, canceled, expired without renewal or suspended and no Proceeding shall be pending the effect of which is reasonably likely to be to revoke, cancel, fail to renew, or suspend any FCC Licenses or ETC Designations relating to the GCI Wireless Activities.

(e)           Membership Documents.  The Operating Agreement and the other Ancillary Agreements shall have been duly executed and delivered by GCI, GCI Member and the other parties thereto, as applicable (other than ACS and ACS Member), and all such parties shall have become parties to the Arbitration Agreement pursuant to a joinder agreement in form and substance reasonably acceptable to the Parties, and each Ancillary Agreement shall constitute the legal, valid, and binding obligation of each of such parties, enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the Enforceability Exceptions.

(f)           Lien Searches.  Any lien searches that shall have been obtained by ACS, at its expense, shall disclose no Liens on any material GCI Assets other than Permitted Liens.

(g)           Governmental Consents.  All waiting periods under the HSR Act applicable to this Agreement or the Transactions shall have expired or been terminated and any Governmental Consents shall have been obtained.

(h)           Material Adverse Change.  GCI and its Affiliates shall not have suffered any material adverse change in the GCI Assets or the GCI Wireless Activities, its liabilities, condition (financial or otherwise) or results of operations, including as a result of any damage, destruction or loss affecting the GCI Assets, other than any material adverse change resulting from (i) general economic conditions, (ii) changes adversely affecting the wireless industry in which GCI operates (so long as no Parent is disproportionately affected thereby), (iii) the negotiation, announcement, execution, delivery, consummation or pendency hereof or of the Transactions, any litigation relating to this Agreement or the Transactions or any action or inaction by GCI or its Affiliates contemplated by or required by this Agreement, (iv) changes in accounting principles, (v) matters disclosed or referred to in the Schedules, or (vi) attack, outbreak, hostility, terrorist activity, act or declaration of war or act of public enemies or other geopolitical event (so long as no Parent is disproportionately affected thereby).

(i)           Governmental Orders.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree,

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stipulation, determination or award that is in effect and has the effect of making any material aspect of the Transactions illegal, otherwise restraining or prohibiting consummation of any material aspect of the Transactions or causing any material aspect of the Transactions to be rescinded following completion thereof.

(j)           Deliveries.  GCI and GCI Member shall have made or stand willing and able to make all the deliveries to the Company set forth in Section 8.2.

(k)          Absence of Proceedings.  There shall not be pending or threatened any Proceeding (i) challenging or seeking to restrain or prohibit the Transactions or seeking to obtain from ACS or ACS Member or any of their respective Affiliates, in connection with the Transactions, any damages that are material in relation to ACS or ACS Member (as the case may be) taken as whole, (ii) seeking to prohibit or limit the ownership or operation by the Company of any material portion of the Activities or the Assets or to compel ACS, ACS Member or the Company to dispose of or hold separate any material portion of the Activities or the Assets, in each case as a result of the Transactions, or (iii) seeking to impose any conditions or restrictions that, individually or in the aggregate, in the reasonable judgment of ACS or ACS Member, would materially impair (or would reasonably be expected to materially impair) the ability of ACS or ACS Member to consummate the Transactions or would reasonably be expected to have a material adverse effect on the economic benefits to ACS or ACS Member arising therefrom.

(l)           Bankruptcy Event.  No Bankruptcy Event shall have occurred and be continuing with respect to any member of the GCI Contributing Group.

(m)         Investment Company Act. The ICA Order shall have been granted to ACS.

(n)          Transaction Opinion. GCI shall have received the Transaction Opinion.

(o)          Exhibits.  All exhibits to this Agreement, the Ancillary Agreements, the Pre-Closing Agreements and the Operating Agreement that were not completed at the execution of this Agreement shall have been completed to the reasonable satisfaction of ACS.

7.2           Conditions to Obligations of GCI Contributing Group.  All obligations of GCI and GCI Member at the Closing hereunder are subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by GCI for purposes of consummating the Transactions, but without prejudice to any other right or remedy which GCI or GCI Member may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of, ACS or ACS Member contained in this Agreement or any other certificate or instrument furnished by ACS, ACS Member or the Company hereunder:

(a)           Representations and Warranties.  All representations and warranties of each of ACS and ACS Member in this Agreement shall be true and correct in all respects to the extent qualified by materiality and in all material respects to the extent not so qualified at and as of the Closing Date as though such representations and warranties were made at and as of such time, except insofar as any such representation or warranty is made as of the date of this

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Agreement or any other specified date (in which case it shall be true and correct in all respects to the extent qualified by materiality and in all material respects to the extent not so qualified as of the date of this Agreement or such other specified date).  GCI and GCI Member shall have received a certificate signed by authorized officers of ACS and ACS Member to the effect of the preceding sentence.

(b)           Covenants and Conditions.  Each of ACS and ACS Member shall have in all material respects performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.  GCI and GCI Member shall have received a certificate signed by authorized officers of ACS and ACS Member to the effect of the preceding sentence.

(c)           Consents.  Each of the Material Consents to be obtained by a member of the ACS Contributing Group, in form and substance reasonably acceptable to GCI, shall have been duly obtained and delivered to GCI with, as a result of obtaining such Consent, no material adverse change having been made in the terms of the License or Assumed Contract that is the subject of such Material Consent.

(d)           Licenses.  No FCC Licenses or ETC Designations relating to the ACS Wireless Activities shall have been revoked, cancelled, expired without renewal or suspended and no Proceeding shall be pending the effect of which is reasonably likely to be to revoke, cancel, fail to renew, or suspend any FCC Licenses or ETC Designations relating to the ACS Wireless Activities.

(e)           Membership Documents.  The Operating Agreement and the other Ancillary Agreements shall have been duly executed and delivered by ACS, ACS Member and the other parties thereto, as applicable (other than GCI and GCI Member), and all such parties shall have become parties to the Arbitration Agreement pursuant to a joinder agreement in form and substance reasonably acceptable to the Parties, and each Ancillary Agreement shall constitute the legal, valid, and binding obligation of each of such parties enforceable against it in accordance with its terms, except to the extent such enforceability may be limited by the Enforceability Exceptions.

(f)           Lien Searches.  Any lien searches that shall have been obtained by GCI, at its expense, shall disclose no Liens on any material ACS Assets other than Permitted Liens.

(g)           Governmental Consents.  All waiting periods under the HSR Act applicable to this Agreement or the Transactions shall have expired or been terminated and any Governmental Consents shall have been obtained.

(h)           Material Adverse Change.  ACS and its Affiliates shall not have suffered any material adverse change in the ACS Assets or the ACS Wireless Activities, its liabilities, condition (financial or otherwise) or results of operations, including as a result of any damage, destruction or loss affecting the ACS Assets, other than any material adverse change resulting from (i) general economic conditions, (ii) changes adversely affecting the wireless industry in which ACS operates (so long as no Parent is disproportionately affected thereby), (iii) the negotiation, announcement, execution, delivery, consummation or pendency hereof or of the

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Transactions, any litigation relating to this Agreement or the Transactions or any action or inaction by ACS or its Affiliates contemplated by or required by this Agreement, (iv) changes in accounting principles, (v) matters disclosed or referred to in the Schedules, or (vi) attack, outbreak, hostility, terrorist activity, act or declaration of war or act of public enemies or other geopolitical event (so long as no Parent is disproportionately affected thereby).

(i)           Governmental Orders.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award that is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of such Transactions or causing such Transactions to be rescinded following completion thereof.

(j)           Deliveries.  ACS and ACS Member shall have made or shall stand willing and able to make all the deliveries to the Company set forth in Section 8.2.

(k)          Absence of Proceedings.  There shall not be pending or threatened any Proceeding (i) challenging or seeking to restrain or prohibit the Transactions or seeking to obtain from GCI or GCI Member or any of their respective Affiliates, in connection with the Transactions, any damages that are material in relation to GCI or GCI Member (as the case may be) taken as whole, (ii) seeking to prohibit or limit the ownership or operation by the Company of any material portion of the Activities or the Assets or to compel GCI, GCI Member or the Company to dispose of or hold separate any material portion of the Activities or the Assets, in each case as a result of the Transactions, or (iii) seeking to impose any conditions or restrictions that, individually or in the aggregate, in the reasonable judgment of GCI or GCI Member, would materially impair (or would reasonably be expected to materially impair) the ability of GCI or GCI Member to consummate the Transactions or would reasonably be expected to have a material adverse effect on the economic benefits to GCI or GCI Member arising therefrom.

(l)           Bankruptcy Event.  No Bankruptcy Event shall have occurred and be continuing with respect to any member of the ACS Contributing Group.

(m)         Transaction Opinion.  GCI shall have received the Transaction Opinion.

(n)          Exhibits.  All exhibits to this Agreement, the Ancillary Agreements, the Pre-Closing Agreements and the Operating Agreement that were not completed at the execution of this Agreement shall have been completed to the reasonable satisfaction of GCI.

SECTION 8.	CLOSING AND CLOSING DELIVERIES

8.1           Time and Place of Closing.  Subject to (i) the satisfaction or, to the extent permissible by Legal Requirements, waiver (by the Parent for whose benefit the closing condition is imposed), of the closing conditions described in Section 7, and (ii) the provisions of Section 9 hereof, the closing of the Transactions (the “Closing”) will take place at the offices of GCI, 2550 Denali Street, Suite 1000, Anchorage, Alaska, at 10:00 a.m., local time, on the fifth Business Day following the date on which each of the conditions set forth in Section 7 is satisfied or waived by the Party entitled to waive such condition (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such

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conditions or waiver by the Party entitled to waive such conditions) (the “Closing Date”); or on such other date or other location as shall otherwise be mutually agreed upon by the Parents.

8.2           Deliveries by the Members.  Prior to or on the Closing Date, and subject to the terms of Section 6.10 hereof, the appropriate Member shall deliver to the Company the following, in form and substance reasonably satisfactory to the other Member and its counsel:

(a)           Transfer Documents.  Duly executed Instruments of Assignment and duly executed bills of sale, deeds, motor vehicle titles, assignments of the Licenses and other Assumed Contracts and such other transfer documents which shall be sufficient to vest good and marketable title to such Member’s Assets in the name of the Company, free and clear of any Liens (except for the Permitted Liens);

(b)           Consents.  The original of each Consent which has been obtained relating to such Contributing Group;

(c)           Secretary’s Certificate.  A certificate dated as of the Closing Date, executed by the Secretary or Assistant Secretary of each of such Member:  (i) certifying that the resolutions, as attached to such certificate, were duly adopted by such Person’s board of directors and shareholders (if required), or managers and members (if required), as applicable, authorizing and approving the execution of this Agreement and the consummation of the Transactions and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, such Person’s articles of incorporation or other organizational documents and a certificate of good standing certified by an appropriate state official, and, if appropriate, certificates of qualification as a foreign corporation certified by an appropriate state official of those states in which such Person conducts it Activities, all certified by such state officials as of a date not more than 20 days before the Closing Date and by such Person’s Secretary or Assistant Secretary as of the Closing Date, and a copy of such Person’s bylaws or operating agreement, as applicable, certified by such Person’s Secretary or Assistant Secretary as of the Closing Date;

(d)           Title Insurance on Fee Estates.  A commitment for an owner’s title insurance policy, in customary form for commercial property in such location, obtained by such Member at its expense, insuring the Company’s fee simple title in any fee estates included in must Member’s Real Property, in an amount equal to the fair market value of such real property, subject only to Permitted Liens, or any Liens with respect to which such Member shall agree to indemnify the Company, with the final title insurance policy being delivered as soon as practicable after the Closing;

(e)           Contracts, Activities Records, Etc.  Promptly after Closing, copies of all Licenses and Assumed Contracts relating to such Member or its Contributing Group, and all files and records included in such Member’s Assets; and

(f)           Operating Agreement.  The Operating Agreement, and any other Ancillary Agreements to which such Member is specified to be a party, duly executed by such Member.

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8.3           Deliveries by the Company.  On the Closing Date, and subject to the terms of Section 6.10 hereof, the Company shall deliver to the Members the following, in form and substance reasonably satisfactory to the Members and their counsels:

(a)           Assumption Agreements.  Duly executed Instruments of Assumption, pursuant to which the Company shall assume and undertake to perform each Member’s obligations arising after the Effective Time under the Licenses and Assumed Contracts; and

(b)           Loan Agreement.  The Loan Agreement, and any other Ancillary Agreements to which the Company is specified to be a party, duly executed by the Company.

SECTION 9.	RIGHTS OF THE COMPANY AND THE MEMBERS ON TERMINATION OR BREACH

9.1           Termination Rights.  This Agreement shall automatically terminate on the date that is 120 days after the date of this Agreement, if (i) the Closing has not occurred and (ii) all of the 120 Day Consents have not been obtained.  This Agreement may be terminated prior to the Closing:

(a)           At any time by mutual written consent of both Parents;

(b)           By either Parent if on and after the 121st day after the date of this Agreement, the non-terminating Parent or any of its Affiliates has failed to maintain in full force and effect any of its non-regulatory Material Consents that it or any of its Affiliates has obtained; provided, however, that a Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b) if (i) the failure of the other Parent or any of its Affiliates to maintain in full force and effect such Material Consent results from a material breach by such terminating Parent or any of its Affiliates of any of their representations, warranties, covenants or agreements contained herein or in any Ancillary Agreement or (ii) the Parent seeking to terminate has failed to maintain in full force and effect all of its non-regulatory Material Consents;

(c)           By ACS if (A) there have been one or more breaches by GCI or the GCI Member of any of their representations, warranties, covenants or agreements contained herein or in any Ancillary Agreement that have not been waived by ACS and would result in the failure to satisfy any of the conditions set forth in Section 7.1 (Conditions to Obligations of ACS Contributing Group) and such breaches have not been cured within 10 days after written notice thereof has been received by GCI or (B) any of the conditions set forth in Section 7.1 (Conditions to Obligations of ACS Contributing Group) has become incapable of being satisfied on or before the Outside Date and has not been waived by ACS; provided, in each case that ACS and its Affiliates are not in material breach of any of their representations, warranties, covenants or agreements contained herein or in any Ancillary Agreement;

(d)           By GCI if (A) there have been one or more breaches by ACS or the ACS Member of any of their representations, warranties, covenants or agreements contained herein or in any Ancillary Agreement that have not been waived by GCI and would result in the failure to satisfy any of the conditions set forth in Section 7.2 (Conditions to Obligations of GCI Contributing Group) and such breaches have not been cured within 10 days after written notice

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thereof has been received by ACS or (B) any of the conditions set forth in Section 7.2 (Conditions to Obligations of GCI Contributing Group) has become incapable of being satisfied on or before the Outside Date and has not been waived by GCI; provided, in each case that GCI and its Affiliates are not in material breach of any of their representations, warranties, covenants or agreements contained herein or in any Ancillary Agreement;

(e)           By either Parent if the terminating Parent’s board of directors has received a Superior Proposal and such Parent has previously paid or pays no later than three Business Days after such termination to the other Parent the Superior Proposal Fee due under Section 9.2(b), and acceptance by the other Parent of the Superior Proposal Fee shall constitute acceptance by it of the validity of any termination of this Agreement under this Section 9.1(e);

(f)           If the Closing hereunder has not taken place within 15 months and ten days of the date of this Agreement (the “Outside Date”); provided, however, that a Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) if the failure to consummate the Closing by such date results from material breach by such Parent or any of its Affiliates of any of their representations, warranties, covenants or agreements contained herein or in any Ancillary Agreement.

In the event of termination by either Parent pursuant to this Section 9.1, written notice thereof shall promptly be given to the other Parent, setting forth the clause of Section 9.1 pursuant to which such Party is terminating and the facts giving rise to such Party’s termination right in reasonable detail, and this Agreement and the Transactions shall be terminated, without further action by any Party.  Upon such termination:  (i) if no Party is in intentional or willful material breach of any provision of this Agreement, the Parties shall not have any further liability to each other except as set forth in Section 9.2 hereof; or (ii) except as set forth in Section 9.2(c), if any Party shall be in intentional or willful material breach of any provision of this Agreement, the other Parties shall have all rights and remedies available at law or equity.

9.2           Termination Fee.

(a)           If a Parent terminates this Agreement pursuant to Section 9.1(b), the Parties agree that the terminating Parent shall have suffered a loss and value of an incalculable nature and amount, unrecoverable in law, and the other Parent shall pay to the terminating Parent a fee of $5 million in immediately available funds by wire transfer no later than three Business Days after such termination.

(b)           If a Parent terminates this Agreement pursuant to Section 9.1(e), the Parties agree that the other Parent shall have suffered a loss and value of an incalculable nature and amount, unrecoverable in law, and if the terminating Parent is ACS, then ACS shall pay to GCI a fee of $20 million, or if the terminating Parent is GCI, then GCI, shall pay to ACS a fee of $40 million (in either case, the “Superior Proposal Fee”), in immediately available funds by wire transfer no later than three Business Days after such termination or such sale.

(c)           Notwithstanding anything to the contrary in this Agreement, upon termination of this Agreement pursuant to Section 9.1(b) or 9.1(e), a Parent’s right to receive payment of the fees pursuant to this Section 9.2 shall be the sole and exclusive remedy of such

44

Parent and its Affiliates against the other Parent or any of its Affiliates or any of their respective stockholders or representatives for any and all Damages that may be suffered based upon, resulting from or arising out of the circumstances giving rise to such termination, and upon payment of the fees owed under this Section 9.2, none of the other Parties or any of its Affiliates or any of their respective stockholders or representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

9.3           Specific Performance.  Prior to termination of this Agreement, in the event any Party refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate.  The other Parties shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement.  In the event of an action by any of the Parties to obtain specific performance of the terms of this Agreement, each other Party hereby waives the defense that there is an adequate remedy at law.

SECTION 10.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES, AND INDEMNIFICATION

10.1           Affiliates.  The indemnification rights provided in this Section 10 shall, in any instance, extend to any Affiliate of either Parent although any indemnification claims by such Persons shall be made by and through the Claimant.

10.2           Representations and Warranties.  All representations, warranties and pre-closing covenants contained in this Agreement shall be deemed continuing representations, warranties and covenants, and shall survive the Closing Date for 18 months following the Closing Date with respect to any claim by the Company or the other Parent or its Member as the Person claiming indemnification (the “Claimant”) that a Parent or its Member (the “Indemnifier”) has breached its representations or warranties contained in this Agreement or failed to comply with its pre-closing covenants contained herein; provided, however, that the representations and warranties set forth in Section 4.3(b) regarding title of Assets shall survive for the period of the applicable statute of limitations, and those set forth in Section 4.8 (Environmental Laws) relating to the pre-Closing period shall survive for five years following the Closing Date.  In clarification of the foregoing, the Parties confirm that the covenants herein to be performed following the Closing, including under this Section 10, shall survive in each instance until 18 months after the required performance thereof.  Any investigations by or on behalf of any Party or Knowledge of any Party shall not constitute a waiver by such Party of its rights to enforce any representation, warranty or covenant contained herein of the other Parties.

10.3           Indemnification by Each Parent.  Subsequent to the Closing, and regardless of any investigation made at any time by or on behalf of the Company or a member of the other Contributing Group, or any information or Knowledge the Company or any other Party may have, each Parent and its Member as Indemnifier shall indemnify and hold the Company and the other Parent and its Member, as Claimant, harmless against and with respect to, and shall reimburse the Company and the other Parent and its Member for:

45

(a)           Any and all expenses, losses, liabilities or damages (“Damages”) resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant contained herein by such Parent and its Member;

(b)           Any and all obligations or liabilities of such Parent and its Member not assumed by the Company pursuant to the terms hereof;

(c)           Any and all Damages resulting from such Parent’s and its Contributing Group’s Activities or the ownership or operation of its Assets prior to the Effective Time (including, in the case of ACS, the Purchased Assets) including any and all liabilities which relate to events occurring prior to the Effective Time arising under its Licenses and Assumed Contracts (other than Damages described in Section 10.3(e));

(d)           (i) To the extent final and not subject to further appeal or requests for waiver, any and all forfeitures, fines or monetary judgments (including voluntary contributions to the U.S. Treasury paid pursuant to an FCC-approved Consent Decree or other settlement to which the FCC is a party) in excess of overpayments of High Cost Universal Service Support from the Universal Service Fund (each a “Fine”) to the extent that any such Fine results from acts or omissions of any member of the applicable Contributing Group, including but not limited to deficiencies in the customer billing address, line type, line count or other information provided by such Contributing Group, rather than from acts or omissions by the Company;

(ii) To the extent final and not subject to further appeal or requests for waiver, any decrease in CETC Cash Flow from a Contributing Group’s activities due to failure to file any required reports necessary to maintain that Contributing Group’s eligibility to receive High Cost Universal Service Support, failure to cooperate with any FCC or USAC required audit, including a Payment Quality Assurance review, or other investigation, or failure to respond to lawful process, in each case before the closing, except to the extent that such failure resulted from acts or omissions by the Company with respect to actions required of the Company by Exhibit F to Facilities and Network Use Agreement;

(e)           Any and all Damages resulting from any Environmental Claims (regardless of whether any representation or warranty contained in Section 4.8 is incorrect) related to the ownership or operation of such Parent’s or its Affiliate’s Real Property (including, in the case of ACS, any Real Property included in the Purchased Assets) prior to the Effective Time;

(f)           Any and all Damages resulting from any claim that a collective bargaining agreement or other contract with a Union is binding upon the Company or imposes on the Company any duty to bargain with any Union to the extent such claim relates to any collective bargaining agreement or other contract with a Union by such Parent or any of its Affiliates; and

(g)           Any and all actions, suits, proceedings, claims, demands, assessments, judgments, reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

46

10.4           Indemnification by the Company.  Subsequent to the Closing, the Company shall indemnify and hold each Member harmless against and with respect to, and shall reimburse each Member for:

(a)           Any and all Damages resulting from (i) the Company’s operation or ownership of the Members’ Assets or Activities on and after the Effective Time, including any and all liabilities arising under the Licenses and Assumed Contracts which relate to events occurring after the Effective Time and (ii) Assumed Liabilities;

(b)           Any and all Damages resulting from the contribution to the Company by a Member of any License or Assumed Contract prior to the receipt by such Member of the Consent required for the assignment thereof, contingent upon such Consent having been waived by the other Member as a precondition to such assignment;

(c)           Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

(d)           (i)           To the extent final and not subject to further appeal or requests for waiver, any and all amounts of overpayment of High Cost Universal Service Support required to be remitted to the Universal Service Administrator or the U.S. Treasury, regardless of the cause of the overpayment relating to High Cost Universal Service Support that was transferred to Company as CETC Cash Flow at the Closing; and

(ii)           To the extent final and not subject to further appeal or requests for waiver, (x) any and all Fines to the extent that such Fine results from acts or omissions by the Company in the preparation of line count forms or other information supplied by Company to a Contributing Group for an FCC or USAC required submission, report or audit, Payment Quality Assurance review or other investigation or litigation with respect to High Cost Universal Service Support; and (y) favorable CETC adjustments that increase the High Cost Universal Service Support with respect to a period for which the ordinary course payment of such support occurred during the period prior to the Closing.

10.5           Procedure for Indemnification.  The procedure for indemnification shall be as follows:

(a)           The Claimant, as the party claiming indemnification, shall give written notice to the Indemnifier of any claim, whether between or among Parties or brought by a Third Party, within 20 days of receiving notice, or becoming aware, thereof and specifying (i) the factual basis for such claim (to the extent known by the Claimant) and (ii) if known, the amount of the claim; provided that, failure to give such notice within 20 days shall not constitute a defense to any claim for indemnification unless, and only to the extent that, such failure materially prejudices the Indemnifier except that the Indemnifier shall not be liable for any expenses incurred during the period in which the Claimant failed to give such notice.  Thereafter, the Claimant shall deliver to the Indemnifier, promptly following the Claimant’s receipt thereof,

47

copies of all notices and documents (including court papers) received by the Claimant relating to the claim.

(b)           Following receipt of notice from the Claimant of a claim, the Indemnifier shall have 30 days to make such investigation of the claim as the Indemnifier deems necessary or desirable.  For the purposes of such investigation, the Claimant agrees to make available to the Indemnifier and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim.  If the Claimant and the Indemnifier agree at or prior to the expiration of said 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifier shall immediately pay to the Claimant the full amount of the claim.  If the Claimant and the Indemnifier do not agree within such period (or any mutually agreed upon extension thereof), the Claimant may seek a remedy in accordance with the Arbitration Agreement.

(c)           With respect to any claim by a Third Party as to which the Company or either Parent and its Member is claiming indemnification hereunder, the Indemnifier shall have the right, at its own expense, to participate in or assume control of the defense of such claim with counsel selected by the Indemnifier, and the Claimant shall cooperate fully with the Indemnifier, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifier.  Such cooperation shall include the retention and (upon the Indemnifier’s request) the provision to the Indemnifier of records and information that are reasonably relevant to such Third Party claim, and making employees available at such times and places as may be reasonably necessary to defend against such Third Party claim for the purpose of providing additional information, explanation or testimony in connection with such Third Party claim.  If the Indemnifier elects to assume control of the defense of any Third Party claim, the Indemnifier shall have the right to assert any counterclaims or defenses available to Claimant against such Third Party, and the Claimant shall have the right to participate in the defense of such claim at its own expense and to employ counsel (not reasonably objected to by the Indemnifier), at its own expense, separate from the counsel employed by the Indemnifier, it being understood that the Indemnifier shall control such defense; provided that if the Claimant shall have reasonably concluded that separate counsel is required because a conflict of interest would otherwise exist, the Claimant shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifier.  If the Indemnifier does not elect to assume control or otherwise participate in the defense of any Third Party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.  If the Indemnifier assumes the defense of a Third Party claim in accordance with this Section 10.5(c), the Indemnifier shall not be liable to the Claimant for any legal expenses subsequently incurred by the Claimant in connection with the defense thereof (other than during the period in which the Claimant shall have failed to give notice of the claim as provided above).  Whether or not the Indemnifier assumes the defense of a Third Party claim, the Claimant shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party claim without the Indemnifier’s prior written consent, and the Indemnifier shall not have any indemnification obligation with respect to any settlement, compromise or discharge effected without its prior written consent.

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(d)           If ACS Member reasonably believes that the Company, as Claimant, has a claim for indemnification under Section 10.3 against GCI and GCI Member and the Company has not brought such claim against GCI and GCI Member, ACS Member may send written notice to the CEO of the Company specifying in reasonable detail a description of such claim and if the CEO does not subsequently agree to cause the Company to bring such claim, ACS Member may, on behalf of the Company, bring such claim against GCI and GCI Member pursuant to the provisions of Section 10 hereof.

10.6           Limitations.  The Indemnifier’s obligations to indemnify the Claimant pursuant to Section 10.3 or 10.4 shall be subject to the following limitations:

(a)           The Claimant shall be entitled to indemnification only for those Damages arising with respect to any claim as to which Claimant has given the Indemnifier written notice within the appropriate time period set forth in Section 10.2 hereof for such claim.

(b)           Claimant’s Damages sought to be recovered under Section 6.3, 10.3 or 10.4 hereof shall be net of any insurance proceeds actually received by Claimant with respect to the events giving rise to such Damages.  If the incurrence or payment of any such Damages makes allowable to the Indemnified Party any deduction, amortization, exclusion from income or other allowance (a “Tax Benefit”) which would not, but for such adjustment, be allowable, then the indemnification payment to the Claimant under this Section 10 shall be an amount equal to (i) the amount otherwise due but for this sentence, minus (ii) the amount of Tax savings actually realized by the Claimant as a result of the Tax Benefit in the Tax year in which the Damages were incurred (a “Tax Savings”).  If and to the extent that subsequent to any payment of Damages by any Indemnifier to a Claimant hereunder, such Claimant receives insurance proceeds or realizes a Tax Savings with respect to the events giving rise to such Damages, which proceeds or Tax Savings would have been netted against such Damages if they had been received prior to the Indemnifier’s payment of such Damages, then the Claimant shall remit such insurance proceeds or the amount of such Tax Savings to Indemnifier to the extent such proceeds would have been netted against such Damages.

(c)           Neither ACS and its Member nor GCI and its Member shall be liable for indemnification under Section 10.3(a), 10.3(e) or 10.3(g) (to the extent relating to Section 10.3(a) or 10.3(e)) (other than with respect to claims for indemnification based upon, arising out of, with respect to or by reason of fraud or any breach of any covenant to be performed following the Closing (the “Basket Exclusions”)), until the aggregate amount of all indemnification payments for which ACS and its Member or GCI and its Member, as the case may be, is liable in respect of indemnification under such Sections (other than with respect to claims for indemnification based upon the Basket Exclusions) exceeds $1,500,000 (the “Deductible”), in which event ACS and its Member or GCI and its Member, as the case may be, shall only be required to pay such indemnification payments in excess of the Deductible.

(d)           The aggregate amount of all indemnification payments for which ACS and its Member and the aggregate amount of all indemnification payments for which GCI and its Member shall be liable pursuant to Section 10.3(a), 10.3(e) and 10.3(g) (to the extent relating to Section 10.3(a) or 10.3(e)) (other than with respect to claims for indemnification based upon,

49

arising out of, with respect to or by reason of the Basket Exclusions) shall not exceed $50,000,000.

(e)           Neither ACS and the ACS Member nor GCI and the GCI Member shall be liable for indemnification under Section 10.3(d) or 10.3(g) (to the extent relating to Section 10.3(d)) (other than with respect to a Basket Exclusion), until the aggregate amount of all indemnification payments for which ACS and the ACS Member or GCI and the GCI Member, as the case may be, is liable in respect of indemnification under such Sections (other than with respect to claims for indemnification based upon the Basket Exclusions) exceeds $500,000 (the “CETC Claim Deductible”), in which event ACS and its Member or GCI and its Member, as the case may be, shall only be required to pay such indemnification payments in excess of the CETC Deductible.

(f)           The Company shall not be liable for indemnification under Section 10.4(d) (other than with respect to a Basket Exclusion), until the aggregate amount of all indemnification payments for which the Company is liable in respect of indemnification under such Section (other than with respect to claims for indemnification based upon the Basket Exclusions) exceeds the CETC Claim Deductible, in which event the Company shall only be required to pay such indemnification payments in excess of the CETC Deductible.

10.7           Recoupment and Deduction.  ACS, ACS Member, GCI, GCI Member and the Company acknowledge and agree that the transactions contemplated by this Agreement and the Ancillary Agreements (the “Transaction Agreements”) are integral parts of the same transaction and that the parties entered into each of the Transaction Agreements contingent on the parties thereto entering into all such Transaction Agreements, accordingly, the Parties desire to set forth the circumstances and the terms and conditions on which the Company shall be entitled to recoup by deducting amounts from Distributions (as defined in the Operating Agreement) that otherwise would be made to GCI Member or ACS Member as a result of indemnification payments under this Agreement.  In furtherance of the foregoing, any indemnification payment finally determined to be due and payable pursuant to this Agreement shall be entitled to the benefits of the right to recoupment by deducting such obligation from such Distributions to the extent provided in Section 16.22 of the Operating Agreement.

10.8           Taxes.  In the event of any inconsistency between the provisions of Section 6.3 and the provisions of Section 10 hereof, the provisions of Section 6.3 shall govern.

10.9           Treatment of Indemnification Payments.  All indemnity payments made pursuant to this Section 10 shall be treated for all Tax purposes as adjustments to the contributions made by the relevant Party to the Company; provided, however, that any indemnity payment attributable to the Purchased Assets shall be treated as an adjustment to the Purchase Price.

10.10           Exclusive Remedy.  Subject to Section 9.3 and Section 10.7, the Parties acknowledge and agree that, following the Closing, their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a Party hereto in connection with the Transactions) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein, shall be pursuant to the indemnification provisions set forth in Section 6.3 or this Section 10.  In furtherance of the foregoing, each Party hereby

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waives, to the fullest extent permitted under law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein it may have against the other Parties hereto and their Affiliates and each of their respective representatives arising under or based upon any law, except pursuant to the provisions set forth in Section 6.3 or this Section 10.  Nothing in this Section 10.10 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any fraud.

SECTION 11.	MISCELLANEOUS

11.1           Notices.  All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by telecopy (with automatic machine confirmation), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to the Company:	The Alaska Wireless Network, LLC
c/o General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503
Attention: CEO
Facsimile: (907) 868-9501

with a copy (which shall not alone constitute notice) to:
Sherman & Howard L.L.C.
633 17th Street, Suite 3000
Denver, CO 80202
Attention: Steven D. Miller
Facsimile: (303) 298-0940

If to GCI or GCI Member:	General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503
Attention: General Counsel
Facsimile: (907) 868-5676

with a copy (which shall
not alone constitute notice) to:	Sherman & Howard L.L.C.
633 17th Street, Suite 3000
Denver, CO 80202
Attention: Steven D. Miller
Facsimile: (303) 298-0940

If to ACS or ACS Member:	Alaska Communications Systems Group, Inc.
600 Telephone Avenue

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Anchorage, Alaska 99503
Attention: General Counsel
Facsimile: (907) 297-3153

with a copy (which shall
not alone constitute notice) to:	Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Irving L. Rotter
Gabriel Saltarelli
Facsimile: (212) 839-5599

or to any such other or additional Persons and addresses as the Person to whom notice is to be provided may from time to time designate in a writing delivered in accordance with this Section 11.1.

11.2           Benefit and Binding Effect.  This Agreement shall inure solely to the benefit of the other Parties, without conferring on any other Person any rights of enforcement or other rights.  No Party may assign this Agreement without the prior written consent of the other Parties.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

11.3           Entire Agreement.  This Agreement together with the Ancillary Agreements and all exhibits and schedules hereto or thereto, and all documents and certificates delivered by the Parties contemporaneously and in connection herewith, or to be delivered by the Parties pursuant hereto or in connection herewith, collectively represent the entire understanding and agreement between the Parties with respect to the subject matter hereof.  This Agreement together with the Ancillary Agreements supersede all prior negotiations, letters of intent or other writings between the Parties with respect to the subject matter hereof, and cannot be amended, supplemented or modified except by a written agreement which makes specific reference to this Agreement or an Ancillary Agreement, as the case may be, and which is signed by the Party against which enforcement of any such amendment, supplement or modification is sought.

11.4           Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any Party to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this Agreement requires or permits consent by or on behalf of any Party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.4.

11.5           Severability.  If any provision hereof or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable Legal Requirements.

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11.6           Dispute Resolution.  Subject to Section 9.3, if a dispute of any kind arises under or in connection with, or relates to, this Agreement (including any dispute concerning its construction, performance or breach), the rights of the parties to the dispute will be governed by the Arbitration Agreement.  By executing this Agreement, each Party agrees that such Party has become a party to the Arbitration Agreement, without the necessity of signing the Arbitration Agreement as a separate document.

11.7           Prevailing Party.  If any Party commences any arbitration or Proceeding against another Party to interpret or enforce any of the terms of this Agreement as a result of an alleged breach by the other Party of any terms hereof, the nonprevailing Party shall pay to the prevailing Party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such Proceeding (including at any appellate level).

11.8           No Consequential or Indirect Damages.  Except to the extent payable to a Third Party with respect to indemnification claims under Section 10.5(c), in no event shall any Party be liable under this Agreement to another Party for any punitive, incidental, indirect special or consequential damages, including any damages for business interruption, loss of use, revenue or profit, whether arising out of breach of contract, tort (including negligence) or otherwise, regardless of whether such damages were foreseeable and whether or not the breaching Party was advised of the possibility of such damages.

11.9           Governing Law.  This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereunder.

11.10           Selection of Forum; Venue; Service of Process.  Subject to Section 11.6, the Parties hereby irrevocably submit in any Proceeding arising out of or relating to this Agreement or any Transactions to the exclusive jurisdiction of the United State District Court for the District of Alaska or if jurisdiction is not available therein the jurisdiction of any court of the State of Alaska, and waive any and all objections to such jurisdiction or venue that they may have under the laws of any state or country, including any argument that jurisdiction, sites and/or venue are inconvenient or otherwise improper.  Each Party further agrees that process may be served upon such Party in any manner authorized under the laws of the United States or Alaska, and waives any objections that such Party may otherwise have to such process.

11.11           WAIVER OF JURY TRIAL.  SUBJECT TO SECTION 11.6, EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, INVOLVING OR OTHERWISE IN RESPECT OF THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY

53

AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

11.12           Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

Signature page follows

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

By:	/s/ Anand Vadapalli
Name: Anand Vadapalli
Title: Chief Executive Officer and President

ACS WIRELESS, INC.

By:	/s/ Anand Vadapalli
Name: Anand Vadapalli
Title: Chief Executive Officer and President

GENERAL COMMUNICATION, INC.

By:	/s/ William C. Benke
Name: William C. Benke
Title: Senior Vice President

GCI WIRELESS HOLDINGS, LLC

By:	/s/ William C. Benke
Name: William C. Benke
Title: Senior Vice President

THE ALASKA WIRELESS NETWORK, LLC By: GCI Wireless Holdings, LLC, its manager

By:	/s/ William C. Benke
Name: William C. Benke
Title: Senior Vice President

EXHIBIT A

Operating Agreement

See Attached.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

EXECUTION COPY

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

OF

THE ALASKA WIRELESS NETWORK, LLC

_____________________, 201__

THE OWNERSHIP INTERESTS IN THIS LIMITED LIABILITY COMPANY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES AUTHORITIES AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.  THE SALE OR OTHER TRANSFER OF THE OWNERSHIP INTERESTS IS ALSO RESTRICTED BY CERTAIN PROVISIONS IN THIS AGREEMENT.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 1:	FORMATION; DEFINITIONS; INTERPRETATION	1
1.1	Formation.	1
1.2	Name.	1
1.3	Members.	1
1.4	Equity Interests.	1
1.5	Registered Office and Agent.	2
1.6	Principal Office.	2
1.7	Foreign Qualification.	2
1.8	Term.	2
1.9	Definitions.	2
1.10	Interpretation.	26
1.11	General Appraisal Procedures.	27
1.12	Put Right/Call Right Appraisal Procedures.	28
ARTICLE 2:	PURPOSES AND POWERS	29
2.1	Principal Purpose.	29
2.2	Powers.	29
ARTICLE 3:	CAPITAL OF THE COMPANY	29
3.1	Capital Contributions.	29
3.2	Capital Accounts.	30
3.3	Transfer.	30
3.4	Adjustments.	30
3.5	Market Value Adjustments.	31
3.6	No Withdrawal of Capital.	31
3.7	No Interest on Capital.	31
3.8	No Drawing Accounts.	31
3.9	No Salary or Other Compensation.	31
3.10	Working Capital.	32
3.11	Member Cure Rights on GCI Working Capital Loan.	32
ARTICLE 4:	INCOME AND LOSSES	33
4.1	Allocation of Net Income and Net Loss.	33
4.2	Company Minimum Gain Chargeback.	33
4.3	Minimum Gain Chargeback for Member Nonrecourse Debt.	33
4.4	Qualified Income Offset.	34
4.5	Limit on Net Loss Allocations.	34
4.6	Loss from Member Nonrecourse Debt.	34
4.7	Nonrecourse Deductions.	34
4.8	§ 754 Adjustments.	34
4.9	Reversal of Mandatory Allocations.	34
4.10	Compliance with Code.	34
4.11	Tax Allocations — § 704(c).	34
4.12	Special Allocation of Contributed Asset Depreciation.	35
4.13	Allocation on Transfer.	35

i

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 5:	DISTRIBUTIONS	35
5.1	Distributions Generally.	35
5.2	Payment.	36
5.3	Withholding.	36
5.4	Distribution Limitations.	36
ARTICLE 6:	MANAGEMENT	37
6.1	Management; Consulting Fee.	37
6.2	CEO; Other Officers; GCI Services Agreement; Employee Matters.	38
6.3	Executive Board.	39
6.4	Unanimous Vote of Members.	39
6.5	Other Activities.	43
ARTICLE 7:	ANNUAL BUDGETS AND FOUR YEAR PLANS	44
7.1	Operation in Accordance with Annual Budgets and Four Year Plans; Financial Objectives.	44
7.2	Initial Four Year Plan and First Year Budgets.	45
7.3	Adoption of Annual Budgets, Revised Four Year Plans and Subsequent Four Year Plans.	45
7.4	Circumstances Requiring Unanimous Board Approval of Annual Budgets, Four Year Plans and Revised Four Year Plans.	48
7.5	GCI Member Right to [***] FCF [***].	49
ARTICLE 8:	MEETINGS OF MEMBERS; MEETINGS OF THE BOARD	50
8.1	Meetings of Members.	50
8.2	Board Meetings.	51
ARTICLE 9:	OPERATIONAL MATTERS	52
9.1	Option to Accelerate Capital Investment.	52
9.2	Request for Wireless Device Approval.	54
9.3	Facilities and Network Use Agreement.	54
9.4	Connection Attrition Adjustments.	54
9.5	Connection Maintenance Adjustments.	58
9.6	Network Capacity Purchases.	59
9.7	Option Regarding Fixed Wireless Facilities.	60
ARTICLE 10:	LIABILITY OF A MEMBER; STANDARD OF CARE; INDEMNIFICATION; AND EXCULPATION	62
10.1	Limited Liability.	62
10.2	Capital Contributions.	62
10.3	Capital Return.	62
10.4	Reliance.	62
10.5	Standard of Care.	62
10.6	Exculpation.	63
10.7	Indemnification.	64
10.8	Expense Advancement.	64
10.9	Insurance.	64
10.10	Indemnification of Others.	64
ARTICLE 11:	ACCOUNTING AND REPORTING	64
11.1	Fiscal Year.	64

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

11.2	Accounting Method.	65
11.3	Tax Classification.	65
11.4	Tax Filings.	65
11.5	Company Reports.	65
11.6	Financial Statement Audit.	67
11.7	Books and Records.	67
11.8	Banking.	68
11.9	Tax Matters Partner.	68
11.10	No Partnership.	69
11.11	ACS Audit Rights.	69
11.12	Maintenance of Insurance.	69
ARTICLE 12:	DISSOLUTION	69
12.1	Dissolution.	69
12.2	Events of Withdrawal.	69
12.3	Continuation.	70
ARTICLE 13:	LIQUIDATION	70
13.1	Liquidation.	70
13.2	Priority of Payment.	70
13.3	Liquidating Distributions.	71
13.4	No Restoration Obligation.	71
13.5	Liquidating Reports.	71
13.6	Certificate of Cancellation.	72
ARTICLE 14:	TRANSFER RESTRICTIONS	72
14.1	General Restrictions.	72
14.2	No Member Rights.	72
14.3	Permitted Transferees.	73
14.4	General Conditions on Transfers.	73
14.5	Rights of Transferees.	74
14.6	Admission.	74
14.7	Security Interest.	74
14.8	Tag Along Right; Drag Along Election.	75
14.9	Right of First Offer on Asset Sales.	77
14.10	Connection Termination Event.	79
ARTICLE 15:	DISPUTE RESOLUTION	82
ARTICLE 16:	GENERAL PROVISIONS	82
16.1	Amendment.	82
16.2	Representations.	82
16.3	Unregistered Interests.	83
16.4	Waiver of Dissolution Rights.	83
16.5	Waiver of Partition Right.	83
16.6	Waivers and Consents.	84
16.7	Equitable Relief.	84
16.8	Remedies for Breach; Limitation of Damages.	84
16.9	Costs.	84
16.10	Indemnification.	85

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

16.11	Counterparts.	85
16.12	Notice	85
16.13	Deemed Notice.	86
16.14	Partial Invalidity.	86
16.15	Entire Agreement.	87
16.16	Benefit.	87
16.17	Binding Effect.	87
16.18	Further Assurances.	87
16.19	Headings.	87
16.20	Confidentiality.	87
16.21	No Tax Advice.	88
16.22	Coordination With Contribution Agreement and Ancillary Agreements; Recoupment of Certain Claims from Distributions.	88
16.23	Governing Law.	89

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.
FIRST AMENDED AND RESTATED OPERATING AGREEMENT

OF

THE ALASKA WIRELESS NETWORK, LLC

This First Amended and Restated Operating Agreement (the “Agreement”) of The Alaska Wireless Network, LLC, a Delaware limited liability company (the “Company”), is entered into as of _____________, 201__ (the “Effective Date”), by and among the Company, GCI Wireless Holdings, LLC, an Alaska limited liability company (the “Initial GCI Member”), and ACS Wireless, Inc., an Alaska corporation (the “Initial ACS Member”), and, solely for purposes of Sections 3.10[b], 6.5, 9.6, 14.10, 15, 16.8, 16.20, and 16.22, Alaska Communications Systems Group, Inc., a Delaware corporation, and, solely for purposes of Sections 3.10[b], 6.5, 9.6, 11.11, 14.10, 15, 16.8, 16.20, and 16.22, General Communication, Inc., an Alaska corporation.

In consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members (as defined below) hereby agree as follows:

ARTICLE 1:  FORMATION; DEFINITIONS; INTERPRETATION

1.1           Formation.  The Company was formed as a single member Delaware limited liability company on ______________, 2012, by filing a Certificate of Formation with the Delaware Secretary of State pursuant to the Act.  This Agreement amends and restates in its entirety the original Operating Agreement of the Company dated as of _____________, 2012.  Unless expressly provided otherwise in this Agreement, the rights, duties and liabilities of the Company and the Members will be as provided in this Agreement and the Act.  If any provisions of the Act conflict with this Agreement, the provisions of this Agreement will control, and the conflicting provision of the Act will be deemed waived, in each case to the extent permitted by the Act.

1.2           Name.  The name of the Company is The Alaska Wireless Network, LLC.  The business of the Company will be conducted under such name, as well as any other name or names as the Company may from time to time determine, provided that no such name may suggest that the Company is an Affiliate of either the GCI Member or the ACS Member.

1.3           Members.  Unless and until a Transferee is admitted as a Member pursuant to Section 14.6, the Initial GCI Member and the Initial ACS Member shall be the sole Members of the Company within the meaning of the Act. Except as otherwise expressly provided in this Agreement, no Member may be removed as a member of the Company without such Member’s prior written approval. The address of each Member is set forth on the attached Exhibit A, as it may be amended from time to time in accordance with this Agreement.

1.4           Equity Interests.  The Members agree that, as of the Effective Date, the Ownership Interests of the Members in the equity of the Company based on the agreed Fair Market Value of the Initial Capital Contributions made by the Members, expressed as a percentage, are 66⅔% for the GCI Member and 33⅓% for the ACS Member (the “Equity Interests”).

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

1.5           Registered Office and Agent.  The initial registered office of the Company in Delaware will be at 1209 Orange St., Wilmington, DE 19801, New Castle County, and its registered agent will be The Corporation Trust Company.  The Company may change its registered office and registered agent in Delaware by filing the appropriate documents with the Secretary of State of Delaware in accordance with the Act.

1.6           Principal Office.  The principal office of the Company where records of the Company will be maintained initially is the GCI Member’s principal place of business in Anchorage, Alaska.  The Company may change its principal office, provided that such office may not be changed to a location outside Anchorage, Alaska without the affirmative Vote of all Members.

1.7           Foreign Qualification.  The Company will qualify as a foreign limited liability company under the provisions of Alaska law and will maintain such status for so long as the Company owns any real property or otherwise transacts business in the State of Alaska.  The Company will also apply for any required certificate of authority to do business in any other state or jurisdiction, as required or appropriate.

1.8           Term.  The term of the Company as a limited liability company under the Act commenced on the date its Certificate and the Certificate of Conversion were filed with the Delaware Secretary of State and will continue in perpetuity until a Dissolution occurs under Section 12.1 and a certificate of cancellation is filed with the Delaware Secretary of State pursuant to Section 13.6.

1.9           Definitions.  The following capitalized terms, when used in this Agreement, have the meanings set forth below:

Accelerated Capital Investment:	as defined in Section 9.1[a].

Accelerated Capital Investment Notice:	as defined in Section 9.1[a].

ACI Purchase Price:	as defined in Section 9.1[e].

ACS:	Alaska Communications Systems Group, Inc., a Delaware corporation, the ultimate parent company of the Initial ACS Member.

ACS [***] Connection Adjustment:	as defined in Section 9.4[c][i].

ACS Actual Average Connections:	as defined in Section 9.4[b].

ACS Annual Connection
Shortfall Adjustment:	as defined in Section 9.4[b].

ACS Connection Maintenance
Adjustment:	as defined in Section 9.5[a][iii].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ACS First Partial Preferred
Distribution:
if the Effective Date is not on the first day of a calendar quarter, an amount equal to $12,500,000 multiplied by a fraction [a] the numerator of which is the number of Preference Period Partial First Quarter Days and [b] the denominator of which is the number of days in the calendar quarter during which the first day of the Preference Period Partial First Quarter occurs.

ACS Forecast Average Connections:	as defined in Section 9.4[a].

ACS Forecast Reduction Connections:
an amount equal to the lesser of [a] [***] and [b] the amount, if any, by which the ACS Forecast Average Connections for Fiscal Year 2013 exceeds the ACS Actual Average Connections for Fiscal Year 2013.

ACS Full Quarter Preferred
Distributions:	if the Effective Date is not on the first day of a calendar quarter, the following amounts:

[a] an amount equal to $12,500,000 with respect to each of the first seven full calendar quarters in the Preference Period Full Quarters;

[b] with respect to the eighth full calendar quarter in the Preference Period Full Quarters, an amount equal to the sum of [i] $12,500,000 minus the amount of the ACS First Partial Preferred Distribution, and [ii] $11,250,000 multiplied by a fraction [A] the numerator of which is the number of Preference Period Partial First Quarter Days, and [B] the denominator of which is the number of days in the calendar quarter in which the Effective Date occurs; and

[c] an amount equal to $11,250,000 with respect to each of the last seven full calendar quarters in the Preference Period Full Quarters.

ACS Last Partial Preferred
Distribution:
if the Effective Date is not on the first day of a calendar quarter, an amount equal to $190,000,000 minus the sum of [a] the ACS First Partial Preferred Distribution, and [b] the aggregate amount of the ACS Full Quarter Preferred Distributions.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ACS Member:
initially, the Initial ACS Member, and shall include any successors thereto by merger or consolidation (or otherwise by operation of law), any assignees or transferees of all or substantially all the assets thereof, and any transferees of the Ownership Interests thereof, in each case upon such successor, assignee or transferee being admitted  as a substitute Member in accordance with the terms of this Agreement.

ACS Preference Period Last
Quarter Distribution:
if the Effective Date is not on the first day of a calendar quarter, an amount equal to [a] the Equity Interest of the ACS Member, multiplied by [b] the product of [i] Adjusted FCF for the Preference Period Last Quarter, multiplied by [ii] a fraction [A] the numerator of which is the number of Preference Period Partial First Quarter Days, and [B] the denominator of which is the number of days in the Preference Period Last Quarter.

ACS Preferred Distributions:
an aggregate amount equal to [a] if the Effective Date is on the first day of a calendar quarter, an amount equal to $12,500,000 with respect to each of the first eight calendar quarters beginning on the Effective Date and $11,250,000 with respect to each of the next eight calendar quarters thereafter, or [b] if the Effective Date is not on the first day of a calendar quarter, the sum of [i] the ACS First Partial Preferred Distribution, [ii] the ACS Full Quarter Preferred Distributions, and [iii] the ACS Last Partial Preferred Distribution.

ACS Services Agreement:	the ACS Services Agreement between the Company and ACS Wireless, Inc. attached to this Agreement as Exhibit O.

ACS Transfer Date Connections:	as defined in Section 9.5[a][i].

Act:	the Delaware Limited Liability Company Act, as amended from time to time.

Additional Capital Contribution:	means any Capital Contribution made to the Company by a Member in accordance with the terms of this Agreement other than an Initial Capital Contribution.

Additional Capacity Purchase Agreement:	as defined in the Contribution Agreement.

Adjusted ACS Forecast Average

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Connections:	as defined in Section 9.4[a].

Adjusted Capital Account Deficit:	with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

[a] credit to such Capital Account any amounts which such Member [i] is obligated to restore to the Company upon liquidation of such Member’s interest in the Company (or which is so treated pursuant to Regulation § 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law or [ii] is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations §§ 1.704-2(g)(1) and 1.704-2(i)(5); and

[b] debit to such Capital Account the items described in §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of § 1.704-1(b)(2)(ii)(d) of the Regulations and will be interpreted consistently with such section.

Adjusted FCF:
FCF minus the sum of [a] the Consulting Fee and [b] payments required to be made in accordance with the terms of the Company Working Capital Loan or the GCI Working Capital Loan, other than, in the case of the GCI Working Capital Loan, payments financed pursuant to a refinancing of such loan.

Affiliate:
with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, except that the Company shall not be deemed to be an Affiliate of any Member.

Affiliate Contracts:	as defined in the Contribution Agreement.

Affiliate Transactions:	as defined in Section 6.4[n].

Aggregate Purchase Price:	as defined in Section 14.8[c].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Agreement:	this First Amended and Restated Operating Agreement, also known as a limited liability company agreement under the Act, as amended from time to time.

Ancillary Agreements:	as defined in the Contribution Agreement.

Annual Budgets:	the then current Annual Cap Ex Budget or Annual Operating Budget or both, as applicable.

Annual Cap Ex Budget:
the capital expenditures budget of the Company for a given Fiscal Year,  each of which will be consistent with the Four Year Plan applicable for the given Fiscal Year and will be in the form of, and contain the same scope of information included in, the First Year Cap Ex Budget.

Annual Operating Budget:
the operating budget of the Company for a given Fiscal Year, each of which will be consistent with the Four Year Plan applicable for the given Fiscal Year and will be in the form of, and contain the same scope of information included in, the First Year Operating Budget.

Approved Affiliate Transactions:
the following agreements and transactions:  [a] the Contribution Agreement, all Affiliate Contracts that are Assumed Contracts (as identified on the Schedules to the Contribution Agreement) to which the Company, on the one hand, and a Member or an Affiliate of a Member, on the other hand, are parties after the Effective Date, and all agreements entered into in connection with closing of the Contribution Agreement that are between a Member or an Affiliate of a Member and the Company, including all agreements related to the contribution of assets by the Members to the Company (and maintenance thereof) and the applicable Ancillary Agreements, [b] the GCI Services Agreement, subject to the terms of Section 6.4[n][x]  and [y], respectively, in the case of Professional Services and Satellite Capacity Services provided under such agreement, [c] the ACS Services Agreement, [d] the Facilities and Network Use Agreement, [e] the GCI Working Capital Loan and [f] any other agreement or transaction that is approved by the unanimous Vote of the Members.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Arbitration Agreement:
that certain Arbitration Agreement between the Company and the Members set forth as the attached Exhibit E, as it may be amended from time to time, and which is hereby incorporated into and made a part of this Agreement.

Arbitrator:	as defined in the Arbitration Agreement.

Arbitrator’s Expenses:	as defined in the Arbitration Agreement.

ARPU:	average revenue per unit, with a unit for this purpose meaning a Connection.

Assumed Contracts:	as defined in the Contribution Agreement.

Average Connections:
with respect to ACS or GCI, as applicable, for any applicable Fiscal Year, the sum of [a] the number of its Connections, [***] the number of [***] the [***] for the [***] of [***] that have [***] of [***], as applicable (as determined by [***] such other [***], as applicable, with respect to such Connections), and [b] the number of its [***] that have [***] of any [***] the [***] for the [***] of [***] (as determined by [***] from [***], to such other Person with respect to such Connections), in each case determined in accordance with standard industry practices and consistent with past practices, on the last day of each calendar month in such Fiscal Year divided by 12 (or divided by the number of calendar months in the applicable Fiscal Year if it is a Fiscal Year consisting of fewer than 12 months).  For purposes of this definition, both [i] an [***] and [ii] any Connection to which [***] are [***] pursuant to Section 2(a)(vii) of the Facilities and Network Use Agreement shall be deemed a Connection of ACS.  Also for purposes of this definition, any Connection to which [***] are [***] pursuant to Section 2(a)(vii) of the Facilities and Network Use Agreement shall be deemed a [***].

Bankruptcy Case:	as defined in Section 14.6.

Bankruptcy Code:	as defined in definition of Bankruptcy Event.

Bankruptcy Event:	means, with respect to a Person, the commencement of occurrence of any of the following:

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[a] a voluntary or involuntary case under Title 11 of the U.S. Code (the “Bankruptcy Code”), as now constituted or hereafter amended, or under any other applicable federal, state or foreign bankruptcy or insolvency law or other similar law, in which such Person is a debtor; or

[b] the appointment of (or a proceeding to appoint) a trustee or receiver for a substantial portion of such Person’s property or a custodian (as such term is defined in section 101 of the Bankruptcy Code); or

[c] an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest of such Person; or

[d] a general assignment for the benefit of creditors.

Board:	as defined in Section 6.3[a].

Book Value:	with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

[a] the initial Book Value of any asset contributed by a Member to the Company will be the asset’s Fair Market Value at the time of the contribution, which shall be the amount set forth on Exhibit B for the Initial Capital Contributions made by the Initial ACS Member and the Initial GCI Member;

[b] the Book Value of all Company assets will be adjusted to equal their respective Fair Market Values, [i] as of [A] the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, [B] the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, or [C] the issuance of an interest in return for services; and [ii] as of the liquidation of the Company within the meaning of Regulations § 1.704-1(b)(2)(ii)(g);

[c] the Book Value of any Company asset distributed to any Member will be the Fair Market Value of the asset on the date of Distribution; and

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[d] the Book Values of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code §§ 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations § 1.704-1(b)(2)(iv)(m), but Book Values will not be adjusted pursuant to this provision to the extent that an adjustment under clause [b] is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this clause [d].

After the Book Value of any asset has been adjusted under clause [a], clause [b] or clause [d] above, Book Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Net Income and Net Loss.

Budget Objection Notice:	as defined in Section 7.3[f].

Business Day:	any day (other than a Saturday or Sunday) on which commercial banks are not required or authorized to close in New York City, New York or Anchorage, Alaska.

Capital Account:	the capital account of a Member established and maintained in accordance with Section 3.2.

Capital Contribution:	any contribution of money or property by a Member to the Company, which is either an Initial Capital Contribution or an Additional Capital Contribution.

Cause:
the CEO [i] commits any act of fraud  (including securities fraud), theft or willful misconduct relating to the Company or any of its Subsidiaries or any Member, or [ii] is convicted of, or pleads guilty or no contest to, a misdemeanor involving fraud, deceit or embezzlement which is either in relation to the Company or is reasonably likely to have a material adverse effect on the business or reputation of the Company, or any felony or [iii] violates any material federal or state securities law or other applicable material law or regulation in connection with activities directly related to the Company and its Subsidiaries, which violation is reasonably likely to have a material adverse effect on the business or reputation of the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Company or its Subsidiaries or [iv] breaches his or her duty of loyalty to the Company.

CEO:	as defined in Section 6.2[a].

Certificate:	the Certificate of Formation of the Company, as amended from time to time.

Challenged Aspects:	as defined in Section 7.3[g].

Changing Market Conditions:
includes material changes in market conditions that were not anticipated at the time the then-current Plans were adopted by the Company, including unanticipated (i) changes in subscriber demand, (ii) force majeure events, (iii) entrance of new competitors into the Wireless Business in Alaska and (iv) introduction of competitive technology.

Clawback Amount:	as defined in Section 7.5[c].

Code:	the Internal Revenue Code of 1986, as amended from time to time (including corresponding provisions of subsequent revenue laws).

Commercially Sensitive Information
Policies and Procedures:	as set forth on Exhibit L.

Company:	The Alaska Wireless Network, LLC, as formed under the Certificate and governed by this Agreement.

Company Asset Sale:	as defined in Section 14.9[a].

Company Minimum Gain:	the amount computed under Regulations § 1.704-2(d)(1) with respect to the Company’s Nonrecourse Liabilities.

Company Network:	as defined in the Facilities and Network Use Agreement.

Company Working Capital Loan:	as defined in Section 3.10[b].

Connection:
each Wireless Device having a discrete International Mobile Subscriber Identity (IMSI), including Wireless Devices provided by a Person [i] for use by its, or any of its Affiliate’s, directors, officers, employees or consultants for business or personal use, [ii] for demonstration purposes in such Person’s, (or its

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Affiliate’s) retail stores or [iii] for other internal uses or purposes of such Person or its Affiliates, that is connected to a network operated by the Company and covered by the Facilities and Network Use Agreement or an agreement between the Company and any other Person related to use of the Company’s network for the provision of Wireless services, as the context requires.

Connection Maintenance
Measurement Date:	as defined in Section 9.5[a][iii].

Connection Maintenance Transfer:	as defined in Section 9.5[a].

Connection Maintenance Transfer
Date:	as defined in Section 9.5[a].

Connection Termination Event:	as defined in Section 14.10[a].

Connection Termination Date:	the date on which a Connection Termination Event occurs.

Consulting Fee:	as defined in Section 6.1[c].

Contributed Assets:	as defined in the Contribution Agreement.

Contributed Asset Depreciation:
any Depreciation arising from the Company’s ownership of any Contributed Asset, provided, however, that Contributed Asset Depreciation shall not include any Depreciation attributable to an increase in the Book Value of any Contributed Asset pursuant to clause [b] of the definition of Book Value.

Contribution Agreement:	the Asset Purchase and Contribution Agreement entered into by GCI, the Initial GCI Member, ACS, the Initial ACS Member and the Company dated June __, 2012.

Control:
(including the terms “Controlled by” and “under common Control with”) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

CTE Call Right:	as defined in Section 14.10[b][ii].

CTE Notice:	as defined in Section 14.10[b].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

CTE Purchase Price:
the price payable by [***] pursuant to the exercise of the CTE Call Right or the CTE Put Right, which shall be either [a] the price negotiated by the Members pursuant to Section 14.10[b][ii] or [iii], as applicable, or [b] the [***] of [***] as of the [***], as determined pursuant to [***].

CTE Put Right:	as defined in Section 14.10[b][iii].

Cure Date:	as defined in Section 3.11[b].

Cure Offer:	as defined in Section 3.11[a].

Cure Offer Period:	as defined in Section 3.11[b].

Current Assets:	the current assets of the Company, determined in accordance with GAAP.

Current Liabilities:	the current liabilities of the Company, determined in accordance with GAAP.

Departing Member:	as defined in Section 14.10[b].

Depreciation:
for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for the year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the year or other period, Depreciation will be an amount that bears the same ratio to the beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for the year or other period bears to the beginning adjusted tax basis, but if the federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period is zero, Depreciation will be determined with reference to the beginning Book Value using any reasonable method selected by the Tax Matters Partner and mutually agreed to by the Members; provided, however, that the Members will not unreasonably withhold approval of a reasonable method selected by the Tax Matters Partner so long as such method does not result in a disproportionate effect on any Member.

Designated Budget Dispute Arbitrator:	as defined in the Arbitration Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Disclosing Party:	as defined in Section 16.20.

Disputed Expense:	as defined in Section 7.3[i].

Dissolution:	the happening of any of the events set forth in Section 12.1.

Distribution:	the amount of any money or the Fair Market Value of any property distributed by the Company to the Members as an operating or liquidating distribution in accordance with this Agreement.

Drag Along Election:	as defined in Section 14.8[a].

Effective Date:	as defined in the preamble, which will be the Closing Date as defined in the Contribution Agreement.

End User Data:	as defined in the Facilities and Network Use Agreement.

Entire Company Assumed
Purchase Price:	as defined in Section 14.8[c][ii].

Equity Interests:	as defined in Section 1.4.

Exchange Offer:	as defined in Section 14.9[d].

Facilities and Network Use Agreement:	as defined in Section 9.3.

Facilities and Network Use CTE:	as defined in Section 14.10[b][iii].

Fair Market Value:
the cash price at which a willing seller would sell and a willing buyer would buy, both having full knowledge of the relevant facts and being under no compulsion to buy or sell, in an arm’s-length transaction without time constraints, as determined by:

[a] the Members by unanimous Vote in the case of a determination of Fair Market Value pursuant to:  clause [a] (except as otherwise provided therein with respect to the Fair Market Value of the Initial Capital Contributions), clause [b] and clause [c] of the definition of Book Value; the definition of Distribution; clause [c] of the definition of Income; clause [c] of the definition of Loss; Section 3.2[a][ii] (but only with respect to Additional Capital Contributions); Section 3.2[b][ii]; as provided in the penultimate paragraph of

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Section 3.2; Section 13.3; or the definition of CTE Purchase Price; provided, that if the Members do not unanimously agree on Fair Market Value in any such case within 15 days after a determination of Fair Market Value is required to be made (or such longer period as the Members may agree), then Fair Market Value shall be determined by an Independent Appraiser in accordance with Section 1.11 or Section 1.12, as applicable;

[b] as set forth on Exhibit B in the case of a determination of Fair Market Value pursuant to:  Section 1.4; as provided in clause [a] of the definition of Book Value with respect to Initial Capital Contributions; or in Section 3.2[a][ii] with respect to Initial Capital Contributions; and

[c] by Majority Vote in all other instances;

provided, that the determination of the Fair Market Value of any Ownership Interest being valued pursuant to this Agreement for any purpose shall not be subject to any discount for lack of marketability or minority interest.

Fair Market Value
Determination Date:	as defined in Section 1.11.

FCF:
means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries determined in accordance with GAAP (“FCF Income”) plus (a) the amount of depreciation and amortization expense reducing FCF Income for such period, (b) the amount of interest expense reducing FCF Income for such period and (c) any non-cash items reducing FCF Income for such period, and minus (i) any non-cash items increasing FCF Income for such period, and (ii) any capital expenditures made in such period for tangible and intangible assets; provided, that the amount of any [***] by the [***] shall be excluded from the calculation of FCF for the purposes of determining whether any Plan is subject to unanimous Board approval pursuant to Section 7.4.

Final Adjusted ACS Forecast Average
Connections:	as defined in Section 9.4[a].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Financial Objectives:	as defined in Section 7.1[b].

First Year Budgets:	as defined in Section 7.2[b].

First Year Cap Ex Budget:	as defined in Section 7.2[b].

First Year Operating Budget:	as defined in Section 7.2[b].

Fiscal Year:	as defined in Section 11.1.

Fixed Wireless Facility Investment:	as defined in Section 9.7[a].

Fixed Wireless Facility Notice:	as defined in Section 9.7[a].

Four Year Plan:
the then current four year business plan of the Company, as the same may be revised pursuant to Article 7, each of which will be substantially in the form of, and contain the same scope of information included in, the Initial Four Year Plan.

FWF Option 2:	as defined in Section 9.7[b].

FWF Option 3:	as defined in Section 9.7[b].

FWF Purchase Price:	as defined in Section 9.7[e].

GAAP:	generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

GCI:	means General Communication, Inc., an Alaska corporation, the parent company of the Initial GCI Member.

GCI [***] Connection Adjustment:	as defined in Section 9.4[c][ii].

GCI Connection Maintenance
Adjustment:	as defined in Section 9.5[a][iv].

GCI Member:
initially, the Initial GCI Member, and shall include any successors thereto by merger or consolidation (or otherwise by operation of law), any assignees or transferees of all or substantially all the assets thereof, and any transferees of the Ownership Interests thereof, in each case upon such successor, assignee or transferee being admitted  as an additional or substitute Member in accordance with the terms of this Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

GCI Preference Period Last
Quarter Distribution:
if the Effective Date is not on the first day of a calendar quarter, an amount equal to [a] 100% of Adjusted FCF for the Preference Period Last Quarter, minus [b] the sum of [i] the amount of any ACS Preferred Distributions made during the Preference Period Last Quarter, and [ii] the amount of the ACS Preference Period Last Quarter Distribution.

GCI Services Agreement:	as defined in Section 6.2[c].

GCI Transfer Date Connections:	as defined in Section 9.5[a][ii].

GCI Working Capital Loan:	as defined in Section 3.10[a].

Governmental Authority:
any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency, board, department or commission, legislative body or other governmental authority or instrumentality (in each case whether federal, state, local, foreign, international or multinational) or entity which lawfully assumes the powers and functions of the same (including any taxing or other revenue collecting authority or other body).

HSPA Services Agreement:	the HSPA Services Agreement dated as of June _-, 2012 by and between GCI and ACS.

Income:
for each Fiscal Year, each item of income and gain as determined, recognized and classified for federal income tax purposes, but [a] any income or gain that is exempt from federal income tax will be included as if it were an item of taxable income, [b] any income or gain attributable to the taxable disposition of any Company asset will be computed by the Company as if the adjusted basis of such asset as of the date of the disposition were equal in amount to the Company’s Book Value with respect to such asset as of such date, [c] in the event of a Distribution of any Company asset, whether or not in connection with a Liquidation of the Company, such event will for Capital Account purposes be a deemed taxable disposition of such Company asset immediately prior to such Distribution and income or gain will be computed and allocated among the Members in accordance with their Equity Interests as if such property were actually disposed of for an amount realized equal to the Fair Market Value of such asset

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

and as if the adjusted basis of such asset was equal to its Book Value at such time, and [d] in the event the Book Value of any Company asset is adjusted upwards pursuant to the definition of Book Value, the amount of such adjustment will be taken into account for Capital Account purposes as income or gain from the disposition of such Company asset and allocated among the Members.

Indebtedness:
with respect to a Person, without duplication, [i] all indebtedness for borrowed money, [ii] all indebtedness for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and other than expense accruals and deferred compensation items arising in the ordinary course of business), [iii] all obligations evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business in respect of which such Person’s liability remains contingent), [iv] all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), [v] all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, [vi] all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities and [vii] any liability of others described in clauses [i] through [vi] above that the Person has guaranteed or that is otherwise its legal liability, and including in clauses [i] through [vi] above any accrued and unpaid interest or penalties thereon.

Indemnified Losses:	losses, damages, expenses (including fees and expenses of attorneys and other advisors and court costs) and liabilities.

Independent Appraiser:
a nationally recognized third-party appraiser which, as of the date of appointment (or consideration for appointment), [i] shall be qualified to appraise businesses in the Wireless industry; [ii] shall have been engaged in the appraisal or business valuation business for not less than five years; and [iii] unless the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Members otherwise agree, shall not be, and shall not have been at any time during the previous three years, engaged by the Company or either Member, or any of their respective Affiliates, to provide services to the Company, such Member or such Affiliate.

Individual Fees and Expenses:	as defined in the Arbitration Agreement.

Initial ACS Member:	as defined in the preamble.

Initial Capital Contribution:	as defined in Section 3.1[a].

Initial Four Year Period:	the period consisting of Fiscal Years 2013 through 2016.

Initial Four Year Plan:	as defined in Section 7.2[a].

Initial GCI Member:	as defined in the preamble.

Intentional Service Area Elimination:	as defined in Section 9.4[d].

Investing Member:	as defined in Section 9.1[a].

Investing Member’s Cost:	as defined in Section 9.1[c].

LIBOR:
the three-month London Interbank Offered Rate of interest on the first day on which an applicable interest rate is to be determined, adjusted on the first day of each calendar quarter, for dollar deposits as published in The Wall Street Journal (Eastern Edition) under “Money Rates” from time to time, or if such rate does not so appear, in such other nationally recognized publication as the Members, by Majority Vote, may, from time to time, specify.  On any day when such a rate is not reported, the most recently reported rate on a preceding day will be deemed the applicable rate.

Liquidation:	the process of winding up and terminating the Company after its Dissolution.

Loss:
for each Fiscal Year, each item of loss or deduction as determined, recognized and classified for federal income tax purposes, but [a] any Code § 705(a)(2)(B) expenditure will be included as if it were a deductible expenditure, [b] any loss attributable to the taxable disposition of any Company asset will be computed by the Company as if the adjusted basis of such asset as of

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

the date of the disposition were equal to the Company’s Book Value with respect to such asset as of such date, [c] in the event of a Distribution of any Company asset, whether or not in connection with a Liquidation of the Company, such event will be a deemed taxable disposition of such asset immediately prior to such Distribution and any loss will be computed and allocated among the Members in accordance with their Equity Interests as if such property were actually disposed of for an amount realized equal to the Fair Market Value of such asset and as if the adjusted basis of such asset were equal to its Book Value at such time, [d] in the event the Book Value of any Company asset is adjusted downward pursuant to the definition of Book Value, the amount of such adjustment will be taken into account as a loss from the disposition of such asset and allocated among the Members, and [e] any deductions for Depreciation with respect to a Company asset will be determined as if the adjusted basis of such asset were equal to the Book Value of such asset pursuant to the methodology described in Regulations § 1.704-1(b)(2)(iv)(g)(3).

Majority Vote:	the affirmative Vote of Members holding a majority of the outstanding Equity Interests.

Material Indebtedness:	as defined in Section 6.4[c].

Maximum Rate:	the maximum lawful rate of interest permitted by the State of Alaska.

Member:
initially, each of the Initial GCI Member and the Initial ACS Member, and any other Person subsequently admitted to the Company as an additional or substitute member in accordance with the terms of this Agreement.

Member Approval Request:	as defined in Section 6.4.

Member Carrier:	as defined in the Facilities and Network Use Agreement.

Member Carrier Customer:	as defined in the Facilities and Network Use Agreement.

Member Network Capacity

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Purchases:	as defined in Section 9.6[a].

Member Nonrecourse Debt:	any Nonrecourse Liability of the Company for which any Member or related Person bears the economic risk of loss under Regulations § 1.752-2 within the meaning of Regulations § 1.704-2(b)(4).

Member Nonrecourse Deductions:
Company losses, deductions or Code § 705(a)(2)(B) expenditures attributable to a particular Member Nonrecourse Debt.  The amount of Member Nonrecourse Deductions for any Fiscal Year or other period will be determined in accordance with the provisions of Regulations § 1.704-2(i)(2).

Member’s Assumed Share:	as defined in Section 14.8[c][ii].

Minimum Gain:	the minimum gain attributable to Member Nonrecourse Debt as determined under Regulations § 1.704-2(i)(3).

Minimum Required FCF Projection:	the minimum threshold amount of FCF that must be projected to be achieved in a given Plan in order for such Plan not to be subject to unanimous Board approval pursuant to any paragraph of Section 7.4.

Minimum Required FCF Results:
the minimum threshold amount of FCF that must be achieved by the Company in a given period in order for a given Plan not to be subject to unanimous Board approval pursuant to any paragraph of Section 7.4.

Net ACS [***] Connection
Adjustment:	as defined in Section 9.4[c][iii].

Net ACS Connection Maintenance
Adjustment:	as defined in Section 9.5[a][v].

Net GCI [***] Connection
Adjustment:	as defined in Section 9.4[c][iv].

Net GCI Connection Maintenance
Adjustment:	as defined in Section 9.5[a][vi].

Net Income and Net Loss:
for each Fiscal Year, [i] the excess of the Income for such period over the Loss for such period, or [ii] the excess of the Loss for such period over the Income for such period, respectively, but Net Income and Net Loss for a Fiscal Year will be computed by excluding from such computation any Income or Loss specially

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

allocated under Sections 4.2 through 4.12 (including, for the avoidance of doubt, Contributed Asset Depreciation), any Nonrecourse Deductions, and any Member Nonrecourse Deductions.

Non-Investing Member:	as defined in Section 9.1[d].

Nonrecourse Deductions:
Losses, deductions or Code § 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities of the Company.  The amount of Nonrecourse Deductions for any Fiscal Year or other period will be determined in accordance with the provisions of Regulations § 1.704-2(c).

Nonrecourse Liability:	a nonrecourse liability as defined in Regulations § 1.752-1(a)(2) and referred to in Regulations § 1.704-2(b)(3).

Non-Requesting Member:	as defined in Section 9.7[d].

Notice:	as defined in Section 16.12.

Offer:	as defined in Section 14.9[b].

Officers:	as defined in Section 6.2[b].

Option 2:	as defined in Section 9.1[b].

Ownership Interest:
with respect to any Person, all of the limited liability company interests of the Company owned by such Person, including an interest in the Income and Losses of the Company, a Capital Account interest, and all management rights, voting rights, rights to consent and  other rights of such Person in and to the Company as provided in this Agreement and the Act, together with all obligations of such Person to comply with the terms of this Agreement and the Act.

Permitted Transferee:	a Person described in Section 14.3 to whom an Ownership Interest may be Transferred.

Person:	an individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

Plan(s):	one or more of an Annual Budget, Four Year Plan or Revised Four Plan, as applicable.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Preference Period:
[a] if the Effective Date is on the first day of a calendar quarter, the 16 calendar quarters beginning on the Effective Date, and [b] if the Effective Date is not on the first day of a calendar quarter, the Preference Period Partial First Quarter, the Preference Period Full Quarters and the Preference Period Last Quarter, collectively.

Preference Period Full Quarters:
if the Effective Date is not on the first day of a calendar quarter, the 15 full calendar quarters beginning on (and including) the first day of the first full calendar quarter beginning after the Effective Date and ending on (but excluding) the first day of the Preference Period Last Quarter.

Preference Period Last Quarter:	if the Effective Date is not on the first day of a calendar quarter, the calendar quarter beginning on the first day of the calendar quarter after the end of the last Preference Period Full Quarter.

Preference Period Partial
First Quarter:
if the Effective Date is not on the first day of a calendar quarter, the period of time beginning on (and including) the Effective Date and ending on (but excluding) the first day of the first calendar quarter after the Effective Date.

Preference Period Partial
First Quarter Days:	the number of days in the Preference Period Partial First Quarter.

Private WiFi:	any WiFi service that is not Public WiFi.

Proceeding:
any suit, action, proceeding, arbitration, audit, hearing, or investigation (in each case, whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

Professional Services:	as defined in the GCI Services Agreement.

Professional Services Guidelines:	the terms and conditions on which GCI Communication Corp. is permitted to provide Professional Services to the Company, as set forth on Exhibit C to the GCI Services Agreement.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Public WiFi:
any WiFi service established and owned by the Company that is provided to the Member Carriers for use by the Member Carrier Customers on their Wireless Devices, and is password protected or has other secure authentication protocols established and managed by the Company.

Purchasing Member:	as defined in Section 14.9[c].

Reallocated Actual FCF Amount:	as defined in Section 7.5[b].

Reallocated Amount:	as defined in Section 7.5[b].

Reallocated Projected FCF Amount:	as defined in Section 7.5[a].

Receiving Party:	as defined in Section 16.20.

Recommended Changes:	as defined in the Arbitration Agreement.

Redetermined Recommended Changes:	as defined in the Arbitration Agreement.

Regulations:	the Treasury Regulations (including temporary or proposed regulations) promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

Related Party:	as defined in Section 7.3[d].

Remaining Member:	as defined in Section 14.10[b].

Requesting Member:	as defined in Section 9.7[a].

Requesting Member’s Cost:	as defined in Section 9.7[c].

Required 704(b) Adjustment Notice:	as defined in Section 3.4.

Restricted Wireless Business:
the business of [a] engineering, operating and maintaining competitive Wireless network(s) in Alaska, and [b] providing Wireless products (including Wireless Devices) and services in the State of Alaska on any basis, including entering into Wireless roaming agreements.  For the avoidance of doubt, the Restricted Wireless Business does not include engineering, providing and maintaining competitive Wireless Backhaul and Transport services for the benefit of Wireless carriers serving the Alaska market, or providing competitive cell site leases.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Revised Four Year Plan:	as defined in Section 7.3[b][ii].

Right of First Offer:	as defined in Section 14.9[b].

ROFO Assets:	as defined in Section 14.9[a].

ROFO Notice:	as defined in Section 14.9[a].

ROFO Period:	as defined in Section 14.9[b].

SAE Cure Period:	as defined in Section 9.4[d].

Sale Notice:	as defined in Section 14.8[a].

Satellite Capacity Services:	as defined in the GCI Services Agreement.

Satellite Capacity Services Guidelines:	the terms and conditions on which GCI Communication Corp. is permitted to provide Satellite Capacity Services to the Company, as set forth on Exhibit D to the GCI Services Agreement.

Second Four Year Plan:	as defined in Section 7.3[c].

Service Area Elimination:	any Intentional Service Area Elimination or Unintentional Service Area Elimination.

Service Area Elimination
Company Notice:	as defined in Section 9.4[d].

Service Area Elimination
Member Notice:	as defined in Section 9.4[d].

Service Area Elimination Percentage:	as defined in Section 9.4[d].

Standard of Care:	as defined in Section 10.5[a].

Subsidiary:
of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

Tag Along Notice:	as defined in Section 14.8[a].

Tag Along Right:	as defined in Section 14.8[a].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Tag/Drag Sale:	as defined in Section 14.8[a].

Tax Matters Partner:	as defined in Section 11.9.

Third Party:	a Person that is not a Member, the Company, an Affiliate of either, or an officer or director of any of the foregoing.

Third Party Purchaser:	as defined in Section 14.8[a].

Third Party Purchaser Sale Period:	as defined in Section 14.9[d].

Transaction Agreements:	as defined in Section 16.22[a].

Transfer:
a direct or indirect sale, exchange, assignment, transfer, transfer upon or in lieu of foreclosure, or other disposition (whether voluntary, involuntary or by operation of law, including pursuant to a merger of the Company), and includes any transaction that results directly or indirectly in a change in Control of a Member or a transfer of more than 50% of the direct or indirect beneficial ownership of a Member to a Person that is not an Affiliate of such Member, including a spin-off or split-off, however structured; provided, however, that in no event shall any issuance, transfer, conversion or exchange of ACS or GCI securities (other than a tracking stock, spin-off or split-off that directly or indirectly separates the Equity Interests from any substantial portion of the other assets and liabilities of ACS or GCI) or any change in Control of ACS or GCI, in each case by merger, consolidation or otherwise, be a “Transfer” for purposes of this Agreement.

Transferee:	a Person to whom an Ownership Interest is Transferred in compliance with this Agreement, who will have the rights specified in Section 14.5.

Transferor:	a Person who Transfers an Ownership Interest in compliance with this Agreement.

Unintentional Service
Area Elimination:	as defined in Section 9.4[d].

Unpaid ACS Preferred
Distribution Amount:	as defined in Section 14.8[c][i].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Vote:	an action of the Company by the Members in accordance with Article 8.

WiFi:	any wireless local area network technology that is based on the Institute of Electrical and Electronics Engineers’ (IEEE) 8.02.11 standards.

Wireless:
[i] Commercial Mobile Radio Services (as defined by the Communications Act and the rules and regulations thereunder), [ii] Public WiFi and [iii] any additional mobile voice, text messaging and data products and services provided over wireless spectrum licensed or authorized for use by the FCC other than, in the case of clause [iii], any such products or services provided by satellite directly to Wireless Devices.

Wireless Backhaul and Transport:
capacity to carry and support voice and data traffic between [i] a cell site and [ii] a switch and a Wireless network (for voice) or the nearest Internet peering point (for data) to a carrier of Wireless service.

Wireless Business:	as defined in Section 2.1[a].

Wireless Device:	Wireless phones, Wireless iPads and similar Wireless tablet devices, Wireless routers and other devices used to transmit and receive voice, data and text by means of Wireless services.

Wireless Parent:
in relation to the Initial ACS Member, ACS, in relation to the Initial GCI Member, GCI, and in relation to any other Person, the Person that controls such Person’s and its Affiliates’ provision of Wireless products (including Wireless Devices) and services in the State of Alaska.

Withdrawal:	the occurrence of an event that terminates membership in the Company, as provided in Section 12.2.

Working Capital:	Current Assets minus Current Liabilities.

1.10           Interpretation.  For purposes of this Agreement, [a] the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; [b] the word “or” has the inclusive meaning of “and/or”; and [c] the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.  The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Unless the context otherwise requires, references herein:  [x] to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Schedules attached to, this Agreement; [y] to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and [z] to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.  The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

1.11

[a]
For purposes of determining Fair Market Value under subparagraph [a] of the definition of Fair Market Value[***], within ten days following the end of the 15-day period specified in subparagraph [a] of the definition of Fair Market Value for the Members to agree on a determination of Fair Market Value (a “Fair Market Value Determination Date”), the Members shall appoint an Independent Appraiser mutually acceptable to the Members.  If the Members are unable to mutually agree on an Independent Appraiser within ten days following a Fair Market Value Determination Date, then within five Business Days thereafter each of the GCI Member and the ACS Member shall submit a list of two names of qualified appraisers as such Member’s nominees for the Independent Appraiser.  If either the GCI Member or the ACS Member does not submit a list of nominees for the Independent Appraiser within the required time period, then the Member that did not submit a list on a timely basis may select the Independent Appraiser from the list submitted by the other Member within five Business Days after such list is submitted and if that does not occur within the required time period, then the Member that submitted its list on a timely basis may select the Independent Appraiser from its list.  If both the GCI Member and the ACS Member submit their lists within the required time period and the same name appears on both lists, that Person shall become the Independent Appraiser.  If two names are common to both lists, and the Members are unable to agree as between such designees within five Business Days after such lists are submitted, the Members shall request that the Chief Executive Officer of the American Society of Appraisers (the “ASA”) make such selection, which will be binding on the Members.  If no Person is named on both lists, either Member can notify the other Member within five Business Days after such lists are submitted that it is willing to select a Person named on the other’s list, in which case the first such Person selected becomes the Independent Appraiser.  If no Independent Appraiser is selected by this process, each of the GCI Member and the ACS Member shall submit a new list of two names of qualified appraisers (without duplication of a name identified on the prior list submitted by such Member) as its nominees, which second list shall be submitted on the date that is not more than ten Business Days after the original submission date.  If either the GCI Member or the ACS Member does not submit its second list within the required time period, then the same process shall apply as would apply if a Member did not submit its initial list in a timely manner.  If no common name appears on such second lists and neither Member notifies the other that a name on the other’s list is acceptable to it within five Business Days after such second lists are submitted, each Member shall designate

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

one name from the other Member’s list to be removed from consideration within five Business Days after such second lists are submitted and the Members shall request the ASA to select the Independent Appraiser from the remaining two names, which selection shall be binding on the Members.  If the Independent Appraiser selected by this process is unwilling or unable to proceed, then the Members will repeat the foregoing process until an Independent Appraiser who is willing to act is selected.

[b]
Within 30 days following such appointment, the Independent Appraiser shall determine Fair Market Value utilizing commonly used valuation methods and practices.  The decision of the Independent Appraiser shall be binding and conclusive on the Members and the Company.  The GCI Member on the one hand, and the ACS Member, on the other hand, shall each pay 50% of the fees and expenses of the Independent Appraiser.

1.12	Put Right/Call Right Appraisal Procedures.

[a]
For purposes of determining Fair Market Value under this Agreement for purposes of determining the [***], within ten days following the end of the Fair Market Value Determination Date, each Member shall select an Independent Appraiser and notify the other Member of its selection.  If a Member fails to so appoint an Independent Appraiser within such time period, the Independent Appraiser appointed by the other Member will determine Fair Market Value, utilizing commonly used valuation methods and practices, which determination will be binding and conclusive on the Members.

[b]
If both the GCI Member and the ACS Member timely appoint an Independent Appraiser pursuant to Section 1.12[a], each of the GCI Member and the ACS Member shall cause its selected Independent Appraiser to deliver to the parties within 30 days of its selection its determination of Fair Market Value utilizing commonly used valuation methods and practices.  If the lower valuation is at least 90% of the higher valuation, then the Fair Market Value, which will be binding and conclusive on the Members, will be the average of the two valuations.

[c]
If the lower valuation is less than 90% of the higher valuation, and if neither Member objects in writing to the other’s valuation within 5 Business Days of delivery of the determination of Fair Market Value by each Independent Appraiser pursuant to Section 1.12[b], then the Fair Market Value will be the average of the two valuations.  If the lower valuation is less than 90% of the higher valuation and if either Member objects in writing to the other’s valuation within the five Business Day period referenced in the preceding sentence, then the GCI Member and the ACS Member will request their respective Independent Appraiser to jointly appoint a third Independent Appraiser.  If the first two Independent Appraisers cannot agree on a third Independent Appraiser within ten Business Days after being requested to do so, then either Member may request the ASA to make the selection, which will be binding on the Members.

[d]
Within 15 days after the appointment of the third Independent Appraiser, the third Independent Appraiser will deliver its determination of Fair Market Value, and the Fair Market Value will be the valuation determined by one of the first two Independent

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Appraisers that is closest to the valuation determined by the third Independent Appraiser, which will be binding and conclusive on the Members.

[e]
Each of the GCI Member, on the one hand, and the ACS Member, on the other hand, shall pay [i] all of the fees and expenses of the Independent Appraiser selected by it pursuant to Section 1.12[a] and [ii] 50% of the fees and expenses of the third Independent Appraiser selected pursuant to Section 1.12[c].

ARTICLE 2:  PURPOSES AND POWERS

2.1	Principal Purpose.

[a]
Subject to the provisions of this Agreement, the business and sole purpose of the Company is to [i] own and operate the assets contributed to the Company by the Initial GCI Member and the Initial ACS Member pursuant to the Contribution Agreement, [ii] engineer, operate and maintain competitive Wireless network(s) in Alaska, [iii] design and implement competitive plans for the provision of Wireless products (including procuring and reselling Wireless Devices) and services, and provide such plans to Wireless carriers on a wholesale basis as provided in this Agreement, that permit the Members to compete with other facilities-based Wireless carriers in providing voice, data and text services, [iv] engineer, provision and maintain competitive Wireless Backhaul and Transport services for the benefit of the Company and other Wireless carriers serving the Alaska market solely for Wireless Devices, [v] provide competitive cell site leases, [vi] enter into Wireless roaming agreements, [vii] support the Members in maintaining their respective eligible telecommunications carrier designations, and [viii] to the extent related to the foregoing, support the Members and their Affiliates in complying with their regulatory obligations (collectively, the “Wireless Business”).  Except as otherwise provided in Section 2.1[b], the Company will not engage in any activity or business other than the Wireless Business.

[b]
The Company may engage in any business or investment activity not provided in Section 2.1[a] subject to [i] obtaining the affirmative Vote of all Members and unanimous approval of the Board, and [ii] any limitations in the Act on the businesses in which a limited liability company may engage.

2.2           Powers.  The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business.

ARTICLE 3:  CAPITAL OF THE COMPANY

3.1           Capital Contributions.

[a]	On the Effective Date, the Members have made the Capital Contributions to the Company set forth on the attached Exhibit B (each, an “Initial Capital Contribution”).

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[b]	No Member will be required, and no Member will have any right, except as provided in Section 3.11, to make any Additional Capital Contribution at any time, except as may be required by law [***].

3.2          Capital Accounts.  A Capital Account will be maintained for each Member and credited, charged and otherwise adjusted as required by § 704(b) of the Code and the § 704(b) Regulations.  Each Member’s Capital Account will be:

[a]
Credited with [i] the amount of money contributed by the Member as an Initial Capital Contribution or Additional Capital Contribution, [ii] the Fair Market Value of property contributed by the Member as an Initial Capital Contribution or Additional Capital Contribution (net of liabilities that the Company assumes or takes property subject to), [iii] the Member’s allocable share of Net Income, and [iv] all other items properly credited to such Capital Account, including any Income or items thereof allocated to such Member under Sections 4.2 through 4.12;

[b]
Charged with [i] the amount of money distributed to the Member by the Company, [ii] the Fair Market Value of property distributed to the Member by the Company (net of liabilities that the Member assumes or takes subject to), [iii] the Member’s allocable share of Net Losses, and [iv] all other items properly charged to such Capital Account, including any Losses or deductions specially allocated to such Member under Sections 4.2 through 4.12; and

[c]	Otherwise adjusted as required by the § 704(b) Regulations.

Any unrealized appreciation or depreciation with respect to any asset distributed in kind will be allocated among the Members in accordance with the provisions of Article 4 as though such asset had been sold on the date of Distribution for its Fair Market Value as of such date, and the Members’ Capital Accounts will be adjusted to reflect both the deemed realization of such appreciation or depreciation and the Distribution of such property.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with the § 704(b) Regulations and will be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto.  The Tax Matters Partner also will make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with the Regulations, so long as such changes would not cause a material change in the relative economic benefits of the Members under this Agreement.

3.3           Transfer.  If all or any part of an Ownership Interest is Transferred in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Ownership Interest will carry over to the Transferee.

3.4           Adjustments.  The Members intend to comply with the § 704(b) Regulations in all respects, and the Tax Matters Partner is authorized and directed to adjust the Capital Accounts of the Members to the full extent that the § 704(b) Regulations may apply (including applying the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

concepts of qualified income offsets and minimum gain chargebacks).  To this end, the Tax Matters Partner may make any Capital Account adjustment that it determines to be necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet (as computed for book purposes), as long as such adjustments are consistent with the underlying economic arrangement of the Members and are based, wherever practicable, on federal tax accounting principles.  The Tax Matters Partner will provide written notice to the Members of any material, discretionary adjustment that is made pursuant to this Section 3.4 (a “Required 704(b) Adjustment Notice”).   A Member may provide written notice to the Tax Matters Partner of any objection such Member has to an adjustment that is the subject of a Required 704(b) Adjustment Notice, which notice must be delivered within ten Business Days following the Tax Matters Partner’s delivery of  a Required 704(b) Adjustment Notice regarding such adjustment.  The Tax Matters Partner and the Members shall promptly meet to discuss and resolve any such dispute.  If resolution cannot be reached and upon written request by the disputing Member, the Tax Matters Partner shall retain a national accounting firm (other than the Company’s regular accounting firm) to determine whether such adjustment should be made.  The cost of such accounting firm shall be paid by the disputing Member if such firm agrees with the adjustments made by the Tax Matters Partner or by the Tax Matters Partner if such firm agrees with the disputing Member.

3.5           Market Value Adjustments.  The Tax Matters Partner is authorized and directed to make appropriate Capital Account adjustments upon any Transfer of an Ownership Interest made in accordance with this Agreement in accordance with the § 704(b) Regulations.  If optional basis adjustments are made under § 734 or § 743 of the Code, the Tax Matters Partner is authorized to make appropriate Capital Account adjustments as required by the § 704(b) Regulations.

3.6           No Withdrawal of Capital.  Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Member’s Capital Contribution from the Company prior to the Company’s Dissolution and Liquidation, or, when such withdrawal of capital is permitted, to demand a distribution of property other than money or as otherwise provided in this Agreement.

3.7           No Interest on Capital.  No Member will be entitled to receive interest on such Person’s Capital Account or Capital Contribution.

3.8           No Drawing Accounts.  The Company will not maintain a drawing account for any Member.  All Distributions to Members will be governed by Article 5 (relating to Distributions not in Liquidation of the Company) and by Article 13 (relating to Distributions in Liquidation of the Company).

3.9           No Salary or Other Compensation.  Except for the Consulting Fee to be paid pursuant to Section 6.1[d], or as otherwise permitted by or approved pursuant to this Agreement, no Member or Affiliate of a Member will be entitled to any salary or other form of compensation paid by the Company for services rendered to the Company.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

3.10	Working Capital.

[a]	On the Effective Date, GCI and the Company are entering into a Working Capital Loan Agreement in the form attached to the Contribution Agreement as Exhibit B (the “GCI Working Capital Loan”).

[b]
The Company shall, and ACS, GCI and the Members shall cause the Company to, use its reasonable best efforts to obtain a senior revolving credit facility from a third-party lender (that is not an Affiliate of any Member) to be in place at the start of the Amortization Period on commercially reasonable terms, in the principal amount of up to $50 million, which will be used solely to fund the Company’s ongoing Working Capital needs and to repay the GCI Working Capital Loan (the “Company Working Capital Loan”).  Upon closing the Company Working Capital Loan, the Company will draw down funding on the Company Working Capital Loan in an amount sufficient to repay the GCI Working Capital Loan in full.

3.11	Member Cure Rights on GCI Working Capital Loan.

[a]
Upon delivery of any Exercise Notice (as defined in the GCI Working Capital Loan) to the Members, each Member may offer to make a capital contribution to the Company as set forth in Section 3.11[b] to cure the Event of Default (under and as defined in the GCI Working Capital Loan) by sending a written notice (a “Cure Offer”) to the Company and the Lender (under and as defined in the GCI Working Capital Loan) no later than 15 Business Days after receipt of the Exercise Notice (the “Cure Offer Period”).  Cure Offers shall be irrevocable, and, to the extent such Cure Offers are accepted by the Company pursuant to Section 3.11[b], the Members shall be bound and obligated to make the capital contributions as set forth in Section 3.11[b].

[b]
If both Members deliver a Cure Offer during the Cure Offer Period, the Company will promptly provide written acceptance to the Members of the Cure Offers, and ACS Member will make a cash contribution to the Company on or prior to the twentieth Business Day following delivery of the Exercise Notice (the “Cure Date”) equal to one-third of the Company’s outstanding obligations under the GCI Working Capital Loan as of the Cure Date by paying such amount to the Lender on behalf of the Company by wire transfer of immediately available funds to the Lender.  On the Cure Date, subject to receipt by the Lender of such payment by the ACS Member on behalf of the Company on or prior to the Cure Date, the remaining obligations of the Company under the GCI Working Capital Loan will be forgiven in a deemed capital contribution by the GCI Member equal to two thirds of the outstanding obligations under the GCI Working Capital Loan as of the Cure Date.

[c]
If one or both Members do not deliver a Cure Offer during the Cure Offer Period, the Company will promptly provide written rejection of any Cure Offer made, no capital contributions will be payable or permitted to be made by the Members under this Section 3.11, and the rights of the Members under this Section 3.11 to cure the related Event of Default under the GCI Working Capital Loan will be deemed waived.  Nothing in this

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Section 3.11[c] shall be deemed to waive any of the ACS Member’s rights under Section 6.5(c) of the GCI Working Capital Loan.

ARTICLE 4:  INCOME AND LOSSES

4.1           Allocation of Net Income and Net Loss.  The Company’s Net Income or Net Loss, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof, for each Fiscal Year will be allocated as follows:

[a]	Net Income for such Fiscal Year will be allocated as follows:

[i]	first, an amount of Net Income equal, and in proportion, to the Distributions made to each Member pursuant to Section 5.1 with respect to such Fiscal Year will be allocated to such Member; and

[ii]	second, any remaining Net Income will be allocated to the Members in proportion to their Equity Interests.

[b]	Net Loss for such Fiscal Year will be allocated to the Members in proportion to their Equity Interests.

[c]
Notwithstanding anything in this Agreement to the contrary, any Income or Loss arising from an adjustment to the Book Value of the Company assets under clause [b] of the definition of Book Value shall be allocated among the Members in accordance with Section 4.1[a][ii].

4.2           Company Minimum Gain Chargeback.  Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of the Company Minimum Gain, then each Member will first be allocated items of Income for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in such Minimum Gain during such year (as determined under Regulations § 1.704-2(g)(2)), but if there is insufficient Income in a year to make the allocation specified above for all Members for such year, the Income will be allocated among the Members in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Income for such year.

4.3           Minimum Gain Chargeback for Member Nonrecourse Debt.  Notwithstanding any other provision of this Agreement to the contrary other than Section 4.2, if in any Fiscal Year or other period there is a net decrease in the amount of the Member Nonrecourse Debt Minimum Gain, then each Member will first be allocated items of Income for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in such Minimum Gain during such year (as determined under Regulations § 1.704-2(i)(4)), but if there is insufficient Income in a year to make the allocation specified above for all Members for such year, the Income will be allocated among the Members in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Income for such year.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

4.4           Qualified Income Offset.  Notwithstanding any other provision of this Agreement to the contrary (except Sections 4.2 and 4.3 which will be applied first), if in any Fiscal Year or other period a Member unexpectedly receives an adjustment, allocation or distribution described in Regulations § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member will be specially allocated items of Income in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.

4.5           Limit on Net Loss Allocations.  Notwithstanding the provisions of  Section 4.1, or any other provision of this Agreement to the contrary, Net Loss will not be allocated to a Member if such allocation would cause or increase such Member’s Adjusted Capital Account Deficit and will be reallocated to the other Members, subject to the limitations of this Section 4.5.

4.6           Loss from Member Nonrecourse Debt.  Any Loss attributable to Member Nonrecourse Debt will be allocated to the Member who bears the economic risk of loss with respect to such debt.

4.7           Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other period will be allocated to the Members in proportion to their Equity Interests.

4.8           § 754 Adjustments.  The Company shall make an election under Section 754 of the Code upon the written request of any Member.  To the extent an adjustment to the adjusted tax basis of any Company asset under §§ 734(b) or 743(b) of the Code is required to be taken into account in determining Capital Accounts under Regulations § 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations § 1.704-1(b)(2)(iv)(m).

4.9           Reversal of Mandatory Allocations.  In the event that any Income, Loss or Net Loss is allocated pursuant to Sections 4.2 through 4.7, subsequent Income, Loss or Net Loss (or items thereof) will first be allocated (subject to Sections 4.2 through 4.7) to the Members in a manner which will result in each Member having a Capital Account balance equal to that which would have resulted had the original allocation of Income, Loss, or Net Loss (or items thereof) pursuant to Sections 4.2 through 4.7 not occurred.

4.10           Compliance with Code.  The foregoing provisions of this Article 4 relating to the allocation of Income, Net Income, Loss and Net Loss are intended to comply with Regulations under § 704(b) of the Code and will be interpreted and applied in a manner consistent with such Regulations.

4.11           Tax Allocations — § 704(c).  In accordance with § 704(c) of the Code and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for federal income tax purposes and the initial Book Value of the property.  For the avoidance of doubt, as a result of the allocation of Contributed Asset Depreciation described in Section 4.12,

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

all allocations of depreciation, amortization or other cost recovery deductions with respect to a Contributed Asset shall be made solely to the relevant Member who contributed such Contributed Asset.  Allocations under this Section 4.11 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, Net Income, Net Loss or other items or distributions under any provision of this Agreement.

4.12           Special Allocation of Contributed Asset Depreciation.  Notwithstanding anything in this Agreement to the contrary, any Contributed Asset Depreciation arising from the Company’s ownership of any Contributed Asset will be allocated entirely to the Member who contributed such Contributed Asset.

4.13           Allocation on Transfer.  If any Ownership Interest in the Company is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year, the Company will allocate Net Income or Net Loss or items thereof to the Persons who were the holders of such Ownership Interest during such Fiscal Year in proportion to the number of days that each such holder was recognized as the owner of such Ownership Interest during such Fiscal Year or, if the Members agree otherwise by unanimous Vote, in any other proportion permitted by the Code and in accordance with this Agreement, but in any event without regard to the results of Company operations during the period in which each such holder was recognized as the owner of such Ownership Interest during such Fiscal Year, and without regard to the date, amount, or recipient of any Distributions that may have been made with respect to such Ownership Interest.

ARTICLE 5:  DISTRIBUTIONS

5.1           Distributions Generally.  Subject to Sections 5.3 and 5.4, the Company will distribute in cash all its preliminary Adjusted FCF on a quarterly basis as promptly as practicable, but in no event later than 12 Business Days after the end of each quarter; provided that subsequent quarterly Distributions pursuant to this Section 5.1 will be trued up to reflect any increases or decreases necessary such that an amount equal to all Adjusted FCF, as finally calculated with respect to the preceding quarter, has been distributed in cash on a cumulative basis.  All Distributions (other than Distributions made upon the Liquidation of the Company, which will be made in accordance with the provisions of Article 13) will be made to the Members in the following order and priority:

[a]
First, to the ACS Member, an amount equal to the excess of [i] the cumulative amount of the ACS Preferred Distributions for the period beginning on the Effective Date and ending on the last day of such calendar quarter over [ii] all Distributions previously made to the ACS Member pursuant to this Section 5.1[a], subject to adjustment pursuant to Section 9.4;

[b]
Second, to the GCI Member, an amount equal to 100% of Adjusted FCF for such calendar quarter in excess of amounts distributed to the ACS Member for such calendar quarter pursuant to Section 5.1[a] for each calendar quarter (including the Preference

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Period Partial First Quarter, if any) during the Preference Period (but excluding the Preference Period Last Quarter, if any), subject to adjustment pursuant to Section 9.4;

[c]
Third, for the Preference Period Last Quarter, if any (and, for the avoidance of doubt, after any Distributions for the Preference Period Last Quarter to be made to the ACS Member pursuant to Section 5.1[a] are made), an amount equal to the ACS Preference Period Last Quarter Distribution to the ACS Member and an amount equal to the GCI Preference Period Last Quarter Distribution to the GCI Member, in each case, if any, and subject to adjustment pursuant to Section 9.4;

[d]
Fourth, to the ACS Member, an amount equal to the excess of [i] the cumulative amount of the Reallocated Amount as of the date of such Distribution over [ii] all Distributions previously made to the ACS Member pursuant to this Section 5.1[d];

[e]
Fifth, to the GCI Member, an amount equal to the excess of [i] the excess of [x] the aggregate Clawback Amount over [y] [1] the Minimum Required FCF Results for such Fiscal Year divided by four, multiplied by [2] the Equity Interest of the ACS Member over [ii] all Distributions previously made to the GCI Member pursuant to this Section 5.1[e]; and

[f]	Sixth, to the Members in accordance with their respective Equity Interests, subject to adjustment pursuant to Section 9.4 or Section 9.5.

5.2           Payment.  All Distributions will be made to Members owning Ownership Interests on the date of record, such date being the last day of the calendar month preceding the date of Distribution, as reflected on the books of the Company.

5.3           Withholding.  If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority.  Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member.  Each Member agrees to file timely any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company. If the amount required to be withheld with respect to a Member exceeds the amount of Distributions payable to such Member, such excess will be set off against any future Distributions to which such Member otherwise would have been entitled.  Upon the reasonable written request of a Member that is subject to any withholding by the Company under this Section 5.3, the Company shall contest or not withhold such amounts that the Member does not believe are legally required to be withheld; provided, that such Member shall indemnify, defend and hold the Company harmless from any losses, damages, expenses or liabilities incurred by the Company in connection with such contest or failure to withhold.

5.4           Distribution Limitations.  Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members to the extent making such Distribution would violate the Act or other applicable law.  A Member’s right to receive Distributions is subject in all respects to the provisions of Section 16.22.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 6:  MANAGEMENT

6.1	Management; Consulting Fee.

[a]
Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members.

[b]
Subject to the provisions of the Act and the obligations and limitations imposed upon it by this Agreement, and except as otherwise provided in this Agreement (including Sections 6.3 and 6.4) and in the applicable Plans adopted pursuant to this Agreement, the Members by Majority Vote have the right, power and authority to do (or cause to be done) any and all things necessary, proper, convenient or advisable to administer and carry on the business, properties and activities of the Company in their discretion.  Except as otherwise provided in this Agreement, no Person dealing with the Company will be required to inquire into the authority of the Members by Majority Vote to take any action or make any decision.  Except as specifically provided for in this Agreement, no Member will have the power to sign documents for or otherwise bind the Company, which power to sign documents for or otherwise bind the Company shall be vested solely in, and shall be exercised solely by, the CEO and the Officers.

[c]
The GCI Member shall cause its senior executive officers to provide consulting services to the CEO and other senior Officers of the Company with respect to high-level strategy decisions regarding legal, regulatory and finance matters. In exchange for such services (which, for the avoidance of doubt, will not be billed pursuant to the GCI Services Agreement), the Company will pay a consulting fee to the GCI Member (the “Consulting Fee”).  The Consulting Fee will be paid quarterly, in arrears, in the following amounts (it being understood that the Consulting Fee will be pro rated for any calendar quarter in which the GCI Member does not own any Equity Interests or provide such services for the whole calendar quarter):

[i]	4% of FCF from the Effective Date through the second anniversary of the Effective Date;

[ii]	6% of FCF after the second anniversary of the Effective Date through the fourth anniversary of the Effective Date; and

[iii]	8% of FCF after the fourth anniversary of the Effective Date.

[d]
The Consulting Fee will be paid concurrently with the Distributions to the Members as provided in Section 5.1 and will be trued up each quarter to reflect any adjustments made to FCF with respect to any calendar quarter after the Consulting Fee related to such quarter has been paid.  The Consulting Fee will be paid prior to making any Distributions to the Members pursuant to Article 5.

[e]	The Company will treat the Consulting Fee for federal income tax purposes as a guaranteed payment under § 707(c) of the Code.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

6.2	CEO; Other Officers; GCI Services Agreement; Employee Matters.

[a]
The responsibility for the day-to-day operations of the Wireless Business is hereby delegated, subject to the ultimate control of the Members (including Sections 6.3 and 6.4), and in accordance with the applicable Plans adopted pursuant to this Agreement, to a Chief Executive Officer (the “CEO”).  The initial CEO will be Wilson Hughes.  The CEO will serve at the pleasure of the Members and may be removed at any time, with or without Cause, by Majority Vote.  If the ACS Member reasonably believes that Cause to remove the CEO exists and the CEO has not been removed, the ACS Member may send written notice to the GCI Member specifying in reasonable detail the basis for which the ACS Member believes that Cause exists and the Members shall, by Majority Vote, remove the CEO if it is finally determined either by Majority Vote or pursuant to the dispute resolution provisions provided for in Article 15 that Cause to remove the CEO exists.  As specified in Section 11 of the Arbitration Agreement, if the Arbitrator determines in a proceeding initiated by the ACS Member that [i] Cause to remove the CEO does not exist, the ACS Member will pay the Company’s and the GCI Member’s Individual Fees and Expenses and any Arbitrator’s Expenses paid by such Persons in connection with such claim or [ii] Cause to remove the CEO does exist, the GCI Member will pay the Company’s and the ACS Member’s Individual Fees and Expenses and any Arbitrator’s Expenses paid by such Persons in connection with such claim.  Any successor CEO to be appointed as a result of the resignation or removal of the CEO will be appointed by Majority Vote, subject to the approval rights set forth in Section 6.4[k].  The CEO will devote the CEO’s full business time, attention and effort to the affairs of the Company and its Subsidiaries.

[b]
The CEO may from time to time appoint officers of the Company (the “Officers”) and delegate to them the authority and duties to manage the day-to-day operations of the Wireless Business under the supervision of the CEO, subject to Sections 6.3 and 6.4, in accordance with the applicable Plans.  Each Officer shall have such duties that are delegated to the Officer by the CEO.  Such Officers will take all actions that are necessary and appropriate to conduct the day-to-day operations of the Wireless Business under the supervision of the CEO, subject to the provisions of this Agreement.  Each Officer will devote its full business time, attention and effort to the affairs of the Company and its Subsidiaries.  Each Officer will serve at the pleasure of the CEO, until such Officer’s resignation or removal or until his or her successor has been duly appointed and qualified.

[c]
On the Effective Date, the Company will enter into a Services Agreement with GCI Communication Corp. (the “GCI Services Agreement”), substantially in the form of attached Exhibit I, pursuant to which GCI Communication Corp.  will provide the Company with specified services.

[d]
Any performance based compensation for any Dedicated Employees (as defined in the GCI Services Agreement) shall be based solely on the performance of the Company, and not the performance of the GCI Member or any of their Affiliates except for any grants of GCI equity awards to Dedicated Employees for employee retention programs in

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

accordance with the terms of the GCI Services Agreement.  GCI shall provide to the ACS Member a written description of any such performance based compensation.  The Company’s management incentive plan will be designed to maximize the Company’s competitiveness and meet the Company’s Financial Objectives, and any costs or expenses of the Company thereunder shall be set forth in the applicable Plans of the Company.

[e]
The Company shall be liable for any severance obligations owed by a Member to any employee of such Member who devotes all or substantially all of his or her business time to providing services to the Company and its Subsidiaries pursuant to an agreement between the Company and such Member; provided that with respect to any such employee who was employed by a Member or its Affiliates immediately prior to the Effective Date, any severance obligations to such employee that include service credit for any period prior to the Effective Date will be shared pro rata by such Member and the Company based on the number of days such Person was an employee of such Member prior to and after the Effective Date.  The Company shall not be liable for any severance obligations owed by a Member to any other employee of such Member (regardless of whether such employee provides services to the Company or any of its Subsidiaries).

6.3	Executive Board.

[a]
The Company will be governed by a three member executive board (the “Board”) consisting of the Chief Executive Officer of GCI or the GCI Member’s then current Wireless Parent, the Chief Executive Officer of ACS or the ACS Member’s then current Wireless Parent, and the CEO of the Company.  By written notice to the Company and the other Member given at least one Business Day prior to a Board meeting, a Board member may designate an alternate Person to participate in a given Board meeting in such Board Member’s stead.

[b]
The primary function of the Board will be to review and approve the Plans in accordance with the provisions of Article 7 and the other business and technology plans of the Company and its Subsidiaries.  In addition, the Board may consider other matters as specifically set forth in this Agreement or as requested by any member of the Board; provided, however, that it is intended that all day-to-day operations of the Company will be carried out by the CEO and the other Officers of the Company.  Any member of the Board may request meetings of the Board; provided that the Board is not required to meet more frequently than once during each calendar quarter except in connection with the review and approval of the Plans.  At any meeting of the Board, the CEO and other appropriate Officers shall notify and update the Board with respect to the business and affairs of the Company, including any material developments in the business and activities of the Company since the last Board meeting at which such an update was given, and shall notify and update the Board with respect to any major decisions under consideration or expected to be made by the Company.

6.4           Unanimous Vote of Members.  The following actions or decisions by (or affecting) the Company or any of its Subsidiaries may be taken or made only upon receipt of the affirmative Vote of all Members and neither the Members nor the CEO or other Officers of the Company or

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

any of its Subsidiaries will have the power or authority to take any such actions or make any such decisions without the affirmative Vote of all Members; provided, that if a Member does not respond to a written request by the Company for approval of a proposal pursuant to this Section 6.4 (a “Member Approval Request”) within ten days following its receipt of such request, such Member will be deemed to have Voted in favor of such proposal:

[a]
A change in the lines of business of the Company or any of its Subsidiaries beyond, or the expansion of the business of the Company or any of its Subsidiaries beyond, the Wireless Business and related or incidental activities;

[b]	The admission of an additional Member to the Company, other than a Permitted Transferee of a Member in accordance with Article 14, or a change to the initial Members’ Equity Interests;

[c]
Incurring, or permitting to exist at any time, any Indebtedness in excess of $5 million in the aggregate (or in any amount from any Member) (“Material Indebtedness”), the granting of a mortgage, deed of trust, pledge or other lien on or security interest in all or any portion of the assets of the Company or any its Subsidiaries to secure the obligations of the Company and its Subsidiaries as debtor under any Material Indebtedness, or guaranteeing the obligations of any other Person other than in the ordinary course of business; provided, however, that [i] the GCI Working Capital Loan and the Company Working Capital Loan shall be deemed to have been approved by the affirmative Vote of all Members and shall not require any additional Vote of the Members (but any material amendments or modifications thereof and any termination thereof that is not in accordance with the terms of the applicable loan agreement shall require the affirmative Vote of all Members in accordance with this Section 6.4), [ii] incurrence of Indebtedness in the ordinary course of business (including vendor financing in connection with purchases of products or construction of facilities) not in excess of $10 million in the aggregate shall not be considered Material Indebtedness requiring the affirmative Vote of all Members, and [iii] incurrence of Indebtedness not in excess of $10 million in the aggregate with a term of less than one year and granting any liens or security interests on any of the Company’s assets in connection therewith shall not be considered Material Indebtedness requiring the affirmative Vote of all Members regardless of amount so long as [x] the Company does not enter into any borrowing arrangement with the intent or expectation that the term of such Indebtedness will be extended, and [y] the Company and its Subsidiaries shall not extend the term of any such Indebtedness beyond one year without obtaining the affirmative Vote of all Members with respect thereto;

[d]
The sale, exchange or other disposition of all or substantially all the consolidated assets of the Company and its Subsidiaries in any transaction or series of related transactions, or any sale of assets of the Company or any of its Subsidiaries, in one transaction or a series of related transactions, [i] having a Fair Market Value in excess of $5 million in the aggregate in any twelve month period or [ii] that would impair any Member’s ability to meet its carrier of last resort regulatory obligations applicable to local exchange carriers under Alaska law in those exchanges identified by community on Exhibit N-1, with respect to the ACS Member, or Exhibit N-2, with respect to the GCI Member, in the case

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

of each of clauses [i] and [ii] other than the disposition of obsolete assets in the ordinary course of business and other than the sale of IRU and other network capacity, including for Wireless Backhaul and Transport, in the ordinary course of the Wireless Business, it being understood that separate sales of assets shall be aggregated and viewed as a single transaction for purposes of this clause [d] to the extent necessary to effectuate the intent and purpose of this clause [d];

[e]
The  Company or any of its Subsidiaries entering into any [***] pursuant to which the Company or its Subsidiaries will provide [***] to [***], in each case other than the Members [***]; provided, that the consent of the ACS Member will not be unreasonably withheld, delayed or conditioned with respect to any of the foregoing;

[f]
Any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Company to be characterized as an entity other than a partnership for federal income tax purposes or making any other tax elections that would have a material adverse effect on, or affect the tax status of, any Member;

[g]	The voluntary Dissolution of the Company or any of its Subsidiaries (other than a wholly-owned Subsidiary) or the Distribution of assets in kind to any Member upon Liquidation;

[h]	The filing of a voluntary petition that results in a Bankruptcy Event for the Company or any of its Subsidiaries;

[i]
Amending the Certificate or any organizational documents of any Subsidiary of the Company (other than to make any ministerial or administrative changes that would not have a material adverse effect on any Member, such as changing the registered agent or registered office of the Company);

[j]
The merger, conversion, consolidation or other combination of the Company or any of its Subsidiaries with another Person other than the merger of a wholly-owned Subsidiary of the Company with the Company or another wholly-owned Subsidiary of the Company;

[k]
The appointment of any successor CEO; provided, however, that the ACS Member agrees to approve at least one individual from a list of three or more qualified individuals with appropriate experience (any or all of whom may be GCI employees) proposed by the GCI Member to be appointed as the successor CEO;

[l]
Commencing or settling litigation or arbitration that individually, or together with any other related litigation or reasonably foreseeable claim, involves an amount in excess of $5 million, except with respect to a claim by the Company or any of its Subsidiaries against a Member, or entering any plea of guilty or nolo contendere on behalf of the Company or any of its Subsidiaries in any criminal matter;

[m]	Making any [***] that do not comply with [***];

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[n]
[i] Entering into any agreement or transaction with GCI or ACS or any of their respective Affiliates (“Affiliate Transactions”), other than [v] as specifically set forth in this Agreement, [w] Approved Affiliate Transactions, [x] transactions involving the provision of Professional Services to the Company in accordance with the Professional Services Guidelines and capacity purchases made by the Company from GCI pursuant to the Additional Capacity Purchase Agreement, pursuant to which in the aggregate the Company will pay GCI or its Affiliates $10 million or less in the aggregate in any Fiscal Year; provided, that ACS will not unreasonably withhold its consent to the Company making any additional capacity purchases from GCI pursuant to the Additional Capacity Purchase Agreement, [y] transactions involving the provision of Satellite Capacity Services to the Company in accordance with the Satellite Capacity Services Guidelines, and [z] including the Company in a third-party master services agreement or master purchase agreement or similar contract to which GCI or an Affiliate thereof is also a party, but pursuant to which the Company is treated on an equal basis with GCI or its applicable Affiliates who are party thereto, or [ii] terminating any Affiliate Transaction except in accordance with the terms thereof, or modifying or waiving any material provision of any Affiliate Transaction in a manner that is adverse to the Company;

[o]
Making any decisions regarding major technology upgrade plans to be implemented by the Company or any of its Subsidiaries in connection with the Wireless Business; provided, however,  that the consent of the ACS Member with respect to any major technology upgrade plan related to the Wireless Business of the Company and its Subsidiaries will not be unreasonably withheld, delayed or conditioned;

[p]
Authorizing, creating, allocating, reserving, issuing or selling any limited liability company interests or any other equity interests or securities, or requesting or accepting any capital contributions in respect of any limited liability company interests or any other equity interests or securities, other than as contemplated by Sections 1.4 and 3.1[a];

[q]	Redeeming or repurchasing any limited liability company interests or any other equity interests or securities of the Company;

[r]
Creating any Subsidiary of the Company other than a wholly-owned Subsidiary, or transferring any assets of the Company to any Subsidiary other than a wholly-owned Subsidiary, or entering into any joint venture arrangement;

[s]	Changing the name of the Company;

[t]	Lending by the Company, other than supplier and trade receivables in the ordinary course of business;

[u]	[Intentionally omitted];

[v]	As provided in the definition of Fair Market Value;

[w]	Entering into or terminating (except in accordance with the terms of the applicable contract or agreement), or waiving or modifying any material provision of, any contract

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

or agreement to which the Company or any Subsidiary is (intends to become) a party (i) that is not consistent with the Plans in all material respects, or (ii) that includes a financial commitment by the Company or its Subsidiaries in excess of $10 million that would be payable during a period after the end of the current Four Year Plan, in each case excluding backhaul and roaming agreements;

[x]
Entering into or terminating (except in accordance with the terms thereof), or waiving or modifying any material provision of, the Company Working Capital Loan; provided that such consent shall not be required so long as the Company Working Capital Loan: [1] is secured only by collateral permitted by each Member’s lenders, [2] does not contain any provision that would reasonably be expected to affect the timing or amount of any ACS Preferred Distribution other than restrictions upon the payment of such Distributions upon an event of default under the Company Working Capital Loan; and [3] contains financial covenants that are commercially reasonable;

[y]	Declaring or paying any non-cash dividend or other Distribution to Members except as specifically set forth in this Agreement; and

[z]	As provided in Sections 1.6, 2.1[b], 4.13, 7.1[b], 8.1[a], 11.3, 12.1, 13.3 or 14.1[b].

Except as set forth in the preceding provisions of this Section 6.4, all actions by the Members shall be taken by Majority Vote.  Each Member is entitled to act in its own best interest (and its capacity as a member of the Board, the Chief Executive Officer of each such Member is entitled to act in the best interest of the Member of which it is the Chief Executive Officer) with respect to any decisions related to the Company or its Subsidiaries that are to be made by the Members or the Board, including pursuant to this Section 6.4 or pursuant to Section 6.3.  Without limiting the foregoing, but subject in the case of the GCI Member to the Standard of Care and in the case of the ACS Member to the implied contractual covenant of good faith and fair dealing, [i] neither the Members in their capacity as such nor their respective Chief Executive Officers in their capacity as members of the Board have any express or implied fiduciary duties to the Company, the other Members or the Board, including that there are no express or implied fiduciary duties based on a Member’s status as a majority owner of the Company; and [ii] the corporate law concepts of the duty of loyalty and the duty of care applicable to officers and directors of a corporation, as well as the partnership law duties that a general partner owes to a partnership and its other partners, do not apply to the Members in their capacity as such or to their respective Chief Executive Officers in their capacity as members of the Board.

6.5	Other Activities.

[a]
Except as otherwise provided in Sections 6.5[a], [b] and [c], each Member, and any Affiliate of any Member may engage in (or own interests in) other business ventures of any nature and description, independently or with others, and neither the Company nor any other Member will have any right by virtue of this Agreement in such business venture or its profits, even if such business venture is in direct competition with the Wireless Business of the Company, and no Member or Affiliate of a Member will have

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

any duty or obligation to bring any such opportunities to the Company or any Member or to inform the Company or any Member regarding any such business venture.

[b]
Each Member, ACS and GCI each agrees to [***], and ACS and GCI each agree to cause their respective controlled Affiliates to [***].  Unless earlier terminated pursuant to the last sentence of this Section 6.5[b], such obligation will continue in the case of the ACS Member, ACS and any controlled Affiliate of ACS, for so long as an Affiliate of ACS is a Member or Transferee.  Unless earlier terminated pursuant to the last sentence of this Section 6.5[b], such obligation will continue in the case of the GCI Member, GCI and any controlled Affiliate of GCI, for so long as an Affiliate of GCI is a Member or Transferee.   The obligations under this Section 6.5[b] will terminate as to both Members, ACS, GCI and their respective Affiliates [***].  This Section 6.5[b] shall not apply to ACS or any of its Affiliates with respect to any [***] in respect of which the Company has exercised [***].

[c]
Following the Transfer of a Member’s or Transferee’s Ownership Interest, such Member or Transferee agrees that neither it nor its Affiliates (which in the case of the Initial ACS Member includes ACS and its Affiliates and in the case of the Initial GCI Member includes GCI and its Affiliates) [***] in the State of Alaska for a period of [***] after the date of such Transfer (other than as required to meet [***] of such Person applicable to [***]).  Notwithstanding the foregoing, if the Transfer of an Ownership Interest is made [i] pursuant to a [***] in which the GCI Member has exercised its [***], the foregoing restriction in this clause [c] shall apply for the lesser of [***] by such restrictions for the benefit of the [***] or [ii] pursuant to the exercise of a CTE Put Right, the foregoing restriction in this clause [c] shall not apply to either Member following exercise of such CTE Put Right.

[d]
Nothing in this Agreement, including this Section 6.5, shall prevent ACS or GCI, or any of their respective Affiliates, from providing Private WiFi or wireless internet service provider (WISP) services.

ARTICLE 7:  ANNUAL BUDGETS AND FOUR YEAR PLANS

7.1	Operation in Accordance with Annual Budgets and Four Year Plans; Financial Objectives.

[a]	To the maximum extent feasible in light of Changing Market Conditions, the Company will be operated in accordance with its Annual Budgets and Four Year Plan or Revised Four Year Plan.

[b]
The Company will take into account the objectives described in this Section 7.1[b] (the “Financial Objectives”) in connection with its adoption of Annual Budgets, Four Year Plans and Revised Four Year Plans.  The Company will seek to maximize the total value of the Company as measured by the [***] of its [***].  To the extent possible, the Company will strive to achieve this objective while providing [***] and [***] for [***] to [***] Members.  The Company will recognize that the [***] of the Company’s [***]

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

available for [***] Members is important and, while not an absolute requirement, the Company will seek to avoid making total [***] in any Fiscal Year that suppress the Company’s [***] by more than [***]% without the unanimous Vote of the Members.  To the extent that alternative Four Year Plans would provide [***], the Company will prefer the Plan that provides the Company [***] and/or more [***] near term [***].

7.2	Initial Four Year Plan and First Year Budgets.

[a]	The Four Year Plan for Fiscal Years 2013 through 2016 is attached to this Agreement as Exhibit F (as the same may be revised pursuant to Article 7, the “Initial Four Year Plan”).

[b]
The Annual Cap Ex Budget for Fiscal Year 2013 is attached to this Agreement as Exhibit G (the “First Year Cap Ex Budget”), and the Annual Operating Budget for Fiscal Year 2013 is attached to this Agreement as Exhibit H (the “First Year Operating Budget” and, together with the First Year Cap Ex Budget, the “First Year Budgets”).

[c]
If the Effective Date occurs prior to January 1, 2013, the CEO will prepare operating  and capital expenditures budgets for the remainder of Fiscal Year 2012, which budgets will be generally consistent with the Plans attached to this Agreement as Exhibits F, G and H, taking into account that the operations of the Company have been accelerated to start in Fiscal Year 2012.

[d]
If the Effective Date occurs after January 1, 2013 but during Fiscal Year 2013, the CEO will prepare a revised Initial Four Year Plan so that it covers the period from the Effective Date through December 31, 2016 and will prepare revised First Year Budgets so that they cover the period from the Effective Date through December 31, 2013, which revised Plans will be generally consistent with the Plans attached to this Agreement as Exhibits F, G and H, taking into account that Fiscal Year 2013 will be a partial year.

7.3	Adoption of Annual Budgets, Revised Four Year Plans and Subsequent Four Year Plans.

[a]
Not later than June 1 of each Fiscal Year, beginning with June 1, 2013, the Company will provide each Member with a projection of products and services it plans to provide in the next Fiscal Year, including any underlying assumptions.  Not later than July 1 of each Fiscal Year, beginning with July 1, 2013, each Member will provide the Company with its projection determined in good faith and on a reasonable basis of its Connections and ARPUs for the following Fiscal Year in sufficient detail to allow the Company to incorporate such information into its Annual Budgets for the following Fiscal Year.

[b]	The Company will prepare, in consultation with the Board, and deliver to the Board not later than July 15 of each Fiscal Year beginning with July 15, 2013:

[i]	an Annual Operating Budget and an Annual Cap Ex Budget for the following Fiscal Year, based on the projections of Connections and ARPUs for such Fiscal Year submitted by the Members; and

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[ii]
a revised Four Year Plan (including any revised Initial Four Year Plan, a “Revised Four Year Plan”) that reflects appropriate revisions based on such proposed Annual Budgets and Changing Market Conditions.

[c]
On July 15, 2016 and on each four year anniversary of such date, the Company will also prepare and deliver to the Board a new Four Year Plan that begins with the following Fiscal Year, which will be based on past performance of the Company, any projections of Connections and ARPUs submitted by the Members and market conditions.  For example, on July 15, 2016 the Company will prepare and deliver to the Board a Four Year Plan that covers Fiscal Years 2017 through 2020 (the “Second Four Year Plan”) and on July 15, 2020, the Company will prepare and deliver to the Board a Four Year Plan that covers Fiscal Years 2021 through 2024.

[d]
Board members may consult with any employee or agent of their respective Affiliates (including such Affiliates, a “Related Party”) in connection with such Board member’s review and consideration of any proposed Plan and may request additional information from the Company in connection with such review and consideration.  The provision by a Board member of Company information to a Related Party in connection with the Board member’s review and consideration of any proposed Plan is subject to the Commercially Sensitive Information Policies and Procedures and such Related Party must treat all information provided to it as confidential information that is subject to the provisions of Section 16.20.  The GCI Member will be responsible for any breach of Section 16.20 by one of its Related Parties in relation to information provided to it pursuant to this Section 7.3[d], and the ACS Member will be responsible for any breach of Section 16.20 by one of its Related Parties in relation to information provided to it pursuant to this Section 7.3[d].

[e]
Except as provided in Section 7.4, no Plan (other than the Initial Four Year Plan and the First Year Budgets) will become effective unless and until it is approved by majority vote of the Board.  The Board will hold a meeting no later than November 1 of each Fiscal Year for the purpose of voting on each Plan proposed by the Company during such Fiscal Year pursuant to Section 7.3[b] or Section 7.3[c].

[f]
If pursuant to Section 7.4 the unanimous approval of the Board is required with respect to any proposed Plan, any Board member may deliver Notice to the Company and each other Board member (a “Budget Objection Notice”) no later than August 1 of the Fiscal Year in which it received such Plan, which Notice will specify in reasonable detail the objections that such Board member has, including such Board member’s basis for determining that the disputed Plan does not meet the Financial Objectives.   If no Budget Objection Notice is timely delivered with respect to a given Plan, such Plan will be deemed to have been unanimously approved by the Board.

[g]
If a Budget Objection Notice is timely delivered, the Board members (in consultation with any Officers of the Company as determined by the CEO) will negotiate in good faith to resolve any objections to the Plans specified in such Budget Objection Notice and to revise the disputed Plans in such manner so that they can be adopted by unanimous

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

approval of the Board.  If the Board members do not unanimously approve any Plan that is subject to a Budget Objection Notice by August 31 of the Fiscal Year during which such Budget Objection Notice was delivered, then on September 1 the Company will submit all Plans that remain in dispute to the Designated Budget Dispute Arbitrator for determination in accordance with the terms and procedures specified in the Arbitration Agreement with respect to each aspect of the disputed Plans challenged in a Budget Objection Notice (the “Challenged Aspects”) as to whether such Challenged Aspect is inconsistent with the Financial Objectives, taking into account the disputed Plans as a whole, with instructions to the Designated Budget Dispute Arbitrator to make its determination no later than December 1.

[h]
If the Designated Budget Dispute Arbitrator makes a final determination pursuant to the Arbitration Agreement that one or more Challenged Aspects are inconsistent with the Financial Objectives, taking into account the disputed Plans as a whole, and the Board by majority vote adopts the Designated Budget Dispute Arbitrator’s Recommended Changes, the disputed Plans that included such Challenged Aspects, as revised to fully reflect all the Recommended Changes, shall be deemed approved by unanimous vote of the Board for all purposes of this Agreement.  To the extent the Recommended Changes are not made by the Company, then within 30 days following the Designated Budget Dispute Arbitrator’s final determination the Company will revise the disputed Plan and submit the revised Plan to the Board for unanimous approval; provided that if the basis on which a Budget Objection Notice was delivered no longer exists (e.g., a revised Plan meets the Minimum Required FCF Projection) and there exist no other circumstances that would require unanimous Board approval pursuant to Section 7.4, such revised Plan may be approved by majority vote of the Board.  If the Designated Budget Dispute Arbitrator issues any Redetermined Recommended Changes pursuant to Section 10(f)(iii) of the Arbitration Agreement, the Company shall make such Redetermined Recommended Changes.

[i]
If an Annual Operating Budget, Four Year Plan or Revised Four Year Plan is not approved pursuant to this Section 7.3 on or before December 31 of the Fiscal Year during which it was provided to the Board, the Company will conduct operations during the following Fiscal Year in accordance with the Annual Operating Budget, Four Year Plan or Revised Four Year Plan, as applicable, proposed by the Company for such Fiscal Year until such time as a new Annual Operating Budget, Four Year Plan or Revised Four Year Plan, as applicable, is approved; provided, however, that any Member may request that the Designated Budget Dispute Arbitrator determine, within 14 days following such request, if any one-time expense item included in the proposed Annual Operating Budget, Four Year Plan or Revised Four Year Plan, as applicable (a “Disputed Expense”), that has not been approved is unreasonable.  Pending the Designated Budget Dispute Arbitrator’s decision, the Company will not incur the Disputed Expense; following such decision, the Company will operate in accordance with the Designated Budget Dispute Arbitrator’s decision regarding the Disputed Expense until such time as a new Annual Operating Budget, Four Year Plan or Revised Four Year Plan, as applicable, is approved.  If an Annual Cap Ex Budget is not approved pursuant to this Section 7.3 on or before December 31 of the Fiscal Year during which it was provided to the Board, then until

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

such time as a new Annual Cap Ex Budget is approved, the Company will conduct operations during the following Fiscal Year in accordance with the Annual Cap Ex Budget for the prior Fiscal Year, less extraordinary one-time items.

7.4	Circumstances Requiring Unanimous Board Approval of Annual Budgets, Four Year Plans and Revised Four Year Plans.

[a]	Years 1-4 (Fiscal Years 2013-2016)

[i]
Unanimous approval of the Board is required with respect to any revised Initial Four Year Plan and any Annual Budget for Fiscal Years 2014 through 2016 if such revised Initial Four Year Plan or Annual Budget provides for a [***] of the Company of [***] in any single Fiscal Year covered by the Initial Four Year Plan or of [***] the [***] over the entire period covered by the Initial Four Year Plan.

[b]	Years 5-8 (Fiscal Years 2017-2020)

[i]
Subject to Section 7.5, unanimous approval of the Board is required with respect to an Annual Budget for any of Fiscal Years 2017 through 2020 if such Annual Budget forecasts [***] for such Fiscal Year that is [***] the [***] for the last [***] Fiscal Years of the Initial Four Year Period [***] by [***]% per year.

[ii]
Subject to Section 7.5, unanimous approval of the Board is required with respect to the Second Four Year Plan or any revised Second Four Year Plan if the Second Four Year Plan or such revised Second Four Year Plan forecasts [***] the [***] for the last  [***] Fiscal Years of the Initial Four Year Period [***] by [***]% per year.

[iii]
Subject to Section 7.5, if [***] for any of Fiscal Years 2017 through 2020 is less than [***] for the last [***] years of the Initial Four Year Period [***] by [***]% per year, then the subsequent Fiscal Year’s Annual Budgets and any revisions to the Second Four Year Plan proposed in connection with such Annual Budgets will require unanimous Board approval.

[c]	Years 9 and Thereafter (Fiscal Years 2021 and Thereafter)

[i]
Subject to Section 7.5, if the Annual Budgets proposed by the Company for Fiscal Year 2021 or any Fiscal Year thereafter forecasts [***] that is less than [***]% of the [***] for the last [***] years of the most recent Four Year Plan that does not include such Fiscal Year (e.g., for the Fiscal Year 2021 the applicable Four Year Plan would be the Second Four Year Plan), then such Annual Budgets will require unanimous Board approval.

[ii]
Subject to Section 7.5, if the Four Year Plan (including any revised Four Year Plan) proposed by the Company for any four year period after the period covered by the Second Four Year Plan forecasts [***] that is less than [***]% of the[***] for the last [***] years of the period covered by the immediately preceding Four

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Year Plan (e.g., for the four year period from Fiscal Year 2012 through Fiscal Year 2024 the applicable Four Year Plan would be the Second Four Year Plan), then such Four Year Plan (including any revisions thereto) will require unanimous Board approval.

[iii]
Subject to Section 7.5, if actual FCF for Fiscal Year 2021 or any Fiscal Year thereafter is less than [***]% of the [***] for the last [***] years of the period covered by the immediately preceding Four Year Plan (e.g., for the four year period from Fiscal Year 2021 through Fiscal Year 2024 the applicable Four Year Plan would be the Second Four Year Plan), then the Annual Budgets for the following Fiscal Year and any revision to the then current Four Year Plan will be subject to unanimous Board approval.

7.5	GCI Member Right to [***] FCF [***].

[a]
If unanimous approval of the Board is required with respect to a proposed Plan on the basis that such Plan does not meet the [***], the GCI Member will have the option at any time prior to final approval of such Plan (including after such Plan has been submitted to the Designated Budget Dispute Arbitrator) to agree to [***] of its [***] for each Fiscal Year covered by such Plan that does not include the [***] to the [***] so that the [***] for each Fiscal Year covered by such Plan that does not meet the [***] will be not less than the [***] of [***] that the [***] would receive if FCF for such Fiscal Year were equal to [***] (the “[***]).  However, the GCI Member may exercise this option only if the [***] for such Fiscal Year, [***] the [***], would be $[***] or [***] below the [***] of [***] that it would receive if the [***].  The option provided for in this Section 7.5[a] is exercisable by the GCI Member delivering to the ACS Member and the Company, at any time prior to final approval of such Plan, an instrument in writing setting forth in reasonable detail its agreement [***] the [***] the [***], and the Company shall honor and make Distributions consistent with such agreement.  If the GCI Member exercises the option provided for in this Section 7.5[a], the Company will be deemed to have met the applicable [***] so that unanimous approval of the Board will not be required with respect to the proposed Plan and such Plan will be deemed to have been approved by majority vote of the Board.

[b]
If unanimous approval of the Board is required with respect to a proposed Plan on the basis that the Company did not meet the [***] for the preceding Fiscal Year, the GCI Member will have the option at any time prior to approval of such Plan (including after such Plan has been submitted to the Designated Budget Dispute Arbitrator) to agree to [***] a [***] of its [***] for the current Fiscal Year to the [***] so that the [***] for the current Fiscal Year will be increased by an amount equal to the [***] the [***] of the [***] the [***] for the preceding Fiscal Year and the [***] of [***] that the [***] would have received if [***] had been equal to the [***] for such preceding Fiscal Year (the “[***]” and together with the [***], the “[***]”).  However, the GCI Member may exercise this option only if the [***] for the preceding Fiscal Year, [***] the [***], were $[***] or [***] below the [***] of [***] that it would have received if the [***] had[***].  The option provided for in this Section 7.5[b] is exercisable by the GCI

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Member delivering to the ACS Member and the Company, at any time prior to final approval of such Plan, an instrument in writing setting forth in reasonable detail its agreement [***] the ACS Member the applicable [***], and the Company shall honor and make [***] with such agreement.  If the GCI Member exercises the option provided for in this Section 7.5[b], the Company will be deemed to have met the applicable [***] for the preceding Fiscal Year so that unanimous approval of the Board will not be required with respect to the proposed Plan and such Plan will be deemed to have been approved by majority vote of the Board.

[c]
To the extent [***] are [***] to the ACS Member pursuant to this Section 7.5, the [***] the [***] (“[***]”) the [***] of the [***] plus [***] at an [***] of [i] [***] and [ii] the [***] the [***] from [***] the date a [***] of [***] is made to the [***] to (but not including) the date a [***] to the [***] (the “[***]”) in [***] to the extent [***] the [***] that would be required with respect to such Fiscal Year in order for unanimous approval of the Board not to be required pursuant to Section 7.4.

ARTICLE 8:  MEETINGS OF MEMBERS; MEETINGS OF THE BOARD

8.1           Meetings of Members.  Meetings of the Members, for any purpose or purposes, may be, but are not required to be, called by Members holding more than 50% of the Equity Interests.  Without limiting the foregoing, meetings of the Members with respect to those matters that require the affirmative Vote of all Members pursuant to Section 6.4 are not required if the GCI Member or the CEO sends a Member Approval Request to the Members with respect to such matter.

[a]	The CEO may designate any place within Anchorage, Alaska, or such other city as the Members unanimously agree, as the place for any meeting of the Members.

[b]
Notice of any meeting of the Members must be given not less than five Business Days nor more than 30 days before the date of the meeting.  Such Notice must state the place, day, and hour of the meeting and the purpose for which the meeting is called.  Any Member may waive, in writing, any Notice of a meeting of the Members required to be given to such Member, whether before or after the time stated in such Notice.  Any Member who signs minutes of action (or written consent or agreement) will be deemed to have waived any required Notice with respect to such action.  For the purpose of determining Members entitled to Notice of or to Vote at any meeting of Members, the date on which Notice of the meeting is first given will be the record date for the determination of Members.  Any such determination of Members entitled to Vote at any meeting of Members will apply to any adjournment of a meeting.

[c]
A quorum at any meeting of Members will consist of Members owning more than 75% of the Equity Interests held by all Members.  Any meeting of Members at which a quorum is not present may adjourn the meeting to a place, day and hour without further Notice, provided that at such adjourned meeting, the only business that may be conducted are the matters that were set forth in the Notice for the original meeting.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[d]
If a quorum is present at any meeting of the Members, the affirmative Vote of Members holding a majority of the Equity Interests will be the act of the Members, except with respect to those matters set forth in this Agreement that specifically require the unanimous Vote of the Members; provided that in the case of actions requiring the unanimous Vote of the Members, such act is evidenced by a written consent describing the action taken, signed by all Members.

[e]
At any meeting of Members, a Member may Vote in person or by written proxy given to another Person.  Such proxy must be signed by the Member or by a duly authorized attorney-in-fact and filed with the Company before or at the time of the meeting.  No proxy will be valid after 11 months from the date of its signing unless otherwise provided in the proxy.  Attendance at the meeting by the Member giving the proxy will revoke the proxy during the period of attendance.

[f]
The Members may participate in a meeting by means of conference telephone or similar communications equipment by which all Members participating in the meeting can hear each other at the same time.  Such participation will constitute presence in person at the meeting and waiver of any required Notice, except when the Member so participates for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

[g]
Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members owning total Equity Interests sufficient for the particular action as set forth in Article 6 or as set forth elsewhere in this Agreement.  Action so taken is effective when sufficient Members approving the action have signed the consent, unless the consent specifies a later effective date.

[h]
Except as expressly provided elsewhere in this Agreement, with respect to any action or decision with respect to the Company or its Subsidiaries that does not expressly require the unanimous Vote of the Members in accordance with this Agreement, the GCI Member may make such decision or Vote in favor of or cause such action to be taken without notice, without calling a meeting of the Members and without evidencing such action in a written consent or other writing.

8.2           Board Meetings.  Meetings of the Board, for any purpose or purposes, may be called by any member of the Board, subject to the limitation set forth in Section 6.3[b].

[a]	Meetings of the Board will be held at the Company’s principal place of business or such other place as all of the members of the Board may agree.

[b]
Notice of any meeting must be given not less than five Business Days nor more than 30 days before the date of the meeting; provided that the Person calling the meeting reasonably takes into consideration the personal schedules of Board members when scheduling meetings.  Such Notice must state the place, day, and hour of the meeting and the purpose for which the meeting is called.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[c]
Any member of the Board may waive, in writing, any Notice required to be given to such individual, whether before or after the time stated in such Notice.  Any member of the Board who signs minutes of action (or written consent or agreement) will be deemed to have waived any required Notice with respect to such action.

[d]
A quorum at any meeting of the Board will consist of all three members of the Board.  All members of the Board will act in good faith and use all reasonable efforts to attend meetings of the Board and to find alternative dates that would allow all members of the Board to participate in a meeting of the Board in order to meet the quorum requirement.  Any meeting of the Board at which a quorum is not present may adjourn the meeting to a place, day and hour without further Notice, provided that at such adjourned meeting, the only business that may be conducted are the matters that were set forth in the Notice for the original meeting.  If a quorum is present at any meeting of the Board, the affirmative vote of a majority of the members of the Board will be the act of the Board, provided that such act is evidenced by a written consent describing the action taken, signed by a majority of the members of the Board, unless unanimous approval of all members of the Board is required in Article 7 or elsewhere in this Agreement, in which case the affirmative vote of all of the members of the Board will be the act of the Board, provided that such act is evidenced by a written consent describing the action taken, signed by all members of the Board.

[e]
The members of the Board may participate in a meeting by means of conference telephone or similar communications equipment by which all members of the Board participating in the meeting can hear each other at the same time.  Such participation will constitute presence in person at the meeting and waiver of any required Notice, except when the Board member so participates for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

[f]
Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by all members of the Board.

ARTICLE 9:  OPERATIONAL MATTERS

9.1	Option to Accelerate Capital Investment.

[a]
If a Member desires the Company to make a capital investment the cost of which is $[***] or less, such Member (the “Investing Member”) will have the option to send Notice to the Company and the other Member (an “Accelerated Capital Investment Notice”) that it desires the Company to make such capital investment (the “Accelerated Capital Investment”) and specifying its proposed time period and other material terms and conditions for the Accelerated Capital Investment to be made.  In [***] a [***] Accelerated Capital Investment Notice [***].

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[b]
Within 30 days following its receipt of an Accelerated Capital Investment Notice, the Company will send Notice to the Investing Member stating either [i] that the Company will make the Accelerated Capital Investment on its own behalf within the time period proposed and on the other material terms and conditions set forth in such Accelerated Capital Investment Notice, or [ii] that the Company will not make the Accelerated Capital Investment within the time period proposed in such Notice but consents to the Investing Member making such Accelerated Capital Investment in accordance with this Section 9.1 (“Option 2”), or [iii] that the Company will not make the Accelerated Capital Investment but does not consent to the Investing Member making such Accelerated Capital Investment; provided, that the Company’s consent pursuant to this Section 9.1[b][iii] may be not be unreasonably withheld; provided further that, without limitation, [x] it will not be unreasonable for the Company to withhold its consent to a proposed Accelerated Capital Investment if such investment is inconsistent with the technology standards or the manufacturer selections of the Company and [y] it will be unreasonable for the Company to withhold its consent to a proposed Accelerated Capital Investment solely on the basis that such investment is not provided in the Plan or has costs that are included in the Investing Member’s Cost.

[c]
If Option 2 is exercised by the Company, the Investing Member and the Company will enter into an agreement pursuant to which the Company will design, install, integrate and operate the Accelerated Capital Investment at the Investing Member’s expense (the amount so paid by the Investing Member, the “Investing Member’s Cost”), on the terms and conditions set forth in the Accelerated Capital Investment Notice.

[d]
At any time following completion of an Accelerated Capital Investment pursuant to Section 9.1[c], the non-investing Member (the “Non-Investing Member”) may send Notice to the Investing Member and the Company that the Non-Investing Member also desires to use the Accelerated Capital Investment.  If the Non-Investing Member sends such a Notice, the Investing Member and the Non-Investing Member will negotiate in good faith to reach agreement on a reasonable monthly user fee  and other terms for access by the Non-Investing Member to the Accelerated Capital Investment.  For the avoidance of doubt, the use of any Accelerated Capital Investment by the Investing Member or the Non-Investing Member is subject to the provisions of Section 6.5.

[e]
The Company will have the exclusive option at any time, exercisable by sending Notice to both Members, to acquire the Accelerated Capital Investment at an amount equal to the [***] at [***] of the [***] of [i] [***] and [ii] the [***] or, if the Company and the Investing Member reach agreement on a different price within 15 days following the Company’s exercise of such option, at such agreed price (as applicable, the “ACI Purchase Price”); provided, that if the Investing Member and the Non-Investing Member enter into an agreement pursuant to Section 9.1[d], the Company will be obligated to acquire the Accelerated Capital Investment at the ACI Purchase Price within [***] years from the date the Accelerated Capital Investment is placed in service or the date that the Non Investing Member begins using the Accelerated Capital Investment, whichever is later, with the [***] period referenced above beginning on the date that the Company sends Notice it is acquiring the Accelerated Capital Investment.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[f]	A Member’s right to use an Accelerated Capital Investment for its individual benefit will terminate at such time as the Company acquires such investment.

9.2	Request for Wireless Device Approval.

[a]
At any time after the Effective Date, either Member may send Notice to the Company and the other Member requesting the Company to approve, in accordance with the Company’s reasonable written Wireless Device approval standards, a Wireless Device that the Company has otherwise elected not to consider for approval or has not yet approved.

[b]
The Company shall not be required to change its written Wireless Device approval standards when considering a request for Wireless Device approval; however, such approval shall not be unreasonably withheld.

[c]
The Member that makes a request pursuant to Section 9.2[a] will reimburse the Company for the Company’s reasonable costs associated with considering approval of the Wireless Device, whether or not the Wireless Device is approved, with the Company’s costs for this purpose being an amount equal to the Company’s direct out-of-pocket costs incurred in connection with such approval process plus the fully loaded labor costs per hour of those employees of the Company engaged in such approval process; provided, that if the Wireless Device is approved pursuant to this Section 9.2 and the non-requesting Member also subsequently sells such Wireless Device, it shall so notify the Company and the requesting Member, and the Company shall then reimburse the requesting Member for the approval costs it previously paid to the Company.

9.3           Facilities and Network Use Agreement.  On the Effective Date, the Company will enter into a contract with ACS and GCI in the form attached hereto as Exhibit J (the “Facilities and Network Use Agreement”).  Neither Member is authorized to use the Company Network except in accordance with the Facilities and Network Use Agreement.

9.4	Connection Attrition Adjustments.

[a]
The forecast of the Average Connections of ACS covered by the Facilities and Network Use Agreement during each Fiscal Year in the Initial Four Year Period (the “ACS Forecast Average Connections”) is as follows:

Fiscal Year	Average Connections

2013	[***]
2014	[***]
2015	[***]
2016	[***]

; in each case, less an amount equal to the ACS Forecast Reduction Connections (as so adjusted, the “Adjusted ACS Forecast Average Connections”), and in each case the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Adjusted ACS Forecast Average Connections will be [***] by the applicable Service Area [***] (as so adjusted, the “Final Adjusted ACS Forecast Average Connections”).

[b]
If the actual Average Connections of ACS under the Facilities and Network Use Agreement for any Fiscal Year during the Initial Four Year Period (the “ACS Actual Average Connections”) are less than the Final Adjusted ACS Forecast Average Connections for such Fiscal Year, then the Distributions to be made to the ACS Member under Section 5.1 will be reduced by an amount (the “ACS Annual Connection Shortfall Adjustment”) equal to the [***] [i] $21,800,000 and [ii] [x] the difference between [A] [***] for such Fiscal Year, and [y] the ACS Actual Average Connections for such Fiscal Year, multiplied by [B] $[***].  [***] of the amount of any reduction to the Distributions to be made to the ACS Member pursuant to the immediately preceding sentence plus [***] on such amount at the [***] of the [***] will be made to the Distributions to be made under Section 5.1[a] or Section 5.1[c] for the next succeeding four quarters after the ACS Annual Connection Shortfall Adjustment is determined until the Distributions made to the ACS Member under Section 5.1[a] or Section 5.1[c] have been [***] the [***] of each ACS Annual Connection Shortfall Adjustment [***] the [***].  If, at the end of the Preference Period, the Distributions to be made to the ACS Member under Section 5.1[a] or Section 5.1[c] have not been reduced by the cumulative amount of all ACS Annual Connection Shortfall Adjustments, then any Distributions to be made to the ACS Member under Section 5.1[f] will be reduced by the remaining cumulative amount of all ACS Annual Connection Shortfall Adjustments.

[c]
In addition to any ACS Annual Connection Shortfall Adjustments made under Section 9.4[b], a [***] and [***] will be made with respect to ACS Average Connections and GCI Average Connections for [***] in accordance with the following provisions:

[i]
An amount (the “ACS [***] Connection Adjustment”) equal to the excess of [A] the Final Adjusted ACS Forecast Average Connections for Fiscal Year [***], over [B] the ACS Actual Average Connections for Fiscal Year [***], if any, will be multiplied by $[***], provided that (for the avoidance of doubt) if the excess of [A] over [B] is zero or a negative number, then the ACS [***] Connection Adjustment will be zero and provided further that if the aggregate amount of all ACS Annual Connection Shortfall Adjustments and the ACS [***] Connection Adjustment would exceed $21,800,000, then the ACS [***] Connection Adjustment will be an amount equal to $21,800,000 minus the sum of all ACS Annual Connection Shortfall Adjustments.

[ii]
An amount (the “GCI [***] Connection Adjustment”) equal to the excess of [A] an amount equal to [x] [1] [***] (which is the forecast of the Average Connections of GCI under the Facilities and Network Use Agreement for Fiscal Year [***]), minus [2] the aggregate number of ACS Forecast Reduction Connections, [***] [y] the applicable [***], over [B] the actual Average Connections of GCI under the Facilities and Network Use Agreement for Fiscal Year [***], if any, will be multiplied by $[***], provided that (for the avoidance of doubt) if the excess of [A] over [B] is zero or a negative number, then the GCI

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[***] Connection Adjustment will be zero and provided further that the maximum amount of the GCI [***] Connection Adjustment will be $21,800,000.

[iii]
If the ACS [***] Connection Adjustment is greater than the GCI [***] Connection Adjustment, then the Distributions to be made to the ACS Member under Section 5.1 will be reduced by an amount equal to the difference between the ACS [***] Connection Adjustment and the GCI [***] Connection Adjustment (the “Net ACS [***] Connection Adjustment”).  Any reduction to the Distributions to be made to the ACS Member pursuant to the immediately preceding sentence will be made to the Distributions to be made under Section 5.1[a] or Section 5.1[c] for the next succeeding quarter or quarters after the Net ACS [***] Connection Adjustment is determined until the Distributions made to the ACS Member under Section 5.1[a] or Section 5.1[c] have been reduced by the full amount of the Net ACS [***] Connection Adjustment.  If at the end of the Preference Period the Distributions to be made to the ACS Member under Section 5.1[a] or Section 5.1[c] have not been reduced by the full amount of the ACS [***] Connection Adjustment, then any Distributions to be made to the ACS Member under Section 5.1[f] will be reduced by the remaining amount of the ACS [***] Connection Adjustment, and any reduction to the Distributions to be made to the ACS Member under Section 5.1[f] will be added to and will increase the Distributions to be made to the GCI Member under Section 5.1[f].

[iv]
If the GCI [***] Connection Adjustment is greater than the ACS [***] Connection Adjustment, then the Distributions to be made to the GCI Member under Section 5.1 will be reduced by an amount equal to the difference between the GCI [***] Connection Adjustment and the ACS [***] Connection Adjustment (the “Net GCI [***] Connection Adjustment”).  Any reduction to the Distributions to be made to the GCI Member pursuant to the immediately preceding sentence will be made to the Distributions to be made under Section 5.1[b] or Section 5.1[c] for the next succeeding quarter or quarters after the Net GCI [***] Connection Adjustment is determined until the Distributions made to the GCI Member under Section 5.1[b] or Section 5.1[c] have been reduced by the full amount of the Net GCI [***]Connection Adjustment, and any reduction to the Distributions to be made to the GCI Member under Section 5.1[b] or Section 5.1[c] will be added to and will increase the Distributions to be made to the ACS Member under Section 5.1[a] or Section 5.1[c].  If at the end of the Preference Period the Distributions to be made to the GCI Member under Section 5.1[b] or Section 5.1[c] have not been reduced by the full amount of the Net GCI [***] Connection Adjustment, then any Distributions to be made to the GCI Member under Section 5.1[f] will be reduced by the remaining amount of the Net GCI [***] Connection Adjustment, and any reduction to the Distributions to be made to the GCI Member under Section 5.1[f] will be added to and will increase the Distributions to be made to the ACS Member under Section 5.1[f].

[d]	If the Company intends to take any action in connection with managing its network (including any network integration or call site rationalization) that the Company knows or

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

reasonably anticipates will result in Wireless service being permanently eliminated in a particular geographic service area that was served by any Connections to the Company’s network immediately prior to such action (an “Intentional Service Area Elimination”), the Company will notify each Member in writing at least 30 days prior to such Intentional Service Area Elimination (a “Service Area Elimination Company Notice”).  Any Member may contact the Company to discuss potential alternatives to avoid any planned Intentional Service Area Elimination.  If the Company and the Members do not mutually agree on an alternative to avoid any planned Intentional Service Area Elimination within 30 days, the Company will agree to extend the date on which the planned Intentional Service Area Elimination will occur for a period of up to ten Business Days if requested by any Member to provide such Member an opportunity to notify affected customers.  If the Company takes any action in connection with managing its network that results in Wireless service being permanently eliminated in a particular geographic service area that was served by the Company’s network immediately prior to such action that results in Connections unintentionally losing Wireless service (an “Unintentional Service Area Elimination”), any Member may notify the Company in writing that such Unintentional Service Area Elimination has resulted in some of its Connections losing Wireless service (a “Service Area Elimination Member Notice”).  The Company will have 30 days after receipt of a Service Area Elimination Member Notice to take actions necessary to restore Wireless service to all or any part of the geographic service area that was affected by an Unintentional Service Area Elimination (the “SAE Cure Period”).  To the extent that the Company does not restore Wireless service to any geographic service area affected by an Unintentional Service Area Elimination during the SAE Cure Period or if the Company implements an Intentional Service Area Elimination, the Company will calculate the proportionate decrease in the population served by the Company’s network as a result of each Service Area Elimination, which will [***] [i] [***] will [***] [A] the reported population in all geographic service areas covered by the Company’s network immediately prior to such Service Area Elimination [***] [B] the reported population in any geographic service area to which Wireless service was eliminated as a result of such Service Area Elimination and not restored during the SAE Cure Period, if applicable, and [ii] [***] will be the reported population in all geographic service areas covered by the Company’s network immediately prior to such Service Area Elimination (the “Service Area [***]”).  The Company will calculate the Service Area [***] on a cumulative basis on the date each Intentional Service Area Elimination occurs, or at the end of each SAE Cure Period, as applicable, if more than one Service Area Elimination occurs.  The Company will notify each Member in writing of the applicable Service Area [***] within ten Business Days after the date on which any Intentional Service Area Elimination occurs or the end of each SAE Cure Period, as applicable.  The Company will not be required to calculate a Service Area Elimination Percentage at any time after the later of [i] the Connection Maintenance Measurement Date, and [ii] [***].

[e]
From the Effective Date until the fourth anniversary of the Effective Date, each of ACS and GCI agrees that it will, and will cause its applicable Affiliates to, continue conducting reasonable marketing and sales efforts with respect to the operation of such Person’s retail Wireless service offerings in a manner consistent with the Four Year Plan.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[f]	Example calculations of the connection attrition adjustments set forth in this Section 9.4 are set forth on Exhibit M for illustrative purposes only.

9.5	Connection Maintenance Adjustments.

[a]
If a Transfer of an Ownership Interest occurs prior to the [***] of the Effective Date other than a Transfer pursuant to Section 14.3[a] or [b] (such Transfer being a “Connection Maintenance Transfer” and the effective date of such Transfer as determined pursuant to Section 14.4 being the “Connection Maintenance Transfer Date”), a one-time calculation and adjustment will be made with respect to ACS Connections and GCI Connections in accordance with the following provisions; provided, however, that if more than one Transfer occurs that would constitute a Connection Maintenance Transfer, the provisions of this Section 9.5 will apply only with respect to the first Connection Maintenance Transfer that occurs.

[i]
The Connections of ACS under the Facilities and Network Use Agreement as of the last day of the calendar month immediately preceding the Connection Maintenance Transfer Date will be multiplied by [***]%, and such amount will then be multiplied by the applicable Service Area [***] (the “ACS Transfer Date Connections”).

[ii]
The Connections of GCI under the Facilities and Network Use Agreement as of the last day of the calendar month immediately preceding the Connection Maintenance Transfer Date will be multiplied by [***]%, and such amount will then be multiplied by the applicable Service Area [***] (the “GCI Transfer Date Connections”).

[iii]
The excess of [A] the ACS Transfer Date Connections, over [B] Connections of ACS under the Facilities and Network Use Agreement (which shall refer to the successor to the Connections of ACS under the Facilities and Network Use Agreement if the ACS Member is the Transferor in the Connection Maintenance Transfer) on the earlier of [X] the last day of the calendar month immediately preceding [***] of the [***] and [Y] the last day of the calendar month immediately preceding the [***] of the Effective Date (the earlier of [X] and [Y] being the “Connection Maintenance Measurement Date”), if any, will be multiplied by $[***] (the “ACS Connection Maintenance Adjustment”); provided that (for the avoidance of doubt) if the excess of [A] over [B] is zero or a negative number, then the ACS Connection Maintenance Adjustment will be zero and provided further that the maximum amount of the ACS Connection Maintenance Adjustment will be $[***].

[iv]
The excess of [A] the GCI Transfer Date Connections over [B] the Connections of GCI under the Facilities and Network Use Agreement (which shall refer to the successor to the Connections of GCI under the Facilities and Network Use Agreement if the GCI Member is the Transferor in the Connection Maintenance Transfer) on the Connection Maintenance Measurement Date, if any, will be

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.
multiplied by $[***] (the “GCI Connection Maintenance Adjustment”); provided that (for the avoidance of doubt) if the excess of [A] over [B] is zero or a negative number, then the GCI Connection Maintenance Adjustment will be zero and provided further that the maximum amount of the GCI Connection Maintenance Adjustment will be $[***].

[v]
If the ACS Connection Maintenance Adjustment is greater than the GCI Connection Maintenance Adjustment, then the Distributions to be made to the ACS Member (or the Transferee of the ACS Member, if applicable) under Section 5.1[f] will be reduced by an amount equal to the difference between the ACS Connection Maintenance Adjustment and the GCI Connection Maintenance Adjustment (the “Net ACS Connection Maintenance Adjustment”), and the amount of the Net ACS Connection Maintenance Adjustment will be added to and will increase the Distributions to be made to the GCI Member (or the Transferee of the GCI Member, if applicable) under Section 5.1[f].  Any reduction to the Distributions to be made to the ACS Member (or its Transferee, as applicable), and any corresponding increases to Distributions to be made to the GCI Member (or its Transferee, as applicable), pursuant to the immediately preceding sentence will be made to the Distributions to be made under Section 5.1[f] for the next succeeding quarter or quarters after the Net ACS Connection Maintenance Adjustment is determined until the Distributions made to the ACS Member (or its Transferee, as applicable) under Section 5.1[f] have been reduced by the full amount of the Net ACS Connection Maintenance Adjustment.

[vi]
If the GCI Connection Maintenance Adjustment is greater than the ACS Connection Maintenance Adjustment, then the Distributions to be made to the GCI Member (or the Transferee of the GCI Member, if applicable) under Section 5.1[f] will be reduced by an amount equal to the difference between the GCI Connection Maintenance Adjustment and the ACS Connection Maintenance Adjustment (the “Net GCI Connection Maintenance Adjustment”), and the amount of the Net GCI Connection Maintenance Adjustment will be added to and will increase the Distributions to be made to the ACS Member (or the Transferee of the ACS Member, if applicable) under Section 5.1[f].  Any reduction to the Distributions to be made to the GCI Member (or its Transferee, as applicable), and any corresponding increases to Distributions to be made to the ACS Member (or its Transferee, as applicable), pursuant to the immediately preceding sentence will be made to the Distributions to be made under Section 5.1[f] for the next succeeding quarter or quarters after the Net GCI Connection Maintenance Adjustment is determined until the Distributions made to the GCI Member (or its Transferee, as applicable) under Section 5.1[f] have been reduced by the full amount of the Net GCI Connection Maintenance Adjustment.

9.6	Network Capacity Purchases.

[a]	The Company will purchase network capacity from ACS and GCI as required for the operation of the Company’s network for its Wireless Business (“Member Network

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Capacity Purchases”).  Member Network Capacity Purchases may be made at any time.  All Member Network Capacity Purchases will be subject to the Acceptable Use Policy attached hereto as Exhibit K.

[b]
[***] will [***] the [***] with the [***] for [***] as [***] to any [***] that [***] from [***] of a [***] and [***]. ACS will provide to the Company, on June 30 and December 31 of each year, a certificate signed by its chief financial officer certifying that [***] at [***] it [***] to [***] with this [***] at [***] the [***].

[c]
[***] will [***] the [***] with the [***] for [***] as [***] to any [***] that [***] from [***] of a [***] and [***].  GCI will provide to the Company, on June 30 and December 31 of each year, a certificate signed by its chief financial officer certifying that [***] at [***] it [***] to [***] with this [***] at [***] the [***].

[d]	Member Network Capacity Purchases will be made by the Company in accordance with the terms and provisions of the Additional Capacity Purchase Agreement and will be subject to Section 6.4[n][x].

[e]	Either ACS or GCI can decline to accept a proposed Member Network Capacity Purchase available to the Company along a requested route due to network capacity limitations.

9.7	Option Regarding Fixed Wireless Facilities.

[a]
If a Member desires the Company to construct a fixed Wireless facility that would support a fixed Wireless service to qualify for [***] or [***] or [***], the cost of which is $[***] or [***], such Member (the “Requesting Member”) will have the option to send Notice to the Company and the other Member (a “Fixed Wireless Facility Notice”) that it desires the Company to construct such facility (the “ Fixed Wireless Facility Investment”) and specifying its proposed time period and other material terms and conditions for the Fixed Wireless Facility Investment to be made.  In no event may a Member send more than [***] Fixed Wireless Facility Investment during any [***] period.

[b]
Within 30 days following its receipt of a Fixed Wireless Facility Notice, the Company will send Notice to the Requesting Member stating either [i] that the Company will make the Fixed Wireless Facility Investment on its own behalf within the time period proposed and on the other material terms and conditions set forth in such Fixed Wireless Facility Notice, or [ii] that the Company will not make the Fixed Wireless Facility Investment within the time period proposed in such Notice but consents to the Requesting Member making such Fixed Wireless Facility Investment in accordance with this Section 9.7 (“FWF Option 2”), or [iii] that the Company will not make the Fixed Wireless Facility Investment but does not consent to the Requesting Member making such Fixed Wireless Facility Investment (“FWF Option 3”); provided, that the Company’s consent pursuant to this Section 9.7[b][iii] may be not be unreasonably withheld; provided further that, without limitation, [x] it will not be unreasonable for the Company to withhold its consent to a proposed Fixed Wireless Facility Investment if such investment would be

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

disruptive to the Company, is inconsistent with the technology standards or the manufacturer selections of the Company, or the services to be offered in connection with the Fixed Wireless Facility Investment would not allow the Company to recover its operating costs associated with the Fixed Wireless Facility Investment, and [y] it will be unreasonable for the Company to withhold its consent to a proposed Fixed Wireless Facility Investment solely on the basis that such investment is not provided in the Plan or has costs that are included in the Requesting Member’s Cost.

[c]
If FWF Option 2 is exercised by the Company, the Requesting Member and the Company will enter into an agreement pursuant to which the Company will design, install, integrate and operate the Fixed Wireless Facility Investment at the Requesting Member’s expense (the amount so paid by the Requesting Member, the “Requesting Member’s Cost”), on the terms and conditions set forth in the Fixed Wireless Facility Notice.

[d]
At any time following completion of a Fixed Wireless Facility Investment pursuant to Section 9.7[c], the non-requesting Member (the “Non-Requesting Member”) may send Notice to the Requesting Member and the Company that the Non-Requesting Member also desires to use the Fixed Wireless Facility Investment.  If the Non-Requesting Member sends such a Notice, the Requesting Member and the Non-Requesting Member will negotiate in good faith to reach agreement on a reasonable monthly user fee  and other terms for access by the Non-Requesting Member to the Fixed Wireless Facility Investment.  For the avoidance of doubt, the use of any Fixed Wireless Facility Investment by the Requesting Member or the Non-Requesting Member is subject to the provisions of Section 6.5.

[e]
The Company will have the exclusive option at any time, exercisable by sending Notice to both Members, to acquire the Fixed Wireless Facility Investment at an amount equal to the [***] plus [***] at an [***] the [***] of [i] [***] and [ii] [***] or, if the Company and the Requesting Member reach agreement on a different price within 15 days following the Company’s exercise of such option, at such agreed price (as applicable, the “FWF Purchase Price”); provided, that if the Requesting Member and the Non-Requesting Member enter into an agreement pursuant to Section 9.7[d], the Company will be obligated to acquire the Fixed Wireless Facility Investment at the FWF Purchase Price within [***] from the date the Fixed Wireless Facility Investment is placed in service or the date that the Non Requesting Member begins using the Fixed Wireless Facility Investment, whichever is later, with the [***] period referenced above beginning on the date that the Company sends Notice it is acquiring the Fixed Wireless Facility Investment.

[f]	A Member’s right to use a Fixed Wireless Facility Investment for its individual benefit will terminate at such time as the Company acquires such investment.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

ARTICLE 10:  LIABILITY OF A MEMBER; STANDARD OF CARE; INDEMNIFICATION; AND EXCULPATION

10.1           Limited Liability.  Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) will be solely the debts, obligations and liabilities of the Company, no Member (including any Person who formerly held such status) is liable or will be obligated personally for any such debt, obligation or liability of the Company solely by reason of such status, and the Company will indemnify each of the foregoing Persons with respect to Indemnified Losses incurred by such Person in connection with any Proceeding to which such Person is made a party or is threatened to be made a party based solely on such status.  No individual trustee, officer, director, shareholder, member, partner, manager, employee, agent or attorney of any entity Member, in its individual capacity as such, will have any personal liability for the performance of any obligation of such Member under this Agreement solely by reason of such status.

10.2           Capital Contributions.  Each Member is liable to the Company for any Capital Contribution or Distribution that has been wrongfully or erroneously returned or made to such Person in violation of the Act, the Certificate or this Agreement.

10.3           Capital Return.  If any Member receives a Distribution that was wrongfully or erroneously made by the Company, the Member will have no liability under the Act or other applicable law for the amount of the Distribution after the expiration of three years from the date of the Distribution, unless an action to recover the Distribution from the Member is commenced within the period provided for in the Act and an adjudication of liability against the Member is made in such action.  The amount of any Distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to the Member.

10.4           Reliance.  Each Member will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements by [a] any of the Company's other Members, employees or committees or [b] any other Person who has been selected with reasonable care as to matters that such Person reasonably believes are within such other Person's professional or expert competence.  Matters as to which such reliance may be made include the value and amount of assets, liabilities, Income and Losses of the Company, as well as other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be made.

10.5           Standard of Care.

[a]
The only duty owed by the GCI Member to the Company and the ACS Member is to refrain in managing the business and affairs of the Company (to the extent not delegated to the CEO or requiring approval by the unanimous Vote of the Members) and winding up the business and affairs of the Company from engaging in grossly negligent or reckless conduct, intentional misconduct, a knowing violation of the law or a transaction in which GCI or its Affiliates knowingly receive an improper benefit that is to the detriment of the Company and to refrain from breaching the implied contractual covenant

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

of good faith and fair dealing (the “Standard of Care”).   It is expressly acknowledged by the Company and the Members that all other express or implied fiduciary duties of the GCI Member to the Company and/or to the ACS Member are expressly disclaimed to the maximum extent permitted by law, and that the GCI Member does not violate the Standard of Care solely because the GCI Member’s conduct furthers the GCI Member’s own interest.  Without limiting the foregoing, in no event will the following be deemed to be a violation of the Standard of Care by the GCI Member: [i] the good faith exercise by the GCI Member or any of its Affiliates of their rights under any Approved Affiliate Transaction or other transaction permitted by Section 6.4[n], or the performance by them of their obligations in relation to such agreements or transactions, or [ii] the good faith exercise by the GCI Member or any of its Affiliates of their rights under this Agreement (including the taking of any action that is permitted by Section 6.5), the Contribution Agreement or any Ancillary Agreement or [iii] any action that is authorized by the unanimous Vote of the Members following full disclosure.

[b]	No Member owes duties of any nature to any Transferee who is not admitted as a Member.

[c]
If the ACS Member reasonably believes that the GCI Member has breached the Standard of Care in relation to the Company and the Company has not brought a claim against the GCI Member with respect to such breach, the ACS Member may send written notice to the CEO specifying in reasonable detail the alleged breach of the Standard of Care and if the CEO does not subsequently agree to cause the Company to bring such claim, the ACS Member may, on behalf of the Company, bring such claim against the GCI Member pursuant to the dispute resolution provisions provided for in Article 15.   As specified in Section 11 of the Arbitration Agreement, if the Arbitrator determines in a proceeding initiated by the ACS Member that [i] the GCI Member has not breached the Standard of Care, the ACS Member will pay the Company’s and the GCI Member’s Individual Fees and Expenses and any Arbitrator’s Expenses paid by such Persons in connection with such claim or [ii] the GCI Member has breached the Standard of Care, the GCI Member will pay the Company’s and the ACS Member’s Individual Fees and Expenses and any Arbitrator’s Expenses paid by such Persons in connection with such claim.

[d]
The CEO and each Officer shall be a fiduciary and shall have the same fiduciary duties to the Members and the Company as the chief executive officer and other officers of a Delaware corporation have to the corporation and its stockholders under the Delaware General Corporation Law.

[e]
Neither Member, in its capacity as such, shall exercise its voting rights pursuant to this Agreement in favor of any action that would reasonably be expected to result in the Company breaching any of its obligations under this Agreement; it being acknowledged that the foregoing is not intended to make either Member a guarantor of the Company’s obligations under this Agreement.

10.6           Exculpation.  Neither Member will be liable to the Company or to any other Member or Transferee for any losses, damages, expenses or liabilities on account of any act or omission,

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

unless such act or omission [a] in the case of the GCI Member, constitutes a breach of the Standard of Care or [b] in the case of any Member, a violation of the implied contractual covenant of good faith and fair dealing.

10.7           Indemnification.  The Company will indemnify the Members from and against all Indemnified Losses incurred by such Member in connection with any Proceeding to which such Member is made a party or is threatened to be made a party because such Person was a Member or acted or failed to act with respect to the business or affairs of the Company, to the extent that [a] such action or failure did not constitute a violation of the implied contractual covenant of good faith and fair dealing and [b] with respect to the GCI Member, the GCI Member, in such action or failure to act, did not breach the Standard of Care.

10.8           Expense Advancement.  With respect to the reasonable expenses incurred by a Member when such Member is a party to a Proceeding, the Company will provide funds to such Member in advance of the final disposition of the Proceeding if [a] in the case of the GCI Member, the GCI Member furnishes the Company with the GCI Member’s written affirmation of a good faith belief that it has met the Standard of Care and in the case of the ACS Member, the ACS Member furnishes the Company with the ACS Member’s written affirmation of a good faith belief that it has not breached the implied contractual covenant of good faith and fair dealing, and [b] in the case of the GCI Member, the GCI Member agrees in writing to repay the advance if it is determined in an arbitration under the Arbitration Agreement that it has not met the Standard of Care, and in the case of the ACS Member, the ACS Member agrees in writing to repay the advance if it is determined in an arbitration under the Arbitration Agreement that it has breached the implied contractual covenant of good faith and fair dealing.

10.9           Insurance.  The indemnification provisions of this Article do not limit Member’s or any other Person’s right to recover under any insurance policy maintained by the Company.  If, with respect to any loss, damage, expense or liability described in Section 10.7, a Member or any other Person receives an insurance policy indemnification payment, which, together with any indemnification payment made by the Company, exceeds the amount of such loss, damage, expense or liability, then the Member or such other Person will immediately repay such excess to the Company.

10.10           Indemnification of Others.  The Company shall indemnify and advance expenses to each member of the Board and each manager, member, partner, owner, officer, employee or agent of the Members to the same extent as the Company is obligated to indemnify and advance expenses to the Members.  The Company may also indemnify and advance expenses to any Officer, employee or agent of the Company to the same extent as (or to a greater or lesser extent than) the Company is obligated to indemnify and advance expenses to the Members.

ARTICLE 11:  ACCOUNTING  AND  REPORTING

11.1           Fiscal Year.  For income tax and accounting purposes, the fiscal year of the Company (the “Fiscal Year”) is the period commencing on January 1 of each year and ending on

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

December 31 of such year (unless otherwise required by the Code), but the first Fiscal Year will begin on the Effective Date and the last Fiscal Year will end on the date on which the Company is terminated.

11.2           Accounting Method.  For both book accounting and income tax purposes, the Company will use the accrual method of accounting (unless otherwise required by the Code).  The Company will prepare and maintain its financial books and records in accordance with GAAP.

11.3           Tax Classification.  Notwithstanding any other provision of this Agreement, neither the Company nor any Member may take any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Company to be characterized as an entity other than a partnership for federal income tax purposes without the affirmative unanimous Vote of the Members.

11.4           Tax Filings.  The Company will use all reasonable efforts to cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business, and will cause all tax information related to the Company required by a Member in order to file its own tax returns to be provided to such Member in a timely manner.  The Company will provide draft copies of all such income tax returns of the Company to each Member at least 30 days prior to filing, taking into account any extensions of the Company’s obligation to file.  In the event that a Member has any questions or objections to the draft income tax returns, it shall provide such questions or objections to the Company in writing and in reasonable detail within ten days following its receipt of such returns and the Company shall provide each Member with any additional information reasonably requested by such Member.  One or more knowledgeable representatives of the Company and each Member shall promptly discuss any objections to reach a consensus on the filing of such tax return.  The Company shall file for any available extension provided by law for the  filing of the Company’s return to permit time to reach a resolution of any such dispute. Upon written request by any Member, the Company shall retain a national accounting firm (other than the Company’s regular accounting firm) to determine how the tax return should be filed based on the objections raised by the disputing Member in its written notice.  The cost of such accounting firm shall be paid by the disputing Member if such firm agrees with the tax returns as prepared by the Company or by the Company if such firm agrees with the disputing Member’s proposed changes.

11.5           Company Reports.  The Company will provide the following information to each Member at the same time:

[a]
Annual Reports.  As soon as practicable and in any event within 40 days after the end of each Fiscal Year, a preliminary consolidated balance sheet as of the end of such Fiscal Year and a preliminary consolidated statement of operations, preliminary consolidated statement of Members’ equity and a preliminary consolidated statement of cash flows of the Company for such Fiscal Year, all prepared in conformity with GAAP, and, as soon as practicable and in any event within 67 days after the end of each Fiscal Year, the final versions of such financial statements, together with a report on such financial statements from a nationally recognized independent registered public accounting firm stating that

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

such statements are prepared and fairly stated in all material respects in conformity with GAAP;

[b]
Quarterly Reports.  As soon as practicable and in any event within 15 Business Days after the end of each quarter close of the Company (except the last quarter of the Company’s Fiscal Year), a preliminary unaudited consolidated balance sheet as of the end of such fiscal quarter, and a preliminary unaudited consolidated statement of operations and a preliminary unaudited consolidated statement of cash flows of the Company and its Subsidiaries for such quarter, all prepared in conformity with GAAP with the final versions of such quarterly reports to be delivered within 37 days after the end of each such quarter close and to be accompanied by a certification from the chief financial officer of the Company as to the accuracy of such statements;

[c]	Certifications.

[i]
As soon as practicable and in any event within 70 days after the end of each Fiscal Year, any certifications, assessments, reports and attestations reasonably requested by a Member that are necessary for such Member to meet any obligations that it has under the Sarbanes-Oxley Act of 2002 in relation to its Ownership Interest in the Company;

[ii]
Within 90 days following the end of each Fiscal Year, a certificate signed by the Company’s chief financial officer certifying [w] the dollar amount of all Professional Services provided to the Company pursuant to the GCI Services Agreement and that any such Professional Services were provided in accordance with the Professional Services Guidelines, including the requirement that the Company determine that the estimate is fair and reasonable and [x] that any Satellite Capacity Services provided to the Company pursuant to the GCI Services Agreement were provided in accordance with the Satellite Capacity Services Guidelines.

[d]
Monthly Reports.  As soon as practicable (but no later than 11 Business Days after the end of each month close), an unaudited detailed balance sheet as of the end of such month and an unaudited detailed statement of operations of the Company for such month, together with a statement of the number of the Company’s Connections during such month;

[e]
Budget and Plan Updates.  As soon as practicable and in any event within 16 Business Days after the end of each month, budget reports with respect to the then-current Annual Operating Budget, Four Year Plan and Annual Cap Ex Budget, including comparisons of actual results to budgeted amounts and assumptions;

[f]
Asset Reports.  As soon as practicable (but no later than 16 Business Days after the end of each quarter close), a schedule of all Contributed Assets retired, abandoned, sold or otherwise removed from service, together with the original cost and accumulated depreciation thereof.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[g]	Other Reports. Such additional reports as a Member may reasonably request from time to time.

Without limiting the foregoing, the Company shall, upon request of a Member [i] provide in a timely manner such financial reports and other operational information as are reasonably necessary for each Member to prepare financial statements and other information required by the rules and regulations of the Securities and Exchange Commission, any exchange on which the securities of such Member are traded, and any other governmental authority, in each case to the extent applicable to it, and [ii] maintain such systems, personnel and controls as are reasonably necessary so that each Member is able to satisfy its internal control, financial reporting and other compliance requirements, in each case, to the extent required by any Member in order to comply with the rules and regulations of the Securities and Exchange Commission and relevant stock exchanges.

11.6           Financial Statement Audit.  The Company will obtain an annual audit of its financial statements with respect to each Fiscal Year and, to the extent that quarterly review procedures of the Company’s financial statements are required to be performed in order for a Member to meet its reporting obligations as a public company, the Company will cause such review procedures to be performed, in each case from or by a nationally recognized independent registered public accounting firm.  The Company will furnish the Members with a copy of such audited or reviewed financial statements as provided in Section 11.5.  Any exceptions to the audited statements rendered must be made by a Member within one year from its receipt and, if no exception is made within that time, the statements will be considered to be correct.

11.7           Books and Records.

[a]
The following books and records of the Company (which may be in electronic form) will be kept at the GCI Member’s principal place of business in Alaska:  [i] a current list of the full name and last known business or mailing address of each Member, [ii] the original of the Certificate  and of this Agreement, as the same may be amended from time to time (as well as any signed powers of attorney pursuant to which any such document was executed), [iii] a copy of the Company’s federal, state and local income tax returns and reports, and annual financial statements of the Company, for the six most recent years, and [iv] minutes, or minutes of action by written consent, of every annual and special meeting of the Members and of every meeting of the Board.

[b]
The Company will keep at the GCI Member’s principal place of business in Alaska separate books of account for the Company, which will show a true and accurate record of all costs and expenses incurred, all credits made and received and all income derived in connection with the operation of the Wireless Business by the Company in accordance with GAAP consistently applied as to the Company’s financial position and results of operations.  The Company will maintain a system of internal accounting controls that complies with applicable law and that will provide reasonable assurance that:  [i] transactions are executed in accordance with the general or specific authorization of the  Members, the Board or the CEO, as applicable; [ii] transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (or any other

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

criteria applicable to the statements) and to maintain accountability for assets; [iii] access to assets is permitted only in accordance with the general or specific authorization of the Members, the Board or the CEO, as applicable; and [iv] the recorded accountability for inventory is compared with existing inventory at reasonable intervals and appropriate action is taken with respect to any differences.

[c]
Each Member will, at its sole expense, have the right, at any time upon reasonable Notice to the Company, to examine and copy, or cause its designee to examine and copy, the Company’s books and records (including financial books and records) during normal business hours for any proper purpose reasonably related to such Person’s Ownership Interest, subject to Section 16.20 and to the Commercially Sensitive Information Policies and Procedures.

[d]	All books, records (including bills and invoices), reports and returns of the Company required by this Article 11 will be maintained in a manner and form reasonably determined by the CEO.

11.8           Banking.  The Company may establish one or more bank or financial accounts and safe deposit boxes.  The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable.

11.9           Tax Matters Partner.  The GCI Member is designated as the tax matters partner for the Company under § 6231(a)(7) of the Code (the “Tax Matters Partner”).  The Tax Matters Partner will be responsible for notifying all Members of ongoing proceedings, both administrative and judicial, and will represent the Company throughout any such proceeding.  The Members will furnish the Tax Matters Partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members.  If an administrative proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Member will notify the Tax Matters Partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company.  Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code.  The Tax Matters Partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member’s written consent.  Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms within 30 days from the date of settlement.  If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days.  The Tax Matters Partner will timely notify the other Members in writing of its decision regarding filing any petition for readjustment.  Any notice partner or 5-percent group will promptly notify any other Member of its filing of any petition for readjustment.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

11.10           No Partnership.  The classification of the Company as a partnership will apply only for federal (and, as appropriate, state and local) income tax purposes.  This characterization, solely for tax purposes, does not create or imply a general or limited partnership between the Members for state law or any other purpose.  Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act.

11.11           ACS Audit Rights.  The ACS Member shall have the right to audit, no more than once per Fiscal Year during the term of this Agreement and for one year thereafter, those books and records of the Company and its Subsidiaries relating to any agreement or transactions between the Company or any of its Subsidiaries, on the one hand, and GCI or any of its Affiliates, on the other hand.  Any such audits shall be subject to the Commercially Sensitive Information Policies and Procedures, and shall be conducted only during normal business hours in such a manner as to not unreasonably interfere with the Company’s normal business activities and only at such places as the applicable books and records are kept.  The ACS Member shall provide the Company with reasonable advance written notice of any such audit.  The ACS Member agrees that the information derived from, and the process of, such reviews shall be subject to the confidentiality provisions set forth herein.  If any such audit reveals that GCI or its Affiliates overcharged the Company and its Subsidiaries any amounts, or underpaid the Company and its Subsidiaries any amounts, GCI shall immediately pay to the Company the amount of any such overpayment or shortfall, plus interest compounded at a monthly rate per annum equal to LIBOR plus 2.5%, from the month that any such overpayment was made by the Company, or that any shortfall amounts were first due to the Company, as applicable, in each case subject to the dispute resolution provisions of Article 15.

11.12           Maintenance of Insurance.  The Company shall acquire and maintain or cause to be maintained, insurance coverage of the types and with coverage amounts consistent with telecommunications industry standards and such additional insurance as may otherwise be reasonably determined by the CEO to be necessary or advisable from time to time.

ARTICLE 12:  DISSOLUTION

12.1           Dissolution.  Dissolution of the Company will occur upon [a] the unanimous affirmative Vote of the Members, [b] the sale, transfer or other disposition of all of the assets of the Company in accordance with the terms of this Agreement, upon the receipt of the consideration (including collection of any promissory notes or other evidences of indebtedness received as consideration) paid for such sale, transfer or other disposition, or [c] an event of Withdrawal of a Member and the election of the remaining Members to dissolve in accordance with Section 12.3.

12.2           Events of Withdrawal.  An event of Withdrawal of a Member occurs when any of the following occurs:

[a]	With respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[b]
With respect to any Member that is a partnership, a limited liability company or a similar entity, upon dissolution and liquidation of such entity (but not solely by reason of a technical termination under § 708(b)(1)(B) of the Code);

[c]
A Bankruptcy Event with respect to any Member or its Wireless Parent, it being acknowledged that the Transferee in a Bankruptcy Case can be admitted as a Member in accordance with the provisions of Section 14.6.;

[d]
Any other event not otherwise defined in the preceding provisions of this Section 12.2 as being an event of Withdrawal that terminates the continued membership of a Member in the Company, including a voluntary resignation from the Company; or

[e]	With respect to any Member, upon the Transfer by such Member of any part of its Ownership Interest that is not permitted by or done in accordance with the requirements of Article 14.

Within ten days following the happening of any event of Withdrawal with respect to a Member, such Member must give Notice of the date and the nature of such event to the Company.

12.3           Continuation.  In the event of Withdrawal of a Member, the Company will be continued, unless all of the remaining Members elect to dissolve.  If the Company is so continued, with respect to any Member as to which an event of Withdrawal has occurred, such Member or such Member’s Transferee or other successor-in-interest (as the case may be) will, without further act, become a Transferee of the withdrawn Member’s Ownership Interest (with the limited rights of a Transferee as set forth in Section 14.5, unless admitted as a substitute Member).

ARTICLE 13:  LIQUIDATION

13.1           Liquidation.  Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate pursuant to this Section 13.1.  The GCI Member will act as the liquidating trustee unless the GCI Member elects to appoint another Person as the liquidating trustee.  The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee.  A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation.  Any gain or loss on disposition of any Company assets in Liquidation will be allocated to the Members in accordance with the provisions of Article 4.  Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidating process as such Person deems necessary or desirable.  Until the filing of a certificate of cancellation under Section 13.6, and without affecting the liability of the Members and without imposing liability on the liquidating trustee, the liquidating trustee may settle and close the Company’s business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make Distributions in accordance with the priorities set forth in this Article.

13.2           Priority of Payment.  The assets of the Company will be distributed in Liquidation in the following order:

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[a]
First, to creditors by the payment or provision for payment of the debts and liabilities of the Company (other than any loans or advances that may have been made by any Member or any Affiliate of a Member) and the expenses of Liquidation;

[b]
Second, to the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (other than any loans made by any Member or any Affiliate of a Member);

[c]
Third, to the repayment of any loans or advances to the Company that were made by any Member or any Affiliate of a Member, including interest (including the GCI Working Capital Loan), according to the relative priority of repayment of such loans or advances and proportionally among loans of equal priority if the amount available for repayment is insufficient for payment in full;

[d]	Fourth, to the ACS Member and the GCI Member in accordance with Sections 5.1[d] and [e]; and

[e]
Fifth, to the Members in proportion to the remaining positive balances in their respective Capital Accounts after such Capital Accounts have been adjusted for [i] all allocations of Income, Net Income, Loss, Net Loss and items thereof for the Fiscal Year during which such Liquidation occurs and [ii] all Distributions pursuant to Sections 13.2[d].

13.3           Liquidating Distributions.  The liquidating Distributions due to the Members will be made by selling the assets of the Company and distributing the net proceeds.  Notwithstanding the preceding sentence, but only upon the affirmative Vote of all Members, the liquidating Distributions may be made by distributing the assets of the Company in kind to the Members in proportion to the amounts distributable to them pursuant to Section 13.2, and valuing such assets at their Fair Market Value (net of liabilities secured by such property that the Member takes subject to or assumes) on the date of Distribution.  Each Member agrees to save and hold harmless the other Members from such Member’s proportionate share of any and all such liabilities that are taken subject to or assumed.  Appropriate and customary prorations and adjustments will be made incident to any Distribution in kind.  The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such Capital Contributions, no Member will have any recourse against any other Member.  The Members acknowledge that Section 13.2 may establish Distribution priorities different from those set forth in the provisions of the Act applicable to Distributions upon Liquidation, and the Members agree that they intend, to that extent, to vary those provisions by this Agreement.

13.4           No Restoration Obligation.  Except as otherwise specifically provided in Article 10, nothing contained in this Agreement imposes on any Member an obligation to make a Capital Contribution in order to restore a deficit Capital Account upon Liquidation of the Company.

13.5           Liquidating Reports.  The liquidating trustee will provide a report with each liquidating Distribution to Members made pursuant to Section 13.3, showing the collections, disbursements,

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

and Distributions during the period subsequent to any previous report.  The liquidating trustee will provide a final report, showing cumulative collections, disbursements, and Distributions, to Members upon completion of the liquidation process.

13.6        Certificate of Cancellation.  Upon Dissolution of the Company and the completion of the winding up of its business and the liquidation process, the Company will file a certificate of cancellation (to cancel the Certificate) with the Delaware Secretary of State pursuant to the Act.  At such time, the Company also will file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

ARTICLE 14:  TRANSFER RESTRICTIONS

14.1        General Restrictions.

[a]
No Person may Transfer all or any part of such Person’s Ownership Interest in any manner whatsoever except [a] a Transfer of all of its Ownership Interest to a Permitted Transferee as set forth in Section 14.3, and in such case only if the requirements of Section 14.1[b] and Section 14.4 also have been satisfied or [b] subject to Section 14.7, a Transfer that is a pledge of an Ownership Interest.  Any other Transfer of all or any part of an Ownership Interest is null and void, and of no effect, but if any such Transfer is nonetheless given effect under applicable law and pursuant to the Arbitration Agreement, the transferee in such Transfer will have the limited rights of a Transferee as provided in Section 14.5.  Any Member who makes a Transfer of all of such Person’s Ownership Interest will cease to be a Member on the effective date of such Transfer and will cease to have any Ownership Interest or other rights under this Agreement as of such date, but no Member will be released from any obligation that arose prior to the date it ceased to have an Ownership Interest or that is otherwise stated in this Agreement to survive a Person ceasing to be a Member.  Any Member who makes a Transfer of part (but not all) of such Person’s Ownership Interest will continue as a Member (with respect to the Ownership Interest retained), and such partial Transfer will not constitute an event of Withdrawal of such Member.  The rights and obligations of any resigning Member or of any Transferee of an Ownership Interest are also governed by other provisions of this Agreement.

[b]
No Person may Transfer all or any part of such Person’s Ownership Interest in any manner whatsoever unless [i] the Transferee’s Wireless Parent assumes the obligations of the Transferor’s Wireless Parent under the Facilities and Network Use Agreement (unless another arrangement with respect to the Transferor’s Connections is made with the Company that is approved by the unanimous Vote of the Members), and the Transferor’s Wireless Parent is fully released from such obligations to the extent such obligations relate to the period after the Transfer, and [ii] the Transferee’s Wireless Parent assumes on its own behalf and on behalf of its Affiliates, pursuant to an assumption agreement reasonably satisfactory to the other Member, the obligations of the Transferor’s Wireless Parent under Sections 6.5, 15, 16.8, 16.20, and 16.22.

14.2           No Member Rights.  Subject to Section 14.6, no Member has the right or power to confer upon any Transferee the attributes of a Member in the Company.  The Transferee of all or

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

any part of an Ownership Interest by operation of law does not, by virtue of such Transfer, succeed to any rights as a Member in the Company.

14.3        Permitted Transferees.  Subject to the requirements set forth in Section 14.1[b] and Section 14.4, a Person may Transfer all, but, except pursuant to Section 14.8, not less than all, of such Person’s Ownership Interest:

[a]	To another Member;

[b]	To an Affiliate of such Person; or

[c]	At any time after the fourth anniversary of the Effective Date.

14.4        General Conditions on Transfers.  No Transfer of an Ownership Interest will be effective unless all of the conditions set forth below are satisfied:

[a]
The Transferor signs and delivers to the Company an undertaking in form and substance reasonably satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the costs and fees attributable to preparing, filing and recording such amendments to the Certificate or other organizational documents or other filings as may be required by law);

[b]
The Transferor delivers to the Company an opinion of counsel for the Transferor in form and substance reasonably satisfactory to the Company to the effect that the Transfer of the Ownership Interest is in compliance with the applicable federal and state securities laws;

[c]	The Transferor signs and delivers to the Company a copy of the assignment of the Ownership Interest to the Transferee (substantially in the form of the attached Exhibit C);

[d]
The Transferee signs and delivers to the Company an agreement (substantially in the form of the attached Exhibit D) to be bound by this Agreement, including the Arbitration Agreement that is incorporated into and is a part of this Agreement; and

[e]	The Transfer is in compliance with the other provisions of this Article, including Section 14.1[b].

The Transfer of an Ownership Interest will be effective as of 12:01 a.m. (prevailing local time at the principal place of business of the Company) on the first day of the month following the month in which all of the above conditions have been satisfied or as otherwise mutually agreed by the Transferring Member and the non-Transferring Member.  Upon the effective date of any Transfer, the Company will amend Exhibit B to reflect the new Equity Interests.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

14.5           Rights of Transferees.  Any Transferee of an Ownership Interest (including a Permitted Transferee) will, on the effective date of the Transfer, have only those rights of an assignee as specified in the Act unless and until such Transferee is admitted as a substitute Member.  This provision limiting the rights of a Transferee will not apply if such Transferee is already a Member.  Any Transferee of all or any part of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement has no right [a] to participate or interfere in the management or administration of the Company’s business or affairs, [b] to Vote or agree on any matter affecting the Company or any Member, [c] to require any information on account of Company transactions, [d] except as provided in the next succeeding sentence, to inspect the Company’s books and records, or [e] to have its Chief Executive Officer serve on the Board or otherwise to appoint a member to the Board.  The only rights of a Transferee of all or any part of an Ownership Interest who is not admitted as a substitute Member in accordance with this Agreement are [x] to receive the allocations and Distributions to which the Transferor was entitled as if the Transferee held the Equity Interests of the Transferor (to the extent of the Ownership Interest Transferred), and [y] to receive all necessary tax reporting information.  Neither the Company nor any Member will owe any fiduciary duty of any nature to a Transferee who is not admitted as a substitute Member in accordance with this Agreement.  However, each Transferee of all or any part of an Ownership Interest will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if such Transferee were a Member, including Section 6.5.  To the extent of any Ownership Interest Transferred, the Transferor Member does not possess any right or power as a Member and may not exercise any such right or power directly or indirectly on behalf of the Transferee.

14.6           Admission.  A Transferee of an Ownership Interest will not become a substitute Member of the Company unless the Ownership Interest is Transferred by a Member to a Permitted Transferee in compliance with this Agreement, including the provisions of Sections 14.1[b], 14.3 and 14.4.  Upon compliance with Sections 14.1[b], 14.3 and 14.4,  a Transferee of an Ownership Interest held by a Member (and, to the extent a Bankruptcy Event has occurred pursuant to clause [a] of the definition of Bankruptcy Event (a “Bankruptcy Case”), any Transferee who acquires or continues to hold an Ownership Interest as a result of a transaction or transactions approved pursuant to a final non-appealable order by a court of competent jurisdiction in such Bankruptcy Case) shall be admitted to the Company as a substitute Member, in each case without the need for any further action of any Person.  Upon the admission of such Transferee as a substitute Member, the Company will amend Exhibit A to reflect the address of such Member.

14.7           Security Interest.  The pledge or granting of a security interest, lien or other encumbrance in or against all or any part of a Member’s Ownership Interest does not cause the Member to cease to be a Member.  Upon foreclosure or sale in lieu of foreclosure of any such secured interest, the secured party will be entitled to receive the allocations and Distributions as to which a security interest has been granted by such Member.  In no event will any secured party be entitled to exercise any rights of a Member under this Agreement (unless and until such Person is admitted as a substitute Member), and such secured party may look only to such Member for the enforcement of any of its rights as a creditor.  In no event will the Company have any liability or obligation to any Person by reason of the Company’s payment of a Distribution to any secured party as long as the Company makes such payment in reliance upon written instructions from the Member to whom such Distributions would be payable.  Any

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

secured party will be entitled, with respect to the security interest granted, only to the Distributions to which the assigning Member would be entitled under this Agreement, and only if, as and when any such Distribution is made by the Company.  Notwithstanding anything in this Section 14.7 to the contrary, during the pendency of a foreclosure action by a secured party with respect to an Ownership Interest and following the consummation thereof for so long as the secured party holds an Ownership Interest, the secured party shall continue to be entitled to receive the information set forth in Section 11.4, Sections 11.5[a], [b] and [d] and Section 11.6.  Neither the Company nor any Member will owe any fiduciary duty of any nature to a secured party.  Reference to any secured party includes any assignee or successor-in-interest of such Person.

14.8        Tag Along Right; Drag Along Election.

[a]
If the GCI Member at any time proposes to Transfer, in accordance with this Agreement, all of its Ownership Interests in the Company in any transaction or series of related transactions (a “Tag/Drag Sale”) to any Person that is not a Member or an Affiliate of the GCI Member (a “Third Party Purchaser”), then the GCI Member shall notify the ACS Member in writing at least 30 days prior to the date on which the GCI Member expects to consummate such Tag/Drag Sale (the “Sale Notice”), which notice shall specify the price that the Third Party Purchaser intends to pay for such Ownership Interests and all other material terms and conditions of such Transfer, including any terms of any other material transaction between GCI or any of its Affiliates and the Third Party Purchaser or any of its Affiliates that is to be entered into in connection with such Tag/Drag Sale.  If the Sale Notice is delivered on or after the fifth anniversary of the Effective Date, the Sale Notice also may state that the GCI Member is electing to require the ACS Member to sell all of its Ownership Interests to the Third Party Purchaser in accordance with the provisions of this Section 14.8 (the “Drag Along Election”), unless GCI or any of its Affiliates would receive an improper benefit in connection with exercising such Drag Along Election, including as a result of GCI or any of its Affiliates entering into a transaction with the Third Party Purchaser or any of its Affiliates in connection with such Tag/Drag Sale that would reasonably be expected to decrease the price that the Third Party Purchaser would be willing to pay for such Ownership Interests.  If the Sale Notice does not include a Drag Along Election, then the ACS Member shall have a right to require that the proposed Third Party Purchaser purchase from the ACS Member up to a pro rata portion of the ACS Member’s Ownership Interests (determined by multiplying the percentage of the Equity Interests proposed to be transferred in the Tag/Drag Sale by the percentage of the Equity Interests held by the ACS Member) on the terms and conditions set forth in this Section 14.8 (the “Tag Along Right”).  The Tag Along Right may be exercised by the ACS Member by delivery of a written notice to the GCI Member (the “Tag Along Notice”) within 15 days following receipt of the Sale Notice from the GCI Member.  The Tag Along Notice shall state the percentage of the Equity Interests represented by the Ownership Interests that the ACS Member proposes to include in such Transfer to the proposed Third Party Purchaser (which may be any percentage up to the pro rata portion determined in accordance with this Section 14.8[a]).

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[b]
The purchase by the Third Party Purchaser of Ownership Interests from the ACS Member pursuant to Section 14.8[a] shall be on the same terms and conditions as apply to the GCI Member and the Ownership Interests proposed to be Transferred in the Tag/Drag Sale by the GCI Member; provided that [i] the ACS Member shall not be required to make any representations or warranties with respect to the GCI Member, the Company or any of its Subsidiaries, or any Ownership Interests not owned by the ACS Member, [ii] the ACS Member shall not be required to make any representations or warranties with respect to the ACS Member beyond its power and authority to sell, free and clear of all liens, encumbrances and rights of others, its Ownership Interests, its due authorization, execution, delivery and enforceability of the definitive documents entered into by the ACS Member in connection with the Tag/Drag Sale and its title to such Ownership Interests, [iii] the ACS Member shall not have any indemnification obligation with respect to its Ownership Interests sold in such Tag/Drag Sale other than with respect to the representations and warranties referred to in clause [ii] above, [iv] the ACS Member shall not have any indemnification obligation in excess of the net proceeds received by it in such Tag/Drag Sale, and [v] the portion of the consideration to be received by the GCI Member and the ACS Member shall be determined in accordance with Section 14.8[c].

[c]
If pursuant to a Drag Along Election or a Tag Along Right, the sale to a Third Party Purchaser by the GCI Member also includes Ownership Interests of the ACS Member, that portion of the consideration paid by the Third Party Purchaser for all Ownership Interests included in the Tag/Drag Sale (the “Aggregate Purchase Price”) that is payable to each Member participating in such sale will be determined in accordance with the following provisions of this Section 14.8[c].

[i]
If the sale to the Third Party Purchaser includes all of the Ownership Interests in the Company, the ACS Member will first receive from the Aggregate Purchase Price an amount equal to the full amount of the ACS Preferred Distributions, less the full amount of the ACS Preferred Distributions previously distributed to the ACS Member (the “Unpaid ACS Preferred Distribution Amount”), and then each Member will receive that portion of the balance of the Aggregate Purchase Price that it would have received if the Company were liquidated and proceeds equal to the balance of the Aggregate Purchase Price were distributed among the Members in accordance with the priorities set forth in Section 5.1 (assuming for this purpose that the full amount of the ACS Preferred Distributions shall be deemed to have been made previously under Section 5.1).

[ii]
If the sale to the Third Party Purchaser includes less than all of the Ownership Interests in the Company, the Aggregate Purchase Price will first be grossed up to determine the imputed price that would be paid for all of the Ownership Interests in the Company if all Ownership Interests were sold for the same price per Equity Interest implicit in the Aggregate Purchase Price (the “Entire Company Assumed Purchase Price”), and then the amount of the Entire Company Assumed Purchase Price that would be distributed to each Member if the Company were liquidated and proceeds equal to the Entire Company Assumed Purchase Price less an amount equal to the Unpaid ACS Preferred Distribution

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Amount were distributed among the Members in accordance with the priorities set forth in Section 5.1 (assuming for this purpose that the full amount of the ACS Preferred Distributions shall be deemed to have been made previously under Section 5.1) will be determined (a “Member’s Assumed Share”).  The ACS Member will receive from the Aggregate Purchase Price an amount equal to the sum of the Unpaid ACS Preferred Distribution Amount, if any, and a percentage of its Member’s Assumed Share equal to the percentage of the ACS Member’s total Ownership Interests that are included in the Tag/Drag Sale to the Third Party Purchaser, and the GCI Member will receive the balance of the Aggregate Purchase Price.

[d]
If the GCI Member exercises its Drag Along Election or the ACS Member exercises its Tag Along Right pursuant to this Section 14.8, at the closing of the relevant Transfer to the Third Party Purchaser pursuant to this Section 14.8, the Third Party Purchaser shall remit to the GCI Member and the ACS Member the consideration to be paid to each for the Ownership Interests being purchased by the Third Party Purchaser from each, and the GCI Member and the ACS Member shall deliver to the Third Party Purchaser such transfer forms as are necessary to transfer the Ownership Interests being sold by each Member to the Third Party Purchaser.

[e]
The ACS Member and the GCI Member will cooperate in good faith and will take all actions and execute all documents reasonably required to effect any sale to a Third Party Purchaser in connection with a Drag Along Election or Tag Along Right in accordance with the provisions of this Section 14.8, including as provided in Section 14.8[f].

[f]
Notwithstanding any other provision of this Agreement providing that Members may only Transfer all of their Ownership Interests, the Members and the Company acknowledge and agree that a Tag/Drag Sale in which the ACS Member exercises its Tag Along Right but the Third Party Purchaser is not acquiring all of the Ownership Interests of all Members will result in a Transfer by the Members of only a portion of their respective Ownership Interests.  In such event, the Members and the Company recognize that amendments to this Agreement will be required to reflect the addition of a new Member and the changes in the Ownership Interests of the ACS Member and the GCI Member, and the Members agree to negotiate in good faith and on a reasonable basis with each other and with the Third Party Purchaser to reach agreement on appropriate amendments to this Agreement that are necessary or advisable in connection with such Tag/Drag Sale.

14.9	Right of First Offer on Asset Sales.

[a]
If at any time the Company determines to sell or otherwise dispose of, in one transaction or a series of related transactions [i] all or substantially all the consolidated assets of the Company and its Subsidiaries, or [ii] any assets of the Company or any of its Subsidiaries having a Fair Market Value in excess of $500,000 or [iii] any Wireless Backhaul and Transport capacity or assets that were contributed to the Company by a Member or any of its Affiliates that the Company has decided to sell or dispose of that relate solely to a cell

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

site that the Company has decided to sell or dispose of, and any cell site that was contributed to the Company by a Member or any of its Affiliates that the Company has decided to sell or dispose of (each of [i], [ii] and [iii], a “Company Asset Sale”), prior to consummating such Company Asset Sale, the Company first shall deliver to the Members a letter signed by it (the “ROFO Notice”), setting forth a description of the assets to be sold (the “ROFO Assets”) and an invitation for the Members to submit offers to acquire the ROFO Assets during the ROFO Period.  For the avoidance of doubt, in no event will the sale by the Company of IRU and other network capacity, including for Wireless Backhaul and Transport, in the ordinary course of the Wireless Business constitute a Company Asset Sale.

[b]
Upon receipt of a ROFO Notice, each Member shall have a right, but not an obligation, exercisable for a period of up to 30 days after receipt of the ROFO Notice (the “ROFO Period”), to submit a binding, written offer (an “Offer”) to acquire all, but not less than all, of the ROFO Assets on the terms and conditions specified in the Offer (the right of the Members to make such an Offer is referred to as the “Right of First Offer”).  Any Offer shall specify the cash purchase price at which the Member would be willing to acquire the ROFO Assets and all other material terms and conditions of such purchase; provided, that with respect to any ROFO Assets constituting Wireless Backhaul and Transport capacity or assets, the Member may propose an exchange of capacity or assets in lieu of a cash purchase price.

[c]
Upon receipt of an Offer, the Company shall have the right, but not the obligation, to accept the same by delivering written notice to the Member submitting such Offer (the “Purchasing Member”), which notice shall constitute a contract between the Company to sell, and the Purchasing Member to purchase, all of the ROFO Assets on the terms and conditions described in the Offer.  If the Company receives more than one Offer, the Company may not accept an Offer if it contains terms and conditions that are less favorable to the Company than the terms and conditions of any other Offer timely received by the Company.  The failure of a Member to deliver an Offer within the ROFO Period shall be deemed to be a rejection and waiver of the Right of First Offer.

[d]
If the Company accepts an Offer, then the purchase and sale of the ROFO Assets (or the exchange of the ROFO Assets, as applicable) contemplated thereby shall be consummated within 60 days after the receipt by Company of the Offer; provided, that if such purchase and sale is subject to any regulatory approvals or other material Third party consents, the period for completing such purchase and sale shall be extended for up to an additional 90 days if necessary to obtain such approvals and consents.  If no Member delivers an Offer to the Company within the ROFO Period, or if the Company determines not to accept any Offer submitted, then the Company may, during the period beginning at the end of the ROFO Period and ending on the 180th day thereafter (provided, that if such sale is subject to any regulatory approvals or other material Third Party consents, the period for completing such sale shall be extended for up to an additional 90 days if necessary to obtain such approvals and consents, the 180 day period as the same may be extended being referred to as the “Third Party Purchaser Sale Period”), sell the ROFO Assets to a Third Party Purchaser for a purchase price and

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

subject to other terms and conditions that are no more favorable to such Third Party Purchaser than the purchase price and terms and conditions contained in any Offer timely received by the Company; provided, that if any Offer includes an exchange offer related to ROFO Assets constituting Wireless Backhaul and Transport capacity or assets (an “Exchange Offer”), the provisions of Section 14.9[e] and [f] shall apply.

[e]
If the Company timely receives more than one Offer it does not accept with respect to ROFO Assets constituting Wireless Backhaul and Transport capacity or assets and only one of such Offers is an Exchange Offer, then the Company may, during the Third Party Purchaser Sale Period, sell the ROFO Assets to a Third Party Purchaser for a purchase price and subject to other terms and conditions that are no more favorable to such Third Party Purchaser than the purchase price and terms and conditions contained in the Offer that was not an Exchange Offer.

[f]
If all Offers that the Company receives with respect to ROFO Assets constituting Wireless Backhaul and Transport capacity or assets are Exchange Offers that it does not accept, then the Company may, during the Third Party Purchaser Sale Period, sell the ROFO Assets to a Third Party Purchaser for a purchase price that is not less than Fair Market Value.  The Company will notify each Member of the determination of Fair Market Value within 30 days following the end of the ROFO Period.  If a Member objects to the determination of Fair Market Value it may so notify the Company within 15 days following such Member’s receipt of the Fair Market Value determination, whereupon the Company and the disputing Member will negotiate in good faith for a period of five days to reach agreement on Fair Market Value.  If no agreement is reached within such time period, the Company may hire an independent third-party appraiser to determine Fair Market Value and such appraiser’s determination shall be binding and non-appealable.

[g]
If the Company does not consummate a sale of the ROFO Assets within the Third Party Purchaser Sale Period, it may not thereafter sell any ROFO Assets except in full compliance with all the provisions of this Section 14.9.

14.10	Connection Termination Event.

[a]	The provisions of Section 14.10[b] shall apply upon the occurrence of any of the following with respect to a Member (a “Connection Termination Event”):

[i]	such Member Transfers its Ownership Interest in breach of Section 14.1[b];

[ii]
such Member’s Wireless Parent ceases to be a party to the Facilities and Network Use Agreement or otherwise can not be compelled in accordance with applicable law to perform its obligations under such agreement, including as a result of assignment or termination of the Facilities and Network Use Agreement other than an assignment that is made in accordance with the requirements of Section 14.1[b];

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[iii]	a Member or an Affiliate of a Member materially breaches Section 6.5[b] and fails to cure such breach within 60 days following notice from the Company to cure such breach; or

[iv]
such Member and its Affiliates or a Transferee and its Affiliates are not or cease to be engaged in the retail provision of Wireless products and services in the Territory (as defined in the Facilities and Network Use Agreement).

For the avoidance of doubt, but without limiting Section 12.2, the mere occurrence of a Bankruptcy Event with respect to a Member or its Wireless Parent does not constitute a Connection Termination Event.

[b]
If a Connection Termination Event occurs with respect to a Member (the “Departing Member”), the Departing Member shall notify the Company and the other Member (the “Remaining Member”) within ten days following the occurrence of such event (a “CTE Notice”) and the provisions set forth in Sections 14.10[b][i] through [v] shall apply.

[i]
To the extent it retains an Ownership Interest following such Connection Termination Event, the Departing Member shall become a [***] with the [***] of a [***] as set forth in Section [***].  If the Connection Termination Event occurs as the result of [***] but it does not exist [***] the [***] of the [***], the Departing Member or its Transferee may be readmitted as a Member upon compliance with Sections [***] as applicable.

[ii]
Unless the Connection Termination Event is a [***] and [***], the Remaining Member shall have the right (the “CTE Call Right”) to buy all, but not less than all, of the Ownership Interest of the Departing Member for an amount equal to the CTE Purchase Price, such right to be exercised by the Remaining Member, if at all, by sending notice to the Departing Member within 90 days following the Remaining Member’s receipt of the CTE Notice.  The Departing Member and the Remaining Member shall negotiate in good faith for a period of 30 days following exercise of the CTE Call Right to agree on the price that the Remaining Member shall pay for the Departing Member’s Ownership Interest.  If the Departing Member and the Remaining Member do not reach agreement on price during such 30-day period, the price payable by the Remaining Member for the Departing Member’s Ownership Interest shall be the [***] of such [***] as of the Connection Termination Date, as determined pursuant to [***].  The closing of the Transfer of Ownership Interest pursuant to the proper exercise of the CTE Call Right shall occur within 30 days after the Departing Member and the Remaining Member reach agreement on price or the [***] of the [***] is determined pursuant to [***], as applicable.  At such closing:  [w] the Departing Member shall deliver to the Remaining Member an instrument of transfer with respect to such Ownership Interests, duly executed on behalf of the Departing Member; [x] the Remaining Member or its Wireless Parent shall deliver or cause to be delivered to the Departing Member an amount equal to the CTE Purchase Price in immediately available funds to an account or accounts designated by the

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Departing Member; [y] the Departing Member shall not be required to make any representations or warranties beyond its power and authority to sell, free and clear of all liens, encumbrances and rights of others, its Ownership Interest, its due authorization, execution, delivery and enforceability of any definitive documents entered into by the Departing Member in connection with the exercise of the CTE Call Right and its title to such Ownership Interest, [z] the Departing Member shall not have any indemnification obligation with respect to its Ownership Interest other than with respect to the representations and warranties referred to in clause [y] above, nor shall it have any indemnification obligation in excess of the net proceeds received by it.

[iii]
If the ACS Member is the Departing Member and the Connection Termination Event is the result of a termination of the [***] and [***] by the ACS Member pursuant to Section [***] thereof (a “[***] and [***] CTE”), the ACS Member shall have the right (the “CTE Put Right”) to require the GCI Member to buy all, but not less than all, of the Ownership Interest of the ACS Member for an amount equal to the CTE Purchase Price, such right to be exercised by the ACS Member, if at all, by sending Notice to the GCI Member within 90 days following the occurrence of the Facilities and Network Use CTE.  The Departing Member and the Remaining Member shall negotiate in good faith for a period of 30 days following exercise of the CTE Put Right to agree on the price that the Remaining Member shall pay for the Departing Member’s Ownership Interest.  If the Departing Member and the Remaining Member do not reach agreement on price during such 30-day period, the price payable by the Remaining Member for the Departing Member’s Ownership Interest shall be the [***] of such [***] as of the Connection Termination Date, as determined pursuant to [***].  The closing of the Transfer of Ownership Interest pursuant to the proper exercise of the CTE Put Right shall occur within 30 days after the Departing Member and the Remaining Member reach agreement on price [***] or the [***] of the [***] is determined pursuant to Section [***], as applicable.  At such closing: [w] the ACS Member shall deliver to the GCI Member an instrument of transfer with respect to such Ownership Interest, duly executed on behalf of the ACS Member; [x] the GCI Member or its Wireless Parent shall deliver or cause to be delivered to the ACS Member an amount equal to the CTE Alternate Purchase Price in immediately available funds to an account or accounts designated by the ACS Member; [y] the ACS Member shall not be required to make any representations or warranties beyond its power and authority to sell, free and clear of all liens, encumbrances and rights of others, its Ownership Interest, its due authorization, execution, delivery and enforceability of any definitive documents entered into by the ACS Member in connection with the exercise of the CTE Put Right and its title to such Ownership Interest, [z] the ACS Member shall not have any indemnification obligation with respect to its Ownership Interest other than with respect to the representations and warranties referred to in clause [y] above, nor shall it have any indemnification obligation in excess of the net proceeds received by it.  Section 6.5[c] shall not apply to the ACS Member following consummation of the CTE Put Right.]

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[iv]
If the ACS Member is the Departing Member, the amount of [***], if any and if not previously made, will be [***], and the amount of any [***], if applicable and if not previously made, will be [***].  If the GCI Member is the Departing Member, the amount of any remaining [***], if any and if not previously made, will be [***], the amount of [***], if any and if not previously made, will be [***], and the amount of any [***], if applicable and if not previously made, will be [***].

[v]	The provisions of Section 9.6 shall terminate.

ARTICLE 15:  DISPUTE RESOLUTION

If a dispute of any kind arises under or in connection with, or relates to, this Agreement (including any dispute concerning its construction, performance or breach and including any claim for equitable relief) between the Company, the Members, ACS, GCI or any combination of such Persons, the rights of the parties to the dispute will be governed by the Arbitration Agreement.  By executing this Agreement, the Company, each Member, ACS and GCI each agree that such Person has become a party to the Arbitration Agreement, without the necessity of signing the Arbitration Agreement as a separate document.  Any Transferee (whether or not substituted as a Member) also will become a party to the Arbitration Agreement, in each case without the necessity of signing the Arbitration Agreement as a separate document.

ARTICLE 16:  GENERAL PROVISIONS

16.1           Amendment.  This Agreement may be amended only by a written amendment executed and delivered by all Members, except for amendments to Exhibit A as specifically provided in Sections 14.4, or to Exhibit B as specifically provided in Section 14.6.  Any amendment will become effective upon such execution and delivery, unless otherwise provided.

16.2           Representations.  Each Member and each Transferee of an Ownership Interest represents and warrants to the Company and to each other Member that, as of the Effective Date (or, in the case of a substitute Member or such Transferee, as of the date of admission or Transfer, as applicable):

[a]
Such Member or Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is not (as such terms are defined in the Code and Regulations) a nonresident alien or a foreign corporation, foreign partnership, foreign trust, or foreign estate;

[b]	Such Member or Transferee has full power and authority to enter into and perform this Agreement;

[c]
All actions necessary to authorize the signing and delivery of this Agreement by such Member or Transferee, and the performance of its obligations under it, have been duly taken and are in full force and effect;

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

[d]
This Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Member or Transferee and constitutes the legal, valid and binding obligation of such Member or Transferee enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

[e]
No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement by such Member or Transferee except for those approvals that have been obtained and are in full force and effect;

[f]
The signing, delivery and performance of this Agreement do not violate the organizational documents of such Member or Transferee, or any material agreement to which such Member or Transferee is a party or by which such Member or Transferee is bound; and

[g]	Such Member or Transferee has had an opportunity to perform any due diligence deemed necessary or desirable in connection with entering into this Agreement.

16.3           Unregistered Interests.  Each Member and each Transferee of an Ownership Interest [a] acknowledges that the Ownership Interests are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, [b] acknowledges that such Member or Transferee is fully aware of the economic risks of an investment in the Company, and that such risks must be borne for an indefinite period of time, [c] represents and warrants that such Member or Transferee is acquiring an Ownership Interest for such Member’s or Transferee’s own account, for investment, and with no view to the distribution of the Ownership Interest in violation of applicable securities laws, and [d] agrees not to Transfer, or to attempt to Transfer, all or any part of its Ownership Interest without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements and is otherwise permitted under this Agreement.

16.4           Waiver of Dissolution Rights.  The Members agree that irreparable damage would occur if any Member should bring an action for judicial dissolution of the Company.  Accordingly, each Member accepts the provisions under this Agreement as such Person’s sole entitlement on Dissolution of the Company and waives and renounces such Person’s right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.  Each Member further waives and renounces any alternative rights which might otherwise be provided by law upon the Withdrawal of such Person and accepts the provisions under this Agreement as such Person’s sole entitlement upon the happening of such event.

16.5           Waiver of Partition Right.  Each Member waives and renounces any right that it may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any property held by the Company.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

16.6           Waivers and Consents.  No waiver of any breach of any of the terms of this Agreement will be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed.  No course of dealing will be deemed to amend or discharge any provision of this Agreement.  No delay in the exercise of any right will operate as a waiver of such right.  No single or partial exercise of any right will preclude its further exercise.  A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.  Any consent of a Member required under this Agreement must be in writing and signed by such Member to be effective.  No consent given by a Member in any one instance will be deemed to waive the requirement for such Member's consent in any other or future instance.

16.7           Equitable Relief.  Each party hereto acknowledges and agrees that a breach of this Agreement may give rise to irreparable harm for which monetary damages would not be an adequate remedy.  Each party hereto accordingly agrees that for the purpose of seeking relief under Section 16.8 or the Arbitration Agreement, and without waiving any remedy under this Agreement or the Arbitration Agreement, each party hereto shall be entitled to seek to enforce the terms of this Agreement by decree of specific performance or to obtain injunctive relief against any breach or threatened breach of this Agreement in accordance with the Arbitration Agreement.  The party against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such party will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

16.8           Remedies for Breach; Limitation of Damages.  Except for the requirement to arbitrate disputes provided for in Article 15 and except as otherwise provided in this Agreement, the rights and remedies of the Members and other parties that are set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise, and all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.  In no event will ACS, GCI, the Company or any Member have any liability to the Company, another Member, a Transferee, ACS or GCI for any consequential, incidental, indirect, exemplary, special or punitive damages arising out of or related in any way to this Agreement, the Act, the Company, a Person’s status as a Member or the performance or non-performance by a Person of its obligations under this Agreement (unless payable pursuant to an indemnification claim by the Company or a Member where the Person making the indemnification claim is obligated to pay such amounts to a Person that is not an Affiliate of the Company or any Member), including any damages for business interruption, loss of use, revenue or profit, whether arising out of breach of contract, tort (including negligence) or otherwise, regardless of whether such damages were foreseeable and whether or not the breaching party was advised of the possibility of such damages.

16.9           Costs.  If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all fees and costs so incurred (including reasonable attorney's fees).  The rights of the prevailing party to recover such fees and costs will be separate from, will survive and will not be merged into any judgment.  The “prevailing party” will mean the party who

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

receives substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment or otherwise.

16.10           Indemnification.  Each Member hereby indemnifies and agrees to hold harmless the Company and each other Member from any liability, cost or expense (including reasonable fees and expenses of attorneys and other advisors and court costs) arising from or related to any act or failure to act of such Member in its capacity as such which is in violation of this Agreement; provided, however, that no Member will have any obligation to indemnify any other Person (including any other Member) to the extent that any liability, cost or expense arises from such other Person’s own negligence, willful misconduct or wrongful act or failure to act.  Each Member’s indemnification obligations will survive such Member’s ceasing to be a Member of the Company and will survive the Dissolution and Liquidation of the Company.

16.11           Counterparts.  This Agreement may be signed in multiple counterparts (or with detachable signature pages). Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement.  Telecopies or facsimiles of signatures will be given effect for purposes of the signature page of this Agreement and any amendments to this Agreement.

16.12           Notice.  All notices, consents, approvals, waivers, elections and other communications (collectively “Notices”) under this Agreement will be in writing and will be either delivered or sent addressed as follows:

[a]           if to any Member (or any Board member appointed by such Member), to the address of such Member set forth on Exhibit A hereto;

[b]           if to the Company or to the Company CEO as a Board member:

The Alaska Wireless Network, LLC
c/o General Communication, Inc.
2550 Denali Street, #1000
Anchorage, Alaska 99503
Attention:      General Counsel
Facsimile:
With a copy to each of the GCI Member and the ACS Member, addressed as set forth in clause [a] above.

[c]           if to GCI, to:

General Communication, Inc.
2550 Denali Street, #1000
Anchorage, Alaska 99503
Attention:      General Counsel
Facsimile:       907-868-9845

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

With a copy to:

Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, Colorado 80202
Attention:  Steven D. Miller, Esq.
Facsimile:  (303) 298-0940

[d]           if to ACS, to:

Alaska Communications Systems Group, Inc.
600 Telephone Avenue
Anchorage, Alaska 99503
Attention:    General Counsel
Facsimile:     907-297-3153

With a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention:    Irving Rotter
                      Gabriel Saltarelli
Facsimile:     (212) 839-5599

Any Person entitled to Notice under this Section 16.12 may change the above addresses by giving Notice as required by this Section 16.12.  In computing time periods, the day of Notice will be excluded. For Notice purposes, a day means a calendar day (unless provided otherwise herein).

16.13           Deemed Notice.  Any Notices given to any Person in accordance with this Agreement will be deemed to have been duly given and received: [a] on the date of receipt if personally delivered, [b] five Business Days after being sent by U.S. first class mail, postage prepaid, [c] the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, [d] one Business Day after receipt, if sent by confirmed facsimile or telecopier transmission, or [e] one Business Day after having been sent by a nationally recognized overnight courier service with confirmation of delivery.

16.14           Partial Invalidity.  Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement.  In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

16.15           Entire Agreement.  This Agreement (including its Exhibits and Schedules), together with the Contribution Agreement, the Ancillary Agreements and the Approved Affiliate Transactions contains the entire agreement and understanding of the Members concerning its subject matter and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Members with respect to the subject matter thereof.

16.16           Benefit.  This Agreement will inure solely to the benefit of the other parties hereto, without conferring on any other Person any rights of enforcement or other rights, except for any Person with respect to rights to indemnification under Section 10.10.

16.17           Binding Effect.  This Agreement is binding upon, and inures to the benefit of, the Members and their Permitted Transferees, but any Transferee will have only the rights specified in Section 14.5 unless admitted as a substitute Member in accordance with this Agreement.

16.18           Further Assurances.  Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as are consistent with the provisions of this Agreement and as may reasonably be necessary to effectuate the provisions of this Agreement.

16.19           Headings.  Article and section titles have been inserted for convenience of reference only.  They are not intended to affect the meaning or interpretation of this Agreement.

16.20           Confidentiality.  Each party hereto recognizes and acknowledges that confidential information of various kinds may exist, from time to time, with respect to the business and assets of each party hereto and their respective Affiliates, including the Company’s Wireless Business, whether provided in connection with this Agreement, the Contribution Agreement or any Ancillary Agreement.  Accordingly, each party hereto (the “Receiving Party”) covenants that, except with the prior written consent of the party (or its Affiliate, as applicable) to whom such confidential information belongs (the “Disclosing Party”), it will, and will cause its Related Parties to, consistent with its reasonable practices and procedures adopted in good faith for handling confidential information and consistent with the Commercially Sensitive Information Policies and Procedures, keep confidential all information regarding each Disclosing Party, including information relating to the Company’s Wireless Business, furnished to it by the Disclosing Party if a reasonable Person would know that such information is confidential or which is clearly designated as “confidential,” and will not, and will cause its Related Parties not to, disclose any such information to any Person whatsoever (other than the Receiving Party’s officers, directors, employees, beneficial owners, attorneys, accountants, advisors, lenders or potential transferees, provided each of such Persons is informed of the confidential nature of such information and, in the case of a potential transferee, such Person executes an agreement for the benefit of the Disclosing Party agreeing to keep such information confidential in accordance with this Section 16.20).  The foregoing covenant of each party hereto will not apply to any information (other than End User Data in the case of clauses [a], [b], [c] and [d]):  [a] that was or becomes generally available to the public other than as a result of disclosure by the Receiving Party, [b] that becomes available to the Receiving Party from a source other than the Disclosing Party, provided that such source is not (to the knowledge of Receiving Party) bound by a confidentiality obligation with respect to such information, [c] that the Receiving Party can establish was in the Receiving Party’s possession prior to it being furnished to the Receiving

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Party by or on behalf of the Disclosing Party, provided that the source of such information was not (to the knowledge of the Receiving Party) bound by a confidentiality obligation with respect to such information, [d] regarding the tax treatment of a Member’s investment in the Company, [e] to the extent the disclosure of such information is required pursuant to a court order or securities or other laws, rules or regulations, or [f] in the context of litigation, mediation or arbitration between the parties hereto or their respective Affiliates.

16.21           No Tax Advice.  All Members acknowledge that any tax advice express or implicit in the provisions of this Agreement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on any taxpayer by the Internal Revenue Service.  Each Member should seek advice based on its particular circumstances from an independent tax advisor.

16.22           Coordination With Contribution Agreement and Ancillary Agreements; Recoupment of Certain Claims from Distributions.

[a]
ACS, the ACS Member, GCI, the GCI Member and the Company acknowledge and agree that the transactions contemplated by the Contribution Agreement, the Ancillary Agreements and this Agreement (the “Transaction Agreements”) are integral parts of the same transaction and that the parties entered into each of the Transaction Agreements contingent on the parties thereto entering into all such Transaction Agreements.  The parties desire to set forth the circumstances and the terms and conditions on which the Company shall be entitled to recoup certain amounts in accordance with the terms and conditions set forth in this Section 16.22 based on failure of such Member or its Parent (as defined in the Contribution Agreement) to perform its or their respective obligations under any of the Transaction Agreements by deducting such amounts from Distributions that otherwise would be made to a Member hereunder.

[b]
If a final, non-appealable determination is made that a Member (or its Parent (as defined in the Contribution Agreement)) has an indemnification obligation under the Contribution Agreement, and such obligation has not been paid, each Member hereby acknowledges and agrees that the Company shall, subject to the terms and conditions of this Section 16.22, and each Member authorizes the Company to, recoup an amount up to the full amount of such Member’s indemnification obligation under the Contribution Agreement by deducting such amount from any Distributions that otherwise would be made to such Member, and to pay such deducted amounts to the indemnified Member if the indemnification obligation is owed to such other Member; provided, however, that the Company will not be entitled to recoup by deducting from Distributions to be made to a Member an amount that is greater than 25% of the amount of any quarterly Distributions to be made to such Member pursuant to Section 5.1 and any remaining amount to be recouped will carry over to subsequent quarterly Distributions and will accrue simple interest at the annual rate of the lower of LIBOR plus 2.5% and the Maximum Rate until the full amount of the indemnification obligation (including accrued interest) is recouped by making deductions from the Distributions that otherwise would be made to the Member owing the indemnification obligation.  Notwithstanding the preceding provisions of this Section 16.22[b], if requested in writing by the Member owing the indemnification

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

obligation, the Company will forebear from recouping the amount of any such indemnification obligation by deducting all or any part of such amount from any Distributions to be made to such Member for a period of up to 90 days, and the parties will negotiate in good faith regarding an alternative method for satisfaction of all or any amount of such indemnification obligation in lieu of recouping by deducting such amount from Distributions to be made to such Member

[c]
Each Member hereby acknowledges and agrees that the Company has the right to, and authorizes the Company to, recoup any undisputed amounts owed by such Member or any of its Affiliates to the Company that are past due under any of the Ancillary Agreements by deducting such amounts from any Distributions to be made to such Member.

[d]
Any amounts that are recouped by deducting such amounts from Distributions that otherwise would be made to a Member (including any such amounts that are redirected from one Member to another Member) in accordance with the preceding provisions of this Section 16.22 will be deemed to be Distributions actually made to the Member from whose Distributions such amounts were recouped and deducted for all purposes of this Agreement.

16.23           Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware (without considering Delaware choice of law provisions).  Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise required by the Act.

[Signature page follows.]

Information indicated by [***] in the text has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

The Company and each of the Members has signed this First Amended and Restated Operating Agreement of The Alaska Wireless Network, LLC to be effective from the Effective Date, notwithstanding the actual date of signing.

The Alaska Wireless Network, LLC

By:
Name:
Title:

GCI Wireless Holdings, LLC

By:
Name:
Title:

ACS Wireless, Inc.

By:
Name:
Title:
Alaska Communications Systems Group,
Inc., solely with respect to Sections 3.10[b],
6.5, 9.6, 14.10, 15, 16.8, 16.20 and 16.22

By:
Name:
Title:

General Communication, Inc., solely with
respect to Sections 3.10[b[, 6.5, 9.6, 11.11,
14.10,  15, 16.8, 16.20 and 16.22

By:
Name:
Title:

[Signature Page to First Amended and Restated Operating Agreement]